Exhibit 2.6

Invitation to Shareholders DEAR FELLOW SHAREHOLDERS: On behalf of the Board and our team at CWB Financial Group, we are pleased to invite you to attend the 2024 annual meeting of shareholders on April 4, 2024 at 1:00 p.m. (Mountain Time). The meeting will be held in-person at The Westin Hotel in Edmonton, Alberta and details for the webcast and live audio are available on our website at www.cwb.com/annual-report-and-annual-meeting. At the meeting you will gain insight from CWB's leadership about our fiscal 2023 performance and our strategic direction, and have the opportunity to ask questions of the Board and management. We encourage you to read this Management Proxy Circular in combination with our 2023 Annual Report and vote your shares. The Circular describes the business to be conducted at the meeting and provides information on CWB's approach to corporate governance and executive compensation. Instructions on how you may exercise your voting rights are found in the form of proxy or voting form and are also found on page 3 of this Circular. Our performance in 2023 confirmed the strength and resilience of our strategy as the best full-service bank for business owners in Canada. We faced a challenging external environment that included persistent inflation, increasing interest rates, lower economic growth, and significant volatility in the global banking industry. In spite of these challenges, we successfully adapted by targeting lending opportunities to optimize returns within a prudent risk appetite and proactively managed our expenses. Our financial performance improved as the year progressed and we continued our trend of low levels of credit losses resulting from our secured lending model, prudent underwriting practices, and proactive loan management. We exited the fiscal year with positive earnings momentum, increased capital ratios, and a resilient balance sheet. Through a year of economic volatility, your Board placed its attention on funding, liquidity, capital, and credit risk. We also focused on CWB's emerging risks, including our evolving approach to address climate risk. Earlier this year, CWB disclosed operational greenhouse gas emissions across our national footprint, and we support management's development of targets and a reduction plan. We are also providing oversight of management's phased approach to estimate our financed emissions. We believe that monitoring and prudent management of emerged and emerging risks to mitigate potential impacts will position CWB to deliver strong, sustainable returns for years to come. This year, we would like to recognize Dr. Marie Delorme for her dedicated service on your Board. Dr. Delorme will not be standing for re-election to the Board at the annual meeting and we thank her for her contributions over the last three years. Thank you to our fellow shareholders for your continued support of CWB and we look forward to your participation at our annual meeting this year. We are confident in CWB's resilience, differentiated strategy and ability to deliver strong financial performance through the potential uncertainty in the economy. Our conviction reflects the strength of our risk culture and focused performance of our teams across the organization. Through their efforts we are delivering unrivaled experiences for our business owner clients and are well positioned to deliver long-term value for all our stakeholders. Sincerely, Sarah A. Morgan-Silvester Chair of the Board Christopher H. Fowler President and Chief Executive Officer

Notice of Annual Meeting of Common Shareholders of Canadian Western Bank WHEN: Thursday, April 4, 2024 1:00 p.m. (Mountain Time) IN PERSON The Westin Hotel 10135 100 Street NW Edmonton, Alberta AGENDA The purpose of the meeting is to consider and take action on the following matters: 1. Elect CWB's directors who will serve until the next annual meeting; 2. Receive CWB's financial statements for the year ended October 31, 2023 and the auditor's report on those statements; 3. Appoint CWB's auditor who will serve until the next annual meeting; 4. Consider an advisory resolution on CWB's approach to executive compensation; and 5. Consider any other business that may properly come before the meeting. The accompanying Management Proxy Circular provides detailed information related to the above matters. If you are unable to attend the meeting at the scheduled time, a recorded version of the webcast will be available on the Investor Relations section of our website at www.cwb.com/investor-relations following the meeting. By order of the Board, Monique M. Petrin Nicholson Senior Vice President, General Counsel and Corporate Secretary January 29, 2024 YOUR VOTE IS IMPORTANT Please vote as early as possible so your shares are represented at the meeting. CWB's transfer agent, Computershare Trust Company of Canada, 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, must receive your vote no later than 1:00 p.m. (Mountain Time) on April 2, 2024. Detailed voting instructions for shareholders begin on page 3 of the Management Proxy Circular. We encourage you to vote by proxy in advance of the meeting.

1 | Canadian Western Bank-Management Proxy Circular Important Dates 2023 Fiscal Year End October 31, 2023 Date of Circular January 29, 2024 (all information is as at this date, unless indicated otherwise) Record Date February 6, 2024 Annual Meeting of Shareholders April 4, 2024 Contents Voting and Attendance Information: Questions and Answers ............ 3 Business of the Meeting ..................................................................... 5 Electing our Directors........................................................................................................................................... 5 Receiving our Financial Statements and Auditor's Report ................................................................................... 5 Appointing our Auditor ........................................................................................................................................ 5 Voting on our Approach to Executive Compensation ("Say on Pay") ................................................................... 6 Director Information ........................................................................... 7 Your Director Nominees ....................................................................................................................................... 7 Director Compensation ........................................................................................................................................ 14 Directors' Equity Requirements ........................................................................................................................... 16 Corporate Governance ....................................................................... 17 Our Corporate Governance Practices ................................................................................................................... 17 Committee Reports .............................................................................................................................................. 27 Executive Compensation and Related Information ............................. 31 Compensation Discussion and Analysis ................................................................................................................ 33 Named Executive Officer Compensation .............................................................................................................. 57 Additional Compensation Disclosure .................................................. 64 Compensation of Senior Managers and Other Material Risk Takers .................................................................... 64 Compensation Awarded....................................................................................................................................... 64 Special Compensation .......................................................................................................................................... 64 Deferred Compensation ....................................................................................................................................... 65 Other Information ............................................................................... 66 Indebtedness of Directors and Executive Officers ................................................................................................ 66 Directors' and Officers' Liability Insurance ........................................................................................................... 66 Shareholder Proposals ......................................................................................................................................... 66 Additional Information ......................................................................................................................................... 66 Directors' Approval .............................................................................................................................................. 66

Canadian Western Bank-Management Proxy Circular | 2 Glossary Terms and abbreviations used in the Management Proxy Circular: AIRB Advanced Internal Ratings-Based approach for calculating regulatory capital Bank Act Bank Act, SC 1991, c 46 (as amended) bp Basis point Board Board of Directors of CWB CEO Chief Executive Officer CIO Chief Information Officer CFO Chief Financial Officer Chair Chair of the Board or chair of a committee of the Board Circular This Management Proxy Circular Code CWB Financial Group Code of Conduct: Living our Values Computershare Computershare Trust Company of Canada, CWB's transfer agent CPCO Chief People and Culture Officer CRO Chief Risk Officer CWB, us, our, we Canadian Western Bank CWB Financial Group CWB and its subsidiaries CWB Wealth Wealth management division of CWB Financial Group DSU Deferred Share Unit DSU Plan Deferred Share Unit Plan EPS Earnings Per Share ERGs Employee Represented Groups ESG Environmental, Social, and Governance ESPP Employee Share Purchase Plan EVP Executive Vice President Executive Committee Committee comprised of the President and CEO; CFO; CPCO; Group Head, CPW; Group Head, CS&SB; and CRO Fiscal 2023 The fiscal year ended October 31, 2023 FSB Financial Stability Board GAAP Generally Accepted Accounting Principles GCR Committee Governance and Conduct Review Committee Group Head, CPW Group Head, Commercial, Personal and Wealth Group Head, CS&SB Group Head, Client Solutions and Specialty Businesses GRM Group Risk Management Group RRSP CWB's Group Registered Retirement Savings Plan HR Committee Human Resources Committee ICD Institute of Corporate Directors IFRS IFRS Accounting Standards IFRS 9 IFRS 9 Financial Instruments Income Tax Act Income Tax Act, RSC 1985, c 1 (5th Supp) (as amended) KPMG KPMG LLP, CWB's external auditor LAP Loan Adjudication Panel Largest Canadian Banks Bank of Montreal, Bank of Nova Scotia, Canadian Imperial Bank of Commerce, National Bank of Canada, Royal Bank of Canada, and Toronto-Dominion Bank LTIP Long-Term Incentive Program MD&A Management's Discussion and Analysis Meridian Meridian Compensation Partners, Inc., CWB's independent compensation consultant NEO Named Executive Officer OSFI Office of the Superintendent of Financial Institutions Participant CWB Financial Group employee who participates in the respective plan PSU Performance Share Unit PSU Plan Performance Share Unit Plan RSU Restricted Share Unit RSU Plan Restricted Share Unit Plan SIP Share Incentive Plan STIP Short-Term Incentive Program Supplemental Retirement Plan Supplemental Retirement Arrangement for CWB senior management SVP Senior Vice President TSR Total Shareholder Return TSX Toronto Stock Exchange

3 | Canadian Western Bank-Management Proxy Circular Voting and Attendance Information: Questions and Answers Q: Why have I received this Circular? A: You received this Circular because you hold common shares of CWB as of the record date and have the right to vote at the annual meeting of common shareholders. This Circular details the items that will be covered and voted on at the annual meeting, along with detailed voting instructions. Q: Why did I receive a notice regarding the electronic availability of this Circular instead of receiving a paper copy? A: The notice included in your package provides details on how to access an electronic copy of this Circular and how to request a paper copy. By providing a notice instead of a paper copy of this Circular, we minimize the costs to print and mail this Circular and reduce the impact on the environment. Canadian securities laws (Notice and Access Rules) allow public companies to provide electronic access to this Circular instead of a paper copy to our registered and beneficial shareholders, provided that shareholders are given the option to request a paper copy. Q: Who is soliciting my proxy? A: The enclosed proxy form is being solicited by CWB management. It is expected that the solicitation will be primarily by mail. We will bear the costs associated with this solicitation. Q: What will I be voting on? A: You will be asked to vote on the following: o Election of directors; o Appointment of auditor; and o Advisory resolution on CWB's approach to executive compensation ("say on pay"). Q: When and where is the meeting being held? A: April 4, 2024 at 1:00 p.m. (Mountain Time). It is being held in-person at The Westin Hotel in Edmonton, Alberta and can also be accessed via live webcast. Please see the annual meeting page of our website for the most up-to-date information: www.cwb.com/investor-relations/financial-information/annual-report-and-annual-meeting. Q: How many shares are entitled to vote? A: As of our record date, there were 96,484,636 fully paid and non-assessable common shares outstanding in the capital of CWB. Each common share holds one vote. Q: Who can vote? A: All holders of common shares at the close of business on our record date may vote their shares, unless described below under "Who cannot vote". Q: Who cannot vote? A: Shares beneficially owned by the following entities or persons cannot be voted: o The Government of Canada or a province; o The government of a foreign country or a political subdivision of a foreign country; o An agency of any of those entities listed above; or o Any person who has acquired more than 10% of any class of shares of CWB without the approval of the Minister of Finance (Canada). In addition, if a person, or entity controlled by any such person, beneficially owns, in the aggregate, more than 20% of the eligible votes that may be cast, that person or entity may not cast any votes on the common shares. To our knowledge, no person, directly or indirectly, owns or exercises control or direction over common shares carrying 10% or more of the votes attached to CWB's outstanding common shares. Q: How do I vote? A: How you vote depends on whether you are a registered or non-registered (beneficial) shareholder. We recommend that you vote in advance of the meeting by completing and submitting your voting information form or proxy form (as applicable) by the time indicated. Registered Shareholders Non-Registered (Beneficial) Shareholders You are a registered shareholder if you hold the common shares in your own name. If that is the case, your name appears on your physical share certificate or in a Direct Registration Statement issued by Computershare confirming your holdings. You are a non-registered shareholder if your shares are held in the name of an intermediary (which is usually a trust company, securities broker, or other financial institution) rather than in your own name. Your intermediary will send you a voting instruction form. Carefully follow the instructions to vote your common shares.

Canadian Western Bank-Management Proxy Circular | 4 To vote by proxy To vote by proxy o You may appoint someone to represent you as proxyholder and vote your shares at the meeting. o Please complete and sign the proxy form sent to you and return it in the postage-prepaid envelope provided. o You may also vote by telephone at the number provided on your proxy form, or online at www.investorvote.com. o You can either mark your voting instructions on the voting instruction form or you can appoint another person (called a proxyholder) to vote your common shares for you. In either case, you will need to complete and return the voting instruction form as instructed by your intermediary. o If you have any questions about the documentation required, please contact your intermediary. To vote at the meeting To vote at the meeting Registered Shareholders Non-Registered (Beneficial) Shareholders To vote at the meeting To vote at the meeting o To vote in person at the meeting: - Do not complete the proxy form or return it to us. Please bring it with you to the meeting and register with Computershare when you arrive at the meeting. We encourage you to vote by Proxy in advance of the meeting o To vote in person at the meeting: - Insert your name in the space provided for appointing a proxyholder and sign and return the voting instruction form as instructed by your intermediary. - Do not complete the voting section of the voting instruction form, as you will be voting in person at the meeting. - If no space is provided for you to insert your name on the form, please contact your intermediary for instructions. - Please register with Computershare when you arrive at the meeting. Changing your vote Changing your vote o If you want to revoke your proxy after you have delivered it either electronically or by mail, you can do so by signing a written statement to this effect and delivering it to Monique Petrin Nicholson, Corporate Secretary, Canadian Western Bank, Suite 3000, Canadian Western Bank Place, 10303 Jasper Avenue NW, Edmonton, Alberta, T5J 3X6 on or before April 2, 2024. You may also provide your written statement to the Chair of the meeting prior to the meeting start time, or in any other manner permitted by law. o If you have returned your voting instructions to your intermediary and change your mind about your vote, or decide to attend the meeting and vote in person, contact your intermediary to discuss whether revocation is possible and, if so, the procedure to follow. Q: How will my shares be voted if I give my proxy? A: The common shares represented by your proxy will be voted or withheld from voting according to your instructions. If you specify how you want your shares to be voted on a particular matter, your proxyholder must vote your shares accordingly. If you do not specify how you want your shares voted, your proxyholder will decide how to vote. If you properly complete and return your proxy form or voting instruction form, but do not appoint a different proxyholder, and do not specify how you want to vote, the CWB directors designated in the proxy form as your proxyholder will vote for you as follows: o FOR the appointment of KPMG as CWB's auditor; o FOR the election as directors of each of the nominees set out in the "Your Director Nominees" section in this Circular; and o FOR the advisory resolution on CWB's approach to executive compensation. Q: What if these matters are amended or if other matters are brought before the meeting? A: No matter is expected to come before the meeting other than the matters referred to in the notice of meeting. However, if any matter which is not now known to management (or any amendment or variation to matters identified in the notice of meeting) properly comes before the meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies. Q: How will votes be counted? A: Computershare will act as the meeting's scrutineer, and will count the proxies and tabulate the results. Q: Is my vote confidential? A: Computershare preserves the confidentiality of shareholder votes, except where: o The Chair of the meeting is required to rule on the validity of voting instructions contained in a proxy; o The shareholder clearly intends to communicate their position to management; or o Necessary to comply with legal requirements. Subject to these three exceptions, all proxies are considered confidential and will be retained by Computershare in its capacity as CWB's transfer agent. Q: How do I find out the voting results? A: The voting results will be announced at the meeting. After the meeting, a detailed report on the voting results will be posted on CWB's website at www.cwb.com and under CWB's profile on SEDAR+ at www.sedarplus.ca.

5 | Canadian Western Bank-Management Proxy Circular Business of the Meeting ELECTING OUR DIRECTORS There are nine nominees standing for election to serve as directors until the end of our next annual meeting of shareholders. All nominated directors have been recommended by the GCR Committee and currently serve on the Board. You can find information about the nominated directors in the "Your Director Nominees" section beginning on page 7. We have a Majority Voting Policy for the election of directors. Any nominee in an uncontested election who receives more "withheld" votes than votes in their favour is considered to not have received the support of shareholders, and is expected to immediately tender their resignation to the Board for consideration. More information about our Majority Voting Policy can be found on page 21. RECEIVING OUR FINANCIAL STATEMENTS AND AUDITOR'S REPORT Our consolidated financial statements for the year ended October 31, 2023, together with the auditor's report on those statements, will be presented at the meeting. You will find these documents in our 2023 Annual Report, which has been delivered or made available to you in accordance with securities laws, unless you acquired your shares after the mail-out. You can also find these documents on our website at www.cwb.com and under our profile on SEDAR+ at www.sedarplus.ca. The financial statements have been prepared in accordance with IFRS. APPOINTING OUR AUDITOR The Board proposes the appointment of KPMG as our external auditor until the end of our next annual meeting of shareholders. KPMG has been our external auditor since fiscal 2008. Approval of this resolution will require that it be passed by a majority of the votes cast by common shareholders. AUDITOR INDEPENDENCE - PRE-APPROVAL POLICIES AND PROCEDURES As part of our corporate governance structure, the Audit Committee annually reviews and approves the terms and scope of the external auditors' engagement. To further reduce the risk that the auditors' independence may be compromised, our policy requires that the Audit Committee also pre-approve all of the auditors' significant engagements for non-audit services and monitor all other engagements. Under our policy, the significance threshold for non-audit engagements is defined as any engagement for which the cost estimate exceeds 5% of the annual audit fee, as outlined in the auditors' annual audit planning report. Receiver/manager services provided by the auditors to borrowers of CWB are not included in the definition of nonaudit services under our policy but are reviewed by the Audit Committee on an annual basis. All non-audit service engagements, regardless of the cost estimate, are required to be approved by CWB's CFO, or designate, to further oversee adherence to this policy. All non-audit service engagements are reported to the Audit Committee on a quarterly basis. AUDITOR SERVICE FEES The fees paid to KPMG by CWB Financial Group, by category, during fiscal 2023 and 2022 follow: Year Ended October 31, 2023 ($) Year Ended October 31, 2022 ($) Audit fees 2,363,979 1,993,369 Audit-related fees 160,640 149,450 Tax-related fees 26,040 86,897 All other fees 68,265 15,750 Total fees 2,618,924 2,245,466 The Board recommends that you vote FOR each of the director nominees listed in this Circular. Unless specified, the persons designated in the proxy form intend to vote FOR each of the nominees listed in the "Your Director Nominees" section of this Circular. The Board recommends that you vote FOR the appointment of KPMG as auditor of CWB. Unless specified, the persons designated in the proxy form intend to vote FOR the appointment of KPMG as auditor of CWB until the end of our next annual meeting of shareholders.

Canadian Western Bank-Management Proxy Circular | 6 AUDIT FEES Audit fees are paid for professional services rendered for the audit of our annual financial statements and the audit of our subsidiaries, audits of the financial statements of investment funds managed by CWB Financial Group, for services provided in connection with statutory and regulatory filings, for services and regulatory filings related to prospectuses and other offering documents, the review of our interim financial statements, and the Service Organization Controls 1 audit for Canadian Western Trust Company. AUDIT-RELATED FEES Audit-related fees are paid for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fees item above, including fees for French translation of our interim and annual financial statements, and prospectuses and other offering documents. TAX-RELATED FEES Tax-related fees are paid for professional services relating to tax planning, advisory and compliance services. Tax compliance services include the review of corporate tax returns. Tax planning and advisory services include advice related to common forms of taxation, including income tax, capital tax, and goods and services tax (GST). Taxrelated fees were higher in 2022 due to support in resolving a GST audit. ALL OTHER FEES All other fees were paid for services other than the audit fees, audit-related fees and tax-related fees described above and includes fees for other assurance work and ESG related support. VOTING ON OUR APPROACH TO EXECUTIVE COMPENSATION ("SAY ON PAY") The Board believes that shareholders should have the opportunity to have a say on our approach to executive compensation. We offer you the opportunity to cast your advisory vote regarding our approach to executive compensation (your "say on pay"). Your vote on the advisory resolution is an important indication of your understanding and support of our approach to executive compensation, and we are committed to responding to shareholder feedback. Our executive compensation program is designed to align our executives' interests with our shareholders' long-term interests. To this end, the program centres on pay for performance, is based on market practice, and follows strong governance and risk management principles. We encourage you to read the "Executive Compensation and Related Information" section of this Circular beginning on page 31. That section describes our approach to executive compensation, including our objectives, philosophy, and guiding principles. Furthermore, the Board encourages shareholders with specific concerns about executive compensation to contact the Board directly by writing to the Chair of the Board, Canadian Western Bank, Suite 3000, Canadian Western Bank Place, 10303 Jasper Avenue NW, Edmonton, Alberta, T5J 3X6, or by email at ChairoftheBoard@cwbank.com. We ask you to vote on the way we compensate our executives by voting for or against the following resolution: "RESOLVED on an advisory basis, and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in Canadian Western Bank's Management Proxy Circular delivered in advance of the 2024 annual meeting of common shareholders." Approval of this resolution will require that it be passed by a majority of the votes cast by common shareholders. While this vote is non-binding, the Board and the HR Committee will consider the results as part of their ongoing review of our executive compensation program. The Board recommends that you vote FOR the advisory resolution on our approach to executive compensation. Unless specified, the persons designated in the proxy form intend to vote FOR the advisory resolution on our approach to executive compensation.

7 | Canadian Western Bank-Management Proxy Circular Director Information YOUR DIRECTOR NOMINEES This year, we have nine nominees standing for election as directors of CWB, to hold office until the end of our next annual shareholders' meeting. All of the nominated individuals are currently CWB directors and were elected at the last annual shareholders' meeting on April 6, 2023. Christopher H. Fowler, our President and CEO, is the only non-independent director nominee, as the Bank Act requires that the CEO be a member of CWB's Board. The director biographies below provide detailed information about each nominee, including their age (at the date of the annual meeting), education, expertise, other public company board memberships, committee memberships, meeting attendance, equity ownership, and voting results from last year's director election. The value of common shares, DSUs for independent directors, and RSUs and PSUs for Mr. Fowler, are valued at the closing price of the common shares on the TSX on January 29, 2024 for 2024 ($29.99) and January 31, 2023 for 2023 ($28.12). Effective May 1, 2023, all independent directors must hold, either directly or indirectly, CWB common shares or DSUs with a value equivalent to $665,000, and the Chair of the Board must hold, either directly or indirectly, CWB common shares or DSUs with a value of $1,000,000. All independent directors, including the Chair of the Board, have three years to meet the increased requirement. ANDREW J. BIBBY Vancouver, British Columbia, Canada Age: 66 Director Since: 2012 Independent Results of 2023 vote: 99.0% for Board/Committee Membership Attendance (92% Overall) Board of Directors 10 of 11(1) HR Committee 5 of 6(1) Risk Committee 7 of 7 Total 22 of 24 Mr. Bibby is a Corporate Director. He was previously the CEO of Grosvenor Americas Partners, a property investment and development partnership. Mr. Bibby currently serves on the board of UBC Properties Trust. Mr. Bibby received a Bachelor of Commerce from the University of British Columbia, a Master of Philosophy from Oxford University, and completed the Advanced Management Program at Harvard Business School. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees - - Equity Ownership Year Common Shares DSUs Total Common Shares and DSUs Total Value of Common Shares and DSUs ($) Total Amount at Risk as a Multiple of Equity Requirement Total Amount at Risk as a Multiple of Applicable Annual Retainer 2024 12,762 26,152 38,914 1,167,031 1.8 6.1 2023 12,153 21,853 34,006 956,249 1.7 5.5 (1) Mr. Bibby was absent from one special meeting of the Board and one special meeting of the HR Committee. Special meetings are generally held on short notice.

Canadian Western Bank-Management Proxy Circular | 8 MARIA FILIPPELLI, FCPA, FCA Toronto, Ontario, Canada Age: 57 Director Since: 2020 Independent Results of 2023 vote: 97.7% for Board/Committee Membership Attendance (100% Overall) Board of Directors 11 of 11 Audit Committee (Chair) 6 of 6 GCR Committee 6 of 6 Total 23 of 23 Ms. Filippelli is a Corporate Director with extensive experience in financial services. She served as Vice-Chair and Managing Partner of Deloitte Canada and was a member of Deloitte's Leadership Team, Clients and Industries Management Committee and Risk Executive. Previously, she served on the Global Executive of Lloyds Banking Group as the Group Audit Director based in London, England. Prior to that, she spent more than two decades with KPMG Canada in progressive roles, including as Partner and National Industry Leader, Financial Services. Ms. Filippelli is a Chartered Professional Accountant. She holds a Bachelor of Business Management from Ryerson University and is a Fellow of the Chartered Professional Accountants of Ontario. Ms. Filippelli is an executive advisor on strategic, governance and regulatory matters and a member of the Dean's Council at the Ted Rogers School of Management at Ryerson University. Ms. Filippelli is a financial expert on the Audit Committee. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees Ontario Power Generation Inc. (2021 - Present) (1) Audit and Risk Committee Generation Oversight Committee Human Resources and Governance Committee Equity Ownership Year Common Shares DSUs Total Common Shares and DSUs Total Value of Common Shares and DSUs ($) Total Amount at Risk as a Multiple of Equity Requirement Total Amount at Risk as a Multiple of Applicable Annual Retainer 2024 7,825 21,632 29,457 883,415 1.3 4.6 2023 7,500 13,308 20,808 585,121 1.0 3.3 (1) Reporting issuer but not listed on a stock exchange. CHRISTOPHER H. FOWLER Edmonton, Alberta, Canada Age: 64 Director Since: 2013 Non-Independent Results of 2023 vote: 99.1% for Board/Committee Membership Attendance (100% Overall) Board of Directors 11 of 11 Total 11 of 11 Mr. Fowler is the President and CEO of CWB. He joined CWB in 1991 and was appointed President and CEO in 2013. Mr. Fowler currently serves on the board of the Business Council of Alberta. He is a member of the Business Council of Canada, and the University of Alberta Business Advisory Council. In 2022, Mr. Fowler was inducted into the Junior Achievement Northern Alberta Business Hall of Fame. Mr. Fowler received a Bachelor of Arts (Economics) and a Master of Arts (Economics) from the University of British Columbia. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees - - Equity Ownership Year Common Shares RSUs and PSUs Total Common Shares, RSUs and PSUs Total Value of Common Shares, RSUs and PSUs ($) 2024 167,579 105,951 273,530 8,203,165 For further disclosure relating to the value of Mr. Fowler's 2023 162,717 113,408 276,125 7,764,635 shareholdings, refer to the tables on pages 36 and 52.

9 | Canadian Western Bank-Management Proxy Circular LINDA M. O. HOHOL Calgary, Alberta, Canada Age: 72 Director Since: 2011 Independent Results of 2023 vote: 95.5% for Board/Committee Membership Attendance (83% Overall) Board of Directors 9 of 11(1) HR Committee (Chair) 5 of 6(1) Risk Committee 6 of 7 Total 20 of 24 Ms. Hohol is a Corporate Director. She was previously President of TSX Venture Exchange Inc. at the TMX Group Inc. Prior to that, she held the roles of EVP, Wealth Management and SVP, Alberta and NWT at Canadian Imperial Bank of Commerce. In addition to the public company directorship set out below, Ms. Hohol has served on many boards, including ATB Financial, the Calgary Airport Authority, EllisDon Construction Ltd. and Export Development Canada. She is the Chair of the National Board of the ICD. Ms. Hohol is a graduate of the Executive Development Program of the Kellogg Business School and a Fellow of the Institute of Canadian Bankers. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees NAV CANADA (2012 - 2023)(2) - Equity Ownership Year Common Shares DSUs Total Common Shares and DSUs Total Value of Common Shares and DSUs ($) Total Amount at Risk as a Multiple of Equity Requirement Total Amount at Risk as a Multiple of Annual Retainer 2024 9,490 29,206 38,696 1,160,493 1.7 6.1 2023 9,490 24,762 34,252 963,166 1.7 5.5 (1) Ms. Hohol was absent from two special meetings of the Board and one special meeting of the HR Committee. Special meetings are generally held on short notice. (2) Reporting issuer but not listed on a stock exchange. E. GAY MITCHELL Toronto, Ontario, Canada Age: 67 Director Since: 2019 Independent Results of 2023 vote: 99.6% for Board/Committee Membership Attendance (100% Overall) Board of Directors 11 of 11 GCR Committee 6 of 6 Risk Committee (Chair) 7 of 7 Total 24 of 24 Ms. Mitchell is a Corporate Director. She was previously Deputy Chair of RBC Wealth Management. Ms. Mitchell currently serves on the boards of private companies and organizations. Ms. Mitchell received a Bachelor of Arts from Queen's University and a Master of Business Administration from the University of Alberta. She is also a Fellow of the Institute of Canadian Bankers and holds the ICD.D designation from the ICD. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees - - Equity Ownership Year Common Shares DSUs Total Common Shares and DSUs Total Value of Common Shares and DSUs ($) Total Amount at Risk as a Multiple of Equity Requirement Total Amount at Risk as a Multiple of Annual Retainer 2024 25,350 20,216 45,566 1,366,524 2.1 7.2 2023 25,350 16,150 41,500 1,166,980 2.0 6.7

Canadian Western Bank-Management Proxy Circular | 10 SARAH A. MORGAN-SILVESTER, O.B.C. Vancouver, British Columbia, Canada Age: 64 Director Since: 2014 Independent Results of 2023 vote: 98.2% for Board/Committee Membership(1) Attendance (100% Overall) Board of Directors (Chair) 11 of 11 Audit Committee 6 of 6 GCR Committee 6 of 6 HR Committee 6 of 6 Risk Committee 7 of 7 Total 36 of 36 Ms. Morgan-Silvester is a Corporate Director. She has a background in financial services and was previously EVP, Personal Financial Services and Wealth Management of HSBC Bank Canada, and President and CEO of HSBC Trust Company (Canada). She currently serves on a number of boards including as Board Chair of Grosvenor Americas Partners. She served in the past as Chancellor of the University of British Columbia, Chair of Vancouver Fraser Port Authority, Chair of BC Women's Hospital and Health Centre Foundation, and as director of private companies and other organizations. Ms. Morgan-Silvester received a Bachelor of Commerce (Hons) from the University of British Columbia and is a Fellow of the Institute of Canadian Bankers. She also holds a Human Resources and Compensation Committee designation from the Directors College. Ms. Morgan-Silvester has been appointed to the Order of British Columbia and is the recipient of multiple awards including the Queen Elizabeth II Diamond Jubilee Medal, Association of Women in Finance Lifetime Achievement Award, Influential Women in Business Lifetime Achievement Award, and WXN's Canada's Most Powerful Women: Top 100 award. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees British Columbia Ferry Services Inc. (2016 - Present)(2) Audit and Finance Committee Capital Projects Committee NAV CANADA (2023 - Present)(2) Audit & Finance Committee Governance Committee (Chair) Human Resources & Compensation Committee Pension Committee Equity Ownership Year Common Shares DSUs Total Common Shares and DSUs Total Value of Common Shares and DSUs ($) Total Amount at Risk as a Multiple of Equity Requirement Total Amount at Risk as a Multiple of Annual Retainer(3) 2024 11,650 43,724 55,374 1,660,666 1.7 4.5 2023 11,650 35,267 46,917 1,319,306 2.3 3.8 (1) As Chair of the Board, Ms. Morgan-Silvester serves as a member of all Board committees. (2) Reporting issuer but not listed on a stock exchange. (3) Directors receive an Annual Retainer of $190,000. As Chair of the Board, Ms. Morgan-Silvester receives an Annual Retainer of $365,000, as further outlined on page 14. MARGARET J. MULLIGAN, FCPA, FCA Oakville, Ontario, Canada Age: 65 Director Since: 2017 Independent Results of 2023 vote: 97.7% for Board/Committee Membership Attendance (83% Overall) Board of Directors 9 of 11(1) Audit Committee 5 of 6(1) Risk Committee 6 of 7(1) Total 20 of 24 Ms. Mulligan is a Corporate Director. She was previously the EVP and CFO of Valeant Pharmaceuticals International Inc. (formerly Biovail Corporation), EVP, CFO and Treasurer of Linamar Corporation, and the EVP, Systems and Operations of Bank of Nova Scotia. She is also a past Governor of the University of Waterloo and Trustee of the Ontario Science Centre. Ms. Mulligan is a Chartered Professional Accountant. She received a Bachelor of Mathematics (Hons) from the University of Waterloo and is a Fellow of the Chartered Professional Accountants of Ontario. Ms. Mulligan is a financial expert on the Audit Committee. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees New Gold Inc. (2018 - Present) Audit Committee Human Resources and Compensation Committee (Chair) Ontario Power Generation Inc. (2005 - 2019) - Equity Ownership Year Common Shares DSUs Total Common Shares and DSUs Total Value of Common Shares and DSUs ($) Total Amount at Risk as a Multiple of Equity Requirement Total Amount at Risk as a Multiple of Annual Retainer 2024 9,000 41,704 50,704 1,520,613 2.3 8.0 2023 9,000 32,897 41,897 1,178,144 2.1 6.7 (1) Ms. Mulligan was absent from two special meetings of the Board, one special meeting of the Audit Committee and one special meeting of the Risk Committee. Special meetings are generally held on short notice.

11 | Canadian Western Bank-Management Proxy Circular IRFHAN A. RAWJI(1) Calgary, Alberta, Canada Age: 45 Director Since: 2021 Independent Results of 2023 vote: 98.7% for Board/Committee Membership Attendance (100% Overall) Board of Directors 11 of 11 HR Committee 6 of 6 Risk Committee 7 of 7 Total 24 of 24 Mr. Rawji is Managing Partner at Relay Ventures, an early stage venture capital firm. He is also the founder and Executive Chair of MobSquad, an innovative Canadian startup that ensures high caliber software engineers with US work visa challenges remain working with their current company, but near-shored from Canada. He is a director of several private companies and organizations including PBA Land & Developments, Alate Partners Inc., CIFAR, and the Aga Khan Museum. Mr. Rawji received a Master of Business Administration with High Honors from Harvard Business School and a Bachelor of Commerce with Honours from the University of British Columbia. He is a recipient of the Queen Elizabeth II Diamond Jubilee Medal, Queen Elizabeth II Platinum Jubilee Medal, Heart & Stroke Foundation's Award of Merit, Sauder School of Business' Teaching Excellence Award, Business for the Arts' Arnold Edinborough Award, and was recognized as a member of Canada's Top 40 Under 40 (2017) by The Caldwell Partners International Inc. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees - - Equity Ownership Year Common Shares DSUs Total Common Shares and DSUs Total Value of Common Shares and DSUs ($) Total Amount at Risk as a Multiple of Equity Requirement Total Amount at Risk as a Multiple of Annual Retainer 2024 30,420 16,502 46,922 1,407,191 2.1 7.4 2023 29,348 9,423 38,771 1,090,241 1.9 6.2 (1) Mr. Rawji was a director and Board Chair of Carrot Insights Inc. when it filed a notice of intention to make a proposal under the Bankruptcy and Insolvency Act (Canada) on July 11, 2019. IAN M. REID Edmonton, Alberta, Canada Age: 68 Director Since: 2011 Independent Results of 2023 vote: 95.1% for Board/Committee Membership Attendance (100% Overall) Board of Directors 11 of 11 Audit Committee 6 of 6 GCR Committee (Chair) 6 of 6 Total 23 of 23 Mr. Reid is a Corporate Director. He retired from Finning International Inc. in 2008 after a 30-year career, which included 11 years as President of Finning (Canada) Ltd. In addition to the public company directorships set out below, Mr. Reid serves on the Board of Directors of Fountain Tire Ltd., a privately held corporation owned in partnership with Goodyear Canada, as well as on the Board of Directors of Associated Engineering. He served as the Chair of the Board of Governors of the Northern Alberta Institute of Technology from 2003 until 2007, and has been a member of numerous other community and industry associations. Mr. Reid received a Bachelor of Commerce from the University of Saskatchewan and is a graduate of the Advanced Management Program at Harvard Business School. Other Public Company Directorships During the Last Five Years Role on Current Other Boards and Committees OceanaGold Corporation (2018 - Present) Governance and Nominations Committee Sustainability Committee (Chair) Technical Committee Bird Construction Inc. (formerly Stuart Olson Inc.) (2007 - 2020) - Equity Ownership Year Common Shares DSUs Total Common Shares and DSUs Total Value of Common Shares and DSUs ($) Total Amount at Risk as a Multiple of Equity Requirement Total Amount at Risk as a Multiple of Annual Retainer 2024 13,952 44,420 58,372 1,750,576 2.6 9.2 2023 13,337 38,762 52,099 1,465,024 2.6 8.4

Canadian Western Bank-Management Proxy Circular | 12 ATTENDANCE Four regularly scheduled quarterly Board meetings and seven special Board meetings were held, and each Board committee met at least four times during the 2023 fiscal year. The table below includes one joint meeting of the Risk and Audit Committees. A joint meeting is convened only when the Board determines that there are matters impacting both the Audit and Risk Committees that should be discussed together either to align understanding between all committee members, or where there are decisions needing to be made that require engagement of both committees. Directors are expected to attend all Board meetings and meetings of committees on which they serve. Special meetings are generally held on short notice. Directors are invited to and often attend meetings of committees they do not serve on, and may contribute at such meetings as guests. The following table sets out the directors' attendance at the Board meetings and committee meetings held during fiscal 2023. This table includes the attendance of Dr. Marie Delorme who will not be standing for re-election on April 4, 2024, but excludes the attendance of Mr. Robert Manning who retired from the Board on April 6, 2023. Board (11 meetings) Audit Committee (6 meetings) GCR Committee (6 meetings) HR Committee (6 meetings) Risk Committee (7 meetings) LAP(1) (14 meetings) #% #% #% #% #% # Andrew J. Bibby 10 91 - - - - 5 83 7 100 12 Marie Y. Delorme 9 82 5 83 - - 6 100 - - - Maria Filippelli 11 100 6 100 6 100 - - - - 4 Christopher H. Fowler 11 100 - - - - - - - - - Linda M.O. Hohol 9 82 - - - - 5 83 6 86 2 E. Gay Mitchell 11 100 - - 6 100 - - 7 100 2 Sarah A. Morgan-Silvester 11 100 6 100 6 100 6 100 7 100 6 Margaret J. Mulligan 9 82 5 83 - - - - 6 86 - Irfhan A. Rawji 11 100 - - - - 6 100 7 100 13 Ian M. Reid 11 100 6 100 6 100 - - - - 14 Totals/Average 103/110 94 28/30 93 24/24 100 28/30 93 40/42 95 - (1) LAP meetings are held from time to time throughout the year for the purpose of adjudicating credit applications that exceed management authority. The directors who participate in any LAP meeting varies. See page 19 for further information on the LAP.

13 | Canadian Western Bank-Management Proxy Circular DIRECTOR SKILLS AND EXPERIENCE A board of directors is most effective when it can draw from a variety of diverse skills, backgrounds, and experiences. The following tables outline the diversity of experience and expertise of the director nominees, as provided by each director nominee. As discussed under the heading "Nomination of Directors, Board Composition and Board Renewal" on page 18, the GCR Committee uses this table to analyze the skills and experience of the Board as a whole when considering new director candidates. Andrew J. Bibby Maria Filippelli Christopher H. Fowler Linda M.O. Hohol E. Gay Mitchell Sarah A. Morgan-Silvester Margaret J. Mulligan Irfhan A. Rawji Ian M. Reid OTHER BOARD EXPERIENCE OTHER BOARD EXPERIENCE: Served as a board member of a public, private or non-profit entity. ? ? ? ? ? ? ? ? ? CORE & STRATEGIC AREAS EXECUTIVE LEADERSHIP: Experience as a senior executive of a publicly listed company or other large organization. ? ? ? ? ? ? ? ? ? PUBLIC COMPANY: Experience includes five or more years of executive leadership experience at a publicly listed company. ? ? ? ? ? ? ? STRATEGIC PLANNING: Experience overseeing, developing, and implementing the strategic direction of a large and complex organization. ? ? ? ? ? ? ? ? ? INFORMATION TECHNOLOGY AND CYBER SECURITY: Understanding and experience with the needs of a large and complex organization in the areas of data management, information technology, and information security, including cyber security. ? ? ? ? ? ? ? ? RISK MANAGEMENT: Understanding and experience in identifying, assessing, and managing financial and non-financial risks. ? ? ? ? ? ? ? ? ? BUSINESS TRANSFORMATION: Understanding and experience in implementing significant organizational changes, including knowledge of strategic and value-informed focus, sustainable and scalable change, project and change management, efficiency and process improvement, creating a learning and innovation culture, and execution discipline. ? ? ? ? ? ? ? ? ? FINTECH: Understanding and experience in Fintech, such as experience as a senior executive or director of a Fintech company, or as a senior executive or director elsewhere with role responsibility for developing Fintech innovation or significant partnerships with Fintech companies. ? ? ? ? RETAIL: Understanding and experience in the retail industry, with a large organization with a primary focus on offering products and/or services to consumers. Understanding and experience in the development, oversight, and delivery of relationship-intensive, high-trust client experiences; marketing and public relations; and/or customer service. ? ? ? ? ? ? ? ? ? FINANCE & FINANCIAL SERVICES ACCOUNTING AND FINANCE: Understanding and experience in financial accounting, reporting, and corporate finance. Familiarity with internal financial controls and International Financial Reporting Standards. Ability to critically assess financial performance, financial risk and contribute to strategic financial planning. Ability to link financial information to organizational priorities and goals. ? ? ? ? ? ? ? ? ? DESIGNATION: Chartered Professional Accountant designation. ? ? FINANCIAL SERVICES INDUSTRY: Oversight, advisory or operational experience (other than serving as a director of CWB) in the financial services industry or financial regulation. ? ? ? ? ? ? ? OTHER KNOWLEDGE & EXPERIENCE INVESTMENT BANKING/MERGERS AND ACQUISITIONS: Understanding and experience with investment banking or mergers and acquisitions. ? ? ? ? ? ? ? ? LEGAL: Experience as a practicing lawyer, with practice experience advising publicly listed companies or other large organizations, or advising organizations operating in a highly complex regulatory environment. REGULATED INDUSTRY EXPERIENCE: Experience as a director or senior leader of a highly regulated organization. ? ? ? ? ? ? ? ESG/SUSTAINABILITY MATTERS: Understanding and experience in sustainability matters, environmental issues and climate risk, social issues and/or corporate governance principles and practices. ? ? ? ? ? ? ? ? ? HUMAN RESOURCES: Understanding and experience in the principles and practices relating to human resources, including compensation plan design, administration, and decision-making; leadership development and talent management; succession planning; employee experience; and diversity, equity, inclusion and belonging considerations. ? ? ? ? ? ? ? ? ? GOVERNMENT RELATIONS/PUBLIC POLICY: Experience in the workings of government, public policy, the development and delivery of regulatory regimes, and government oversight and management of major regulators. ? ? ? ? ? ? ? ? ? SHAREHOLDER ENGAGEMENT: Understanding and experience with shareholder engagement in a public company context, including knowledge of capital markets, investor relations, disclosure rules, and building valuable and effective dialogue with shareholders. ? ? ? ? ? ? ? ? ?

Canadian Western Bank-Management Proxy Circular | 14 DIRECTOR COMPENSATION COMPENSATION GOVERNANCE The GCR Committee is responsible for reviewing director compensation and recommending to the Board the amount and structure of director compensation. Our director compensation program is designed to attract and retain qualified individuals to act as directors of CWB, and to compensate these individuals appropriately for their time and effort in overseeing the effective governance, management and operation of CWB. It is also designed to align with shareholder interests and to reflect market terms and best practices. Mr. Fowler does not receive any fees for acting as a director because he is compensated in his role as President and CEO of CWB. Other than Mr. Fowler, directors are not eligible to participate in the ESPP, PSU Plan, RSU Plan, or SIP. The GCR Committee has the authority to retain consultants, including a compensation consultant or advisor, as the committee may determine necessary or advisable to carry out its responsibilities. The GCR Committee reviews director compensation on an annual basis to confirm that director compensation meets the objectives set out above. The GCR Committee benchmarks our director compensation levels against two market data references: the comparator peer group used to evaluate executive compensation described on page 39; and the Largest Canadian Banks. The Largest Canadian Banks are considered a relevant peer group for our director compensation, as these financial institutions all utilize a similar regulatory and risk approach for capital and risk management. We have been operating in a comparable risk framework for several years. As a result, the time and effort to exercise effective director oversight of a complex financial institution in a heavily-regulated environment has increased significantly. Director compensation will generally be positioned as a consistent percentage of the median director compensation value at the Largest Canadian Banks, taking differences in company size and breadth of business lines into account. The GCR Committee also considers the risks, responsibilities, workload, time commitment, and the skills required of the Board in light of the evolving complexity of our business and increased regulatory oversight and scrutiny. In 2022, management, with assistance from Meridian, reviewed benchmark compensation data related to director compensation, and potential changes to the compensation program for directors. Based on the benchmarking process described above, the Board approved certain changes to director compensation and the GCR Committee approved changes to director equity requirements, with changes effective May 1, 2023, as outlined below. We believe that these changes reflect the increased responsibilities, workload, and time commitment required of CWB's directors, given the increased complexity of CWB's operations. There had been no increase to the annual director retainers since 2019. RETAINERS AND FEES The Board believes in a simple, transparent, and easy to administer director compensation structure. We compensate directors on an annual flat fee basis to cover all aspects of their workload and responsibilities as directors of CWB. Directors provide services outside of Board meetings, including engaging with management, regulators, investors, external advisors, and other third parties (such as proxy advisory firms). They also review significant volumes of materials and are required to be available to advise management, engage with shareholders, and consider corporate opportunities. The flat fee structure reflects these ongoing responsibilities. Meeting attendance fees apply for the LAP because the workload and number of meetings may vary significantly from year to year. Directors are reimbursed for travel and other expenses when they attend meetings or conduct business on behalf of CWB Financial Group. All directors are expected to serve on two committees (including one of either the Audit or Risk Committees) as part of their Board service and in exchange for their Board retainer. Any director serving on both the Audit and Risk Committees (other than the Chair of the Board) currently receives an additional $16,500 cash retainer in recognition of the significant workloads associated with each of those committees. Director compensation is paid after each quarter in arrears. The table below sets out our current director compensation structure, as well as the old compensation structure in effect prior to May 1, 2023. DIRECTOR COMPENSATION COMPONENTS May 1, 2023 Onwards ($) Prior to May 1, 2023 ($) Director Retainer (Annual) Chair of the Board 365,000 350,000 Director 190,000 175,000 Committee Chair Retainers (Annual) Audit Committee, Risk Committee 40,000 35,000 HR Committee 30,000 25,000 GCR Committee 30,000 20,000 LAP 11,000 10,000 Committee Member Retainers (Annual) Audit Committee, Risk Committee None None HR Committee None None GCR Committee None None Additional Retainer for director serving on both Audit and Risk Committees 16,500 15,000 Meeting Attendance Fee (per meeting) LAP 1,650 1,500

15 | Canadian Western Bank-Management Proxy Circular DEFERRED SHARE UNIT PLAN The DSU Plan promotes a greater alignment of long-term interests between our directors and shareholders by linking a portion of annual director compensation to the future value of CWB common shares. DSUs are issued after each quarter in arrears. DSUs are fully vested when issued and are counted as common shares (on a one-for-one basis) for determining whether a director has met the minimum director equity requirement. DSUs are only redeemable once a director ceases to serve as a director and are paid out in cash within 15 days of the redemption date(s) chosen by the former director, not later than December 14 of the calendar year, following the year in which they cease to be a director. The value of a DSU at the time of grant and at the time of redemption is equal to the average daily volume weighted trading price of a CWB common share on the applicable date and the four consecutive trading days immediately prior to that date. DSUs earn notional dividends at the same rate that dividends are paid on CWB's common shares. Notional DSU dividends are reinvested in additional DSUs. Effective May 1, 2023, each director receives a minimum of $95,000 of their annual director retainer in the form of DSUs (representing an increase from $80,000). The Chair of the Board receives a minimum of $182,500 of their annual Chair of the Board retainer in the form of DSUs (representing an increase from $80,000). Directors, including the Chair of the Board may elect to receive all or part of any cash remuneration, including LAP Chair and meeting fees, in the form of DSUs. Fiscal 2023 Total DSUs held as of October 31, 2023 Market or payout value of all vested DSUs not paid out or distributed(2) ($) Number of DSUs vested for Fiscal 2023(1) Market value(2) ($) Andrew J. Bibby 4,355 119,675 25,118 690,243 Marie Y. Delorme 7,417 203,819 14,914 409,837 Maria Filippelli 8,210 225,611 19,543 537,042 Linda M.O. Hohol 4,505 123,797 28,139 773,260 Robert A. Manning(3) 5,494 150,975 46,157 1,268,394 E. Gay Mitchell 4,110 112,943 19,233 528,523 Sarah A. Morgan-Silvester 8,875 243,885 41,791 1,148,417 Margaret J. Mulligan 9,202 252,871 39,724 1,091,616 Irfhan A. Rawji 7,417 203,819 14,914 409,837 Ian M. Reid 5,890 161,857 43,141 1,185,515 (1) DSUs are issued after each quarter in arrears. (2) DSUs are valued based on $27.48, the closing price of CWB common shares on the TSX on October 31, 2023. (3) Mr. Manning retired from the Board on April 6, 2023. DIRECTOR TOTAL COMPENSATION For the fiscal year ended October 31, 2023, independent directors earned a total of $2,126,817 in retainers and fees. Below are the amounts, before withholdings, earned by the independent directors during fiscal 2023 for membership on the Board and its committees: Director Fees(1) ($) All O In Cash In DSUs(2) ther Compensation ($) Total Compensation ($) Andrew J. Bibby 124,100 87,500 - 211,600 Marie Y. Delorme 7,500 175,000 - 182,500 Maria Filippelli 6,450 205,417 - 211,867 Linda M.O. Hohol 125,650 87,500 - 213,150 Robert A. Manning(3) 37,500 50,000 - 87,500 E. Gay Mitchell 135,500 87,500 - 223,000 Sarah A. Morgan-Silvester 188,050 178,750 - 366,800 Margaret J. Mulligan 8,250 190,000 - 198,250 Irfhan A. Rawji 27,750 175,000 - 202,750 Ian M. Reid 129,400 100,000 - 229,400 Total 790,150 1,336,667 2,126,817 (1) Includes each individual's director or Chair of the Board retainer, Committee Chair retainers, additional retainer for serving on both the Audit and Risk Committees, and LAP fees, as applicable. (2) Prior to May 1, 2023, each director was required to receive a minimum of $80,000 of their annual director retainer in the form of DSUs. Effective May 1, 2023 this amount increased to $95,000 for directors and $182,500 for the Chair of the Board. (3) Mr. Manning retired from the Board effective April 6, 2023.

Canadian Western Bank-Management Proxy Circular | 16 DIRECTORS' EQUITY REQUIREMENTS Minimum equity holding requirements for directors creates greater alignment of the interests of our directors and shareholders. For the purpose of determining whether directors meet the minimum equity requirement, CWB common shares and DSUs are valued using the higher of the closing price on the TSX on the assessment date or on the acquisition date. We assess compliance with this requirement annually on October 31. Directors are prohibited from directly or indirectly entering into short sales, or buying or selling a call or put option in respect of CWB's securities. Directors are not permitted to enter into non-recourse pledges of CWB securities or to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars or units of exchange funds) designed to hedge or offset a decrease in the market value of CWB equity securities granted as compensation or held, directly or indirectly, by the director. Effective May 1, 2023, the Board changed the equity requirements for directors. All independent directors must hold, either directly or indirectly, CWB common shares or DSUs with a value equivalent to seven times the maximum annual cash component of the director retainer ($665,000), and the Chair of the Board must hold, either directly or indirectly, CWB common shares or DSUs with a value of $1,000,000. All current independent directors, including the Chair of the Board, have three years to meet the increased requirement. New directors will have five years from the date of initial appointment to meet these new requirements. Additionally, the director retainer increase includes a minimum equity retainer component (DSUs) of $95,000 (increased from $80,000), and a maximum cash retainer component of $95,000. Directors may choose to elect to receive all or a portion of any cash compensation in the form of DSUs. The Chair of the Board retainer increase includes a minimum equity retainer component (DSUs) of $182,500 (increased from $80,000), and a maximum cash retainer component of $182,500. The Chair of the Board may choose to receive all or a portion of any cash compensation in the form of DSUs. Additionally, all independent directors and the Chair of the Board must hold a minimum of 1,000 CWB common shares, which are counted towards their total director equity requirement. New directors have six months from the date of their election or appointment to meet this requirement.

17 | Canadian Western Bank-Management Proxy Circular Corporate Governance OUR CORPORATE GOVERNANCE PRACTICES INTRODUCTION Everything we do at CWB, including our corporate governance practices, is driven by our core values: These values are reflected in our strong corporate governance culture, founded on the principles of integrity and accountability. Our corporate policies and practices foster ethical conduct, promote responsible business practices, and build long-term shareholder and stakeholder value through diligent management. Our corporate governance framework is supported by clearly defined roles for our Board and committees. The GCR Committee reviews corporate governance best practices, monitors compliance with governance policies, provides direction to the Board and management, and makes recommendations to the Board to enhance corporate governance and Board effectiveness. Our corporate governance framework forms part of our overall ESG approach, implementing practices that align with our environmental and social framework, which is described in more detail in our most recent Sustainability Report. We design our governance policies to meet or exceed the requirements of our regulators, including OSFI, the Canadian Securities Administrators, and the TSX. In addition, we consider, and where appropriate will adopt, new corporate governance best practices put forward by governance institutions, academics, industry groups, and groups that represent the interests of our shareholders and other stakeholders. PEOPLE FIRST Caring people are the key to our success. We work as a team and support one another. We always treat each other with respect and have the courage to be candid. RELATIONSHIPS GET RESULTS Clients choose CWB for the best experience. We build relationships proactively, with intention and consistency. Our results depend on it. EMBRACE THE NEW Change is everywhere. We seek out new ideas and are committed to continuous learning. We know that better is always possible. THE HOW MATTERS How we do things is as important as what we do. We take ownership, and move with urgency and efficiency. We always act with integrity, and balance risk and reward. INCLUSION HAS POWER Diverse teams unleash new ideas and perspectives. We are aware of our own biases. We are proud of who we are, and we are allies for those around us.

Canadian Western Bank-Management Proxy Circular | 18 GOVERNANCE AT CWB: A SNAPSHOT A summary of the key elements of our governance practices and where you can find them in this Circular follows: Corporate Governance Snapshot See Page Appropriate Board size 9 director nominees 5, 18 Board independence 8 of 9 director nominees are independent(1) 21 Formal Mandate for Board, Board Committees and Board Chair ? 19 Separate Chair and CEO positions ? 21 Annually elect directors ? 5, 7 Elect directors individually (not by slate) ? 21 Majority voting policy for directors ? 21 Board diversity, including targets 56% of director nominees are women 11% of director nominees identify as Black, Indigenous or racialized persons 75% of committee Chairs are women 22 Senior Executive diversity policy, including targets (as at October 31, 2023) 29% of executives are women 29% of executives identify as Black, Indigenous or racialized persons 23 Share ownership requirements for directors ? 16 Share ownership requirements for executives ? 36 Formal mandates for the independent Chair of the Board and committee Chairs, and position description for the CEO ? 19, 34 Retirement age for directors 75 22 Code of business conduct and ethics rooted in our values ? 21 Orientation and continuing education program for directors ? 25 Annual advisory vote on executive compensation ? 6, 32 Formal assessment process for the Board, Chair of the Board and committee Chairs ? 26 Shareholder engagement program ? 24 (1) Under the Bank Act, the CEO is required to serve as a director of CWB. OUR BOARD OF DIRECTORS NOMINATION OF DIRECTORS, BOARD COMPOSITION AND BOARD RENEWAL The GCR Committee is our Nominating Committee and is responsible for board renewal, including identifying new director candidates for consideration and recommending candidates. Our objective is for our Board to have a sufficient and diverse range of skills, expertise, and experience to see that its responsibilities are carried out effectively. The GCR Committee annually reviews the size, composition and diversity of the Board and Board committees. The GCR Committee uses the Director Skills and Experience table set out on page 13 to: 1. Assess the competencies and diversity of current directors; 2. Identify desirable skill sets to look for in new director candidates; and 3. Consider whether the Board's skills and experience need to be strengthened in any areas. As part of the Board's renewal process, the GCR Committee regularly analyzes these factors when considering whether the Board has the appropriate Board composition and recommending potential nominees for consideration. The GCR Committee solicits suggestions from other directors, and also identifies qualified candidates with support from professional search firms as needed. The GCR Committee assesses candidate skills, expertise, and experience against the needs of the Board and its committees, and the current complement of directors. The GCR Committee is guided by the diversity criteria and targets in our Corporate Governance Policy, and will also take into account such matters as a candidate's geographic location and the key requirements of integrity and alignment with CWB's core values. Background checks are completed on all new director nominees.

19 | Canadian Western Bank-Management Proxy Circular MANDATE AND ROLE OF THE BOARD The Board's primary responsibilities are to approve and oversee items essential to the prudential oversight of CWB, such as strategy, risk appetite, capital plans, succession planning, and key policies, and to provide challenge, advice, and guidance to CWB's senior management. The Board has plenary power and exercises overall accountability for the management and supervision of CWB's affairs. The Board has responsibility to determine CWB's approach to governance issues, including ethical conduct, based on recommendations and reports from the GCR Committee. The Board is responsible for establishing appropriate mandates and procedures to ensure that the Board, Board committees and individual directors, function independently of management. The Board has developed a mandate which is reviewed annually and sets out the Board's purpose, organization, duties, and responsibilities. Mandates for the Board, Chair of the Board, committee Chairs and each committee are available in the Corporate Governance section of CWB's website at www.cwb.com/corporate-governance, and the text of the Mandate of the Board is incorporated by reference into this Circular. In addition, a comprehensive list of directors' obligations under the Bank Act, OSFI Guidelines, and Canadian securities laws has been documented and cross-referenced against the Mandate of the Board and each of its committees to ensure that the Board fulfils all of its obligations. The Bank Act requires the Board to perform certain functions, including approving financial statements, issuing shares, and declaring dividends, but the Board may delegate certain other matters and decisions to its Committees and management. As part of the delegation of authority to management, the Board establishes certain limits and thresholds which, if exceeded, require Board approval. STRUCTURE AND COMMITTEES To help the Board fulfil its mandate, the Board delegates certain powers, duties, and responsibilities to its committees. The current committee structure of the Board includes the Audit, GCR, HR, and Risk Committees. Each Board committee has a mandate setting out its responsibilities as summarized in the reports starting on page 27. COMMITTEE STRUCTURE The Board believes that individual directors should have exposure to different committees to develop a broad understanding of our operations. Each director is expected to serve on two committees (including one of the Audit or Risk Committees), and the GCR Committee regularly reviews and considers each committee's composition. The Chair of the Board serves on all of the Board committees. Mr. Fowler, as a management director, does not serve on any committees, with the exception of the Risk Committee's LAP in which he may participate. The LAP is typically comprised of three Board members (who may vary from meeting to meeting) selected by the Chair of the LAP in consultation with the SVP, Credit Risk Management, and is overseen by the Risk Committee. CHAIR OF THE BOARD The Chair of the Board is an independent director, responsible for ensuring that the Board functions effectively and independently of management, and that it meets the obligations and responsibilities as set out in its mandate. CHAIR MANDATES The Board has developed written mandates for the Chair of the Board and for the Chairs of our Board committees, copies of which are available in the Corporate Governance section of our website at www.cwb.com/corporate-governance.

Canadian Western Bank-Management Proxy Circular | 20 KEY BOARD RESPONSIBILITIES AND PRIORITIES Although significant work is carried out by the committees, the Board has ultimate responsibility to oversee the management of CWB's business, including overseeing the following functions, as these are cross-dimensional and embedded in all of the Board's key decisions. What the Board Oversees Culture and Values o The Board is a champion of our core values and oversees our commitments to our clients, our people, and our investors. o The GCR Committee oversees our ethics program and monitors adherence to our Code. o The Board, with the HR Committee's assistance, works with management to promote a culture of integrity, and a safe, respectful, diverse, and inclusive environment for our people and clients alike. The Board and the Risk Committee promote CWB's prudent risk culture. Strategic Direction o One of the Board's key mandates and priorities is to oversee the development of our strategic direction and management's execution against our strategic goals. o The Board conducts a minimum of one focused strategy session each year, and at each quarterly Board meeting receives updates on, and considers refinements to, our strategic direction. Responsible Governance o The GCR Committee reviews current and developing corporate governance best practices and refines our policies, as appropriate. o The GCR Committee continually monitors compliance with our governance policies and makes recommendations to the Board to enhance corporate governance and Board effectiveness and to ensure the Board's continued independence. o The Chief Internal Auditor reports to the Board (through the Audit Committee) on the effectiveness of risk management and internal controls. Executive Compensation and Performance o The HR Committee, on behalf of the Board, oversees our executive compensation program. For detailed information about our executive compensation program, please see the "Compensation Discussion and Analysis" section, beginning on page 33. ESG and Sustainability o The Board, with the assistance of the Board committees, oversees our approach to ESG issues, considers our exposure to ESG risks, and provides oversight of our approach to climate change and sustainability. o We have a cross-functional sustainability team that is responsible to identify and prioritize social and environmental issues, and to support our evolving approach to sustainability. The sustainability team provides regular updates and education on emerging trends related to social and environmental risks and market developments to our Board. o With the support of the GCR Committee and HR Committee, the Board oversees the integration of our ESG approach into our strategic direction and culture, including aligning certain executive compensation metrics with our ESG objectives (as outlined in more detail on page 39). o With the support of the Risk Committee, the Board oversees key risks, including a review of risk appetite limits and policies that are expected to evolve over time to incorporate direct consideration of climate risk. o With the support of the Audit Committee the Board oversees climate change-related disclosure, which is included in the Social and Environmental Risk section of our 2023 MD&A. o Our approach to sustainability focuses on long-term value creation for all our stakeholders, and the Board works with management to continue to enhance our ESG disclosures to provide our stakeholders with timely and transparent information, including through our Sustainability Report. For detailed information about our sustainability approach, please see the Social and Environmental Risk section of our 2023 MD&A and our most recent Sustainability Report. Leadership Development and Succession Planning o Our succession planning strategy focuses on identifying and developing individuals, including senior management, to build leadership capability and strengthen overall succession. o Our succession philosophy is based on promoting talented individuals within CWB, supported by selective external hiring to enhance critical skills and experience, and build a diversity of perspectives. o With the HR Committee's assistance, the Board oversees our succession planning activities. This includes robust review and assessment of the succession slates for the CEO (including an emergency CEO replacement protocol), executive management, and other critical leadership positions across CWB, and monitoring development plans for those identified. Potential successors are identified on a short-, medium-, and longer-term planning horizon. Consideration is given to the strengths and development needs of potential successors, with a focus on expertise, leadership skills, strategic capability, and diversity. Third-party consultants are used, where appropriate, to assess leadership capability and development opportunities for potential successors. o The Board also has direct insight on potential successors and individuals within CWB through a combination of Board presentations, education seminars, and meetings with such individuals. Public Financial Disclosure o The Board, on the recommendation of the Audit Committee, approves the audited financial statements, MD&A, Annual Information Form, and other public disclosure documents. Such disclosures are key channels through which we communicate our financial and operational results to our investors and stakeholders. o The Audit Committee oversees our auditor's independence, and adherence with applicable auditing, accounting and financial reporting requirements and standards. o The Board, with the Audit Committee's assistance, oversees and approves our internal control framework and management information systems, and reviews the effectiveness of these controls and systems. Risk Management o The Board, with the Risk Committee's assistance, oversees risk management and our comprehensive approach to risk, including developing risk management policies, frameworks, standards, guidelines, and procedures aligned with the established risk appetite. o Our Risk Management Framework encompasses risk culture, risk governance, risk appetite, and risk management policies, processes and tools. The framework also provides independent review and oversight across the organization.

21 | Canadian Western Bank-Management Proxy Circular GOVERNANCE PRACTICES MAJORITY VOTING POLICY The Board believes that each of its members should carry the confidence and support of our shareholders. The proxy form used for voting at the shareholder meeting enables shareholders to vote in favour of, or to withhold from voting separately for, each director nominee. At the meeting, the Chair will call for a vote by ballot and the scrutineers will record, with respect to each nominee, the number of shares in their favour and the number of shares withheld from voting. If the number of shares withheld exceeds the number of shares voted in favour of a particular nominee, then, for the purpose of our Majority Voting Policy, the nominee shall be considered to not have received the shareholders' support, even though the nominee will have been duly elected as a matter of corporate law. A director who is elected but does not receive a majority of votes cast in their favour must immediately submit their resignation to the Board. The GCR Committee will promptly consider the director's resignation and make a recommendation to the Board whether to accept it. In making its recommendation, the GCR Committee will consider the potential cause of the withheld votes, the director's skills and attributes, the overall Board composition, and whether accepting the resignation would cause CWB to fail to meet a regulatory requirement. The Board will accept the resignation, absent exceptional circumstances. Any director who tenders their resignation will not participate in the deliberations unless the remaining directors do not constitute a quorum, in which case all directors may participate in the deliberations. Within 90 days of receiving the final voting results, the Board will issue a news release announcing that it has accepted the director's resignation or explaining its reasons for not accepting the resignation. If the resignation is accepted, subject to any corporate law restrictions, the Board may leave the resulting vacancy unfilled until the next annual meeting, fill the vacancy by appointing a new director whom the Board considers to merit the confidence of the shareholders, or call a special meeting of shareholders at which one or more director nominees will be presented to shareholders to fill the vacant position or positions. Our Majority Voting Policy does not apply to a contested election where the number of nominees exceeds the number of directors to be elected. Each nominee for election to the Board must agree to the policy before their name is recommended for election to shareholders. In the event any director fails to tender their resignation in accordance with the policy, the Board will not re-nominate the director. IN CAMERA MEETINGS To facilitate an open and candid discussion among independent directors, a portion of every Board and committee meeting is reserved for independent directors to meet in camera without management or non-independent directors present. ETHICAL BUSINESS CONDUCT We have a strong ethical culture based upon our core values: People first, Relationships get results, Embrace the new, The how matters, and Inclusion has power. These values are reflected in the Code, which sets standards of legal, ethical, and responsible behaviour. The GCR Committee annually reviews the Code to confirm it remains consistent with best practices and recommends it to the Board for approval. All directors, officers, and employees are required to comply with the Code and must annually acknowledge their commitment to abide by it. The Code is available on the Corporate Governance section of our website under the heading "Conflicts of interest and codes of conduct" at www.cwb.com/corporate-governance, and under our profile on SEDAR+ at www.sedarplus.ca. The GCR Committee oversees our ethics program, managed by an internal Ethics Committee comprised of senior leadership and chaired by the Chief Ethics Officer. The Ethics Program's objective is to strengthen and reinforce our ethical culture. The Ethics Program's priorities are to promote, raise awareness and provide training in respect of our standards of conduct and core values, identify concerns with respect to acting in accordance with these expectations, and promptly, fairly, and decisively address these concerns. Employees are encouraged to raise issues or report ethical concerns through one of our communication channels, including an anonymous, third-party provided Ethics Hotline. Our promotion of ethical conduct and honest dealings with the public is embedded in other internal policies and procedures, including a policy for related party transactions. In the event a director or executive officer has a material interest in any transaction or agreement considered by the Board or any Board committee, such interest must be declared and recorded in the minutes of the meeting, and the director or executive officer must vacate the meeting while the transaction or agreement is being discussed. The GCR Committee's responsibilities include establishing procedures to ensure related party transactions are disclosed and reviewed in accordance with Bank Act requirements. We are also committed to responding to and addressing the concerns of our clients. We have engaged an independent ombudsman to receive complaints from banking clients who are unable to obtain satisfaction from our internal complaint-handling process. INDEPENDENCE The GCR Committee has reviewed each director's status to determine whether each director is "independent" as defined in National Instrument 58-101 Disclosure of Corporate Governance Practices (NI 58-101) or "affiliated" as defined by the regulations set forth in the Bank Act on an annual basis. Each director completes a selfassessment questionnaire and the GCR Committee is made aware of any notable responses. After considering all business, charitable, and family relationships among the directors and CWB, the GCR Committee has determined that each of the director nominees, except Mr. Fowler, (or 89% of the Board) are independent and not affiliated with CWB. Mr. Fowler is not independent and is affiliated with CWB as a result of his position as CEO of CWB. Under the Bank Act, the CEO is required to serve as a director of CWB. The Chair of the Board is an independent director. Separating the roles of CEO and Chair of the Board allows the Board to effectively oversee management, enhance accountability, and avoid potential conflicts of interest. Our policies restrict CWB from granting credit to a director or any person, firm or corporation related to a director, unless the credit is granted on market terms and conditions, and requirements under the Bank Act are complied with.

Canadian Western Bank-Management Proxy Circular | 22 DIRECTOR TENURE The average tenure of nominated directors is 8.7 years. The Board has not adopted a term limit for directors, but rather, maintains a robust director assessment process and has a mandated retirement age of 75, after which the director cannot stand for re-election. The notional objective of term limits is to encourage Board turnover, introduce new perspectives, and retain independence. However, the Board views director term limits on a board as implicitly discounting the value of experience and continuity amongst board members and runs the risk of excluding experienced and potentially valuable board members as a result of an arbitrary determination. We believe the Board has struck the right balance between experience and institutional knowledge, continuity, and fresh perspectives without mandated term limits. The effectiveness of this approach is demonstrated by the fact that 55% of director nominees have served for ten years or less, with 33% serving for five years or less. The chart shows the tenure of director nominees standing for election at the 2023 meeting. OTHER PUBLIC COMPANY DIRECTORSHIPS AND INTERLOCKING DIRECTORSHIPS We recognize that Board membership requires a significant dedication of time. All director nominees currently serve on, including CWB, two or fewer public company boards, with the exception of the Board Chair, who currently serves on, including CWB, three public company boards. There are currently no interlocking public company board memberships. The Board believes that its director assessment program (described in detail below) is the best method to establish Board member accountability and continues to effectively discharge their duties as a director of CWB. While the Board has not established a policy to limit the number of public company directorships its directors can hold, the Board considers it a factor as part of director assessment and evaluation. The GCR Committee monitors the outside boards on which CWB's directors serve to determine if there are circumstances which may impact the director's ability to devote the necessary time and attention, or to discharge their duties and act effectively and in CWB's best interest. This determination is based on the director's understanding of our business and their contribution and attendance record at Board and committee meetings. The Board has not implemented a policy on interlocking public board memberships. The Board reviews any interlocking public board memberships on a case-by-case basis to determine if these will impact the directors' ability to act in CWB's best interest or otherwise impair a director's independence. POLICIES REGARDING BOARD DIVERSITY In accordance with our Corporate Governance Policy, when identifying new candidates for nomination as directors, the GCR Committee will consider each candidate's skills, expertise, experience, integrity, independence, residency and geographic location and diversity criteria such as race, ethnicity, age, gender identity, sexual orientation, and abilities. The Board recognizes the value and importance of diversity both at the Board level and within CWB. A board made up of highly qualified directors with diverse backgrounds enhances the corporate governance of CWB by bringing different viewpoints to the Board. Our commitment to seeking a diverse Board is incorporated into our Corporate Governance Policy, which sets out diversity criteria to be considered by the Board. The Board first adopted a gender diversity policy in 2014, setting a target that at least 25% of the Board be comprised of women by the end of 2018. That goal was met in 2017. The current diversity criteria includes a target of 40% women on the Board, and a target that Black, Indigenous and racialized directors comprise at least 5% of the Board by 2025. CWB has exceeded both of these goals since 2021. The GCR Committee annually reviews the Corporate Governance Policy (including the diversity policy) and considers its effectiveness. On behalf of CWB, the Chair of the Board and the President and CEO have signed on as members of the 30% Club Canada, an organization that supports the goal of 30% of corporate board positions held by women. In 2020, the President and CEO signed the BlackNorth CEO Pledge committing CWB to specific actions and targets designed to end anti-Black systemic racism. With current director nominees, if elected, 56% of the Board, and 63% of independent directors, will be comprised of women, surpassing the targets for women in both our Corporate Governance Policy and the 30% Club. Further, one director nominee identifies as a racialized person. This results in 11% of the Board identifying as Black, Indigenous or racialized persons, surpassing our target in our Corporate Governance Policy and our commitment in the BlackNorth CEO Pledge in 2021, well in advance of the 2025 commitment.

23 | Canadian Western Bank-Management Proxy Circular POLICIES REGARDING DIVERSITY IN EXECUTIVE COMMITTEE POSITIONS Our Corporate Governance Policy requires the Board, when appointing any member of the Executive Committee, to consider, among other things, diversity criteria such as race, ethnicity, age, gender identity, sexual orientation and abilities. Understanding that systemic biases exist broadly across society and our industry, the Board considers the impact of biases to obtain specific qualifications or experiences. The Board set a target to have women comprise at least 30% of the Executive Committee. The Board also set a target to have Black, Indigenous and racialized people comprise at least 5% of the Executive Committee by 2025. As at October 31, 2023, two of seven members (29%) of the Executive Committee were women, and two of seven members (29%) of the Executive Committee identified as Black, Indigenous or racialized persons. RISK MANAGEMENT Risk management oversight is embedded in our Board and committee structures and governed through a hierarchy of Board and management committees and individual responsibilities as outlined in the diagram below. The Board oversees all categories of risk faced by CWB. Various teams and internal committees monitor, manage, and report on credit risk, interest rate risk, liquidity risk, operational risk, model risk, regulatory risk, and other risks to the Board Risk Committee via the Executive Risk Committee. Our top emerged and emerging risks are those that could have negative implications for our operations and financial results as underlying operating conditions and external factors continue to evolve. We monitor emerged and emerging risks that may affect our future results and take action to mitigate potential impacts. Among these are continued economic uncertainty, strategic execution risk, outsourcing and third-party risk, people risk, regulatory risk, climate risk, and cybersecurity risk. Cybersecurity risk is a subcategory of operational risk. With increasing reliance on technology, management of cyber risk and data protection continues to be an important part of the Board's mandate. Our Board receives quarterly reports on cybersecurity and is immediately notified if any incident occurs. Additionally, CWB's Executive Risk Committee has developed and implemented a CyberSecurity Risk Management Standard (CSRMS), which adopts the National Institute of Standards and Technology's CyberSecurity Framework, to guide and establish strategic governance practices in managing cyber risk. The CSRMS creates alignment with our Enterprise Risk Management and Operational Risk Policies, which establish the principles that make up CWB's enterprise-wide approach to cybersecurity. The CSRMS is structured around CWB's Three Lines of Defence framework, with our lines of business and Chief Information Security Office acting as the first line of defence; Operational Risk Management acting as the second line of defence; and Internal Audit acting as the third line of defence. Through our approach to cybersecurity, we aim to balance the benefits of technology with the potential consequences of threat events to create an effective cybersecurity program. For more details regarding CWB's approach to risk management, including a report on principal risks that CWB's operations are exposed to, please refer to the 2023 MD&A available in the Investor Relations section of CWB's website at www.cwb.com/investor-relations/financial-information/annual-report-and-annual-meeting. It has also been filed, and is available, on SEDAR+ at www.sedarplus.ca.

Canadian Western Bank-Management Proxy Circular | 24 SHAREHOLDER ENGAGEMENT We are committed to continuous, transparent and effective communication with our shareholders, and have implemented a shareholder engagement policy. We communicate with our shareholders and other stakeholders through various channels, including our Annual Report, Management Proxy Circular, Annual Information Form, quarterly reports, Sustainability Report, news releases, website, presentations at investor and industry conferences and shareholder and other meetings. In addition, our quarterly earnings conference calls and webcasts are open to all and are broadcast live online and archived on our website for 60 days. CWB's senior management and investor relations team regularly meets with institutional investors, investment advisors, organizations representing groups of shareholders, and shareholders on an ongoing basis. The Board encourages open dialogue with CWB's shareholders, and we facilitate the process of institutional investors meeting directly with members of the Board of Directors to provide feedback. During these meetings, our directors share our approach to executive compensation, environmental, social and governance matters, longterm strategy and other areas of interest that are core to the Board's mandate. We also address any shareholder proposals submitted before our annual meeting of shareholders and solicit feedback from our shareholders through our "say on pay" advisory resolution on executive compensation. The following is a summary of shareholder engagement actions that senior management and the Board undertake throughout the year: Type of Engagement Frequency Who Engages Who We Engage With and What We Discuss Financial Results conference calls Quarterly Senior Management We review CWB's most recently released financial and operating results with analysts, shareholders, and other stakeholders on these public calls and webcasts. Annual Meeting of Shareholders Annually Board of Directors and Senior Management Common Shareholders are invited to attend, in-person or virtually, the annual meeting of shareholders. They are entitled to vote and discuss the business of the meeting with the Board and Senior Management. News releases As required Senior Management Released to the media and public throughout the year to disclose select issues. Non-deal investor road shows Continuous Senior Management Individual meetings with key shareholders to discuss CWB's operational and financial performance, answer questions and obtain feedback. Conferences Continuous Senior Management Speak at industry conferences and bank sponsored conferences about our business, and operations and key industry topics. Meetings, calls and discussions Continuous Senior Management We hold frequent meetings with analysts, institutional investors, investment advisors and non-institutional shareholders to address any shareholder-related concerns and to provide public information. Meetings, calls and discussions as requested As required Senior Management From time-to-time, we meet with shareholder advocacy groups and proxy advisory firms to discuss any issues, concerns or to obtain feedback on a particular subject matter. Meetings, calls and discussions with shareholders, written or otherwise As required Board of Directors and Senior Management Our Board of Directors encourages an open dialogue with shareholders and invites questions or feedback. We promptly respond to inquiries and requests for information from shareholders, investors and other stakeholders. Investor Survey Quarterly External Consultant Investor intelligence report - anonymized survey of shareholders met by senior management in the previous three months to obtain feedback on their perception of our performance (absolute and relative to our peers). Our Investor Relations group is responsible for maintaining communications with the investing public and can be contacted at InvestorRelations@cwbank.com, or by telephone or mail. Investor Relations contact information and all significant disclosure documents and news releases are provided on our website at www.cwb.com/investorrelations. Stakeholders may communicate with the Chair of the Board at ChairoftheBoard@cwbank.com or our Corporate Secretary at CorporateSecretary@cwbank.com, or by writing to the Chair of the Board at: Chair of the Board, Canadian Western Bank, Suite 3000, 10303 Jasper Avenue NW, Canadian Western Bank Place, Edmonton, AB T5J 3X6.

25 | Canadian Western Bank-Management Proxy Circular DIRECTOR DEVELOPMENT AND ASSESSMENT NEW DIRECTOR ORIENTATION We provide each new director with multi-day orientation programming where the director meets with senior management. During these meetings, management provides the new director with an overview of our business, strategic direction, operations, initiatives, and risk management framework. New directors receive an orientation package, which includes all Board and committee mandates as well as key CWB policies and other reference material about us and the banking industry. We encourage each new director to attend at least one meeting of each Board committee during their first year as a director of CWB. ONGOING DIRECTOR EDUCATION Our continuing education program assists directors to maintain and enhance their knowledge, skills, and abilities. In 2022, the GCR Committee approved the Director Education Policy. We provide directors an educational allowance of $2,500 annually to support the cost of external educational opportunities. Expenses for one-time courses or designations are supported to a maximum of either one-third the total cost or $7,500, whichever is less. Directors are encouraged to participate in external programs related to Board governance. To assist directors in such participation, we maintain a group membership with the ICD. We also make internal employee training available to our directors. Directors are provided opportunities to complete certain training modules on cybersecurity, the Code and ethical conduct, and unconscious bias and inclusion. Directors are kept informed through reports and presentations at the quarterly Board meetings as to matters that impact or may impact our operations, and that are specific to the Board's oversight responsibilities, including cybersecurity developments, and economic and regulatory updates. The presentations provided to the Board and/or its committees during fiscal 2023 follow. Date Provided To Topic Presented By November 30, 2022 Board New Initiative Risk Assessment Process Deep Dive Vice President, Enterprise Risk Management EVP, Banking November 30, 2022 Board AIRB Education Session: SME Risk Rating Tool SVP, Risk Management Programs December 1, 2022 Board Deposits Deep Dive Group Head, CS&SB SVP, Client Solutions December 1, 2022 Board CWB Trust Services Opportunities President, CWB Trust Services February 22, 2023 Board Real Estate Industry Review Deep Dive Vice President, Credit Risk Management SVP, Real Estate Lending April 5, 2023 Board Cyber Security Table Top Exercise CIO SVP & Chief Information Security Officer Mandiant April 5, 2023 Board Liquidity and Funding CFO SVP & Treasurer April 5, 2023 Board Greenhouse Gas Scope 3 Emissions Head, Sustainability Strategy CFO April 5, 2023 Board Economic Outlook Chief Economist & Strategist, National Bank of Canada April 6, 2023 Board CWB Strategic Direction Update President & CEO CFO Vice President, Strategy & Investor Relations May 24, 2023 Board Focus on Driving AIRB Operating Model Adoption CRO SVP & Chief Internal Auditor EVP, Banking May 25, 2023 Board Business Transformation & Operations Deep Dive Group Head, CPW August 30, 2023 Board Institutional Custody Presentation President, CWB Trust Services August 30, 2023 Board Digital & Payments Presentation VP, Digital

Canadian Western Bank-Management Proxy Circular | 26 BOARD AND DIRECTOR ASSESSMENTS The Board's commitment to effective corporate governance includes an internal evaluation process and a periodic independent assessment process. Effectiveness of the Board and Committees as well as the Directors and Chairs is assessed annually. Assessment Participants Process Feedback on Effectiveness of Board, Directors, Chair, and Chairs of the Committees Directors Executive Committee o In 2023, each participant completed a survey to assess the functioning of the Board, each director, the Chair of the Board, and the Chair of each committee (in their capacity as Chair). o The survey included both quantitative and qualitative assessments related to core competencies, and the effectiveness of oversight of management, the audit function, strategy and risk. In addition, for directors and chairs, the survey included quantitative assessments related to leadership, communication, and knowledge. o The Chair of the GCR Committee personally met with each director. Each director received a report reflecting their individual results. o The GCR Committee reviewed the quantitative and qualitative assessments. o The assessment confirmed that the Board is functioning effectively and that the Chairs and directors continue to perform at a high level. Comments and discussion included the value of continued focus on Board succession planning, and the importance of long-term strategy, strong oversight of risk, and keen focus on performance. Third Party Review of Board Effectiveness Outside Consultant o The GCR Committee may periodically engage an outside consultant to undertake a Board effectiveness study. The Chair of the GCR Committee discusses any lack of requisite skills or knowledge, unacceptable deterioration of performance (including attendance) or identified areas of improvement with the applicable director. If such deficiencies are not addressed, it is expected that the director will resign or be asked to resign.

27 | Canadian Western Bank-Management Proxy Circular COMMITTEE REPORTS Each committee has provided a report below that describes its responsibilities and key 2023 activities. The table on page 12 sets out the number of committee meetings attended by each director. For more information regarding the duties and responsibilities of each committee, please refer to the respective mandates available in the Corporate Governance section of CWB's website at www.cwb.com/corporate-governance. The Audit Committee's mandate is also included in the 2023 Annual Information Form that is available on CWB's website at www.cwb.com/annual-information-form and has been filed on SEDAR+ at www.sedarplus.ca. AUDIT COMMITTEE REPORT Maria Filippelli (Chair) Marie Delorme Sarah A. Morgan-Silvester Margaret J. Mulligan Ian M. Reid The Audit Committee consists of financial experts, including Ms. Filippelli and Ms. Mulligan, and each member meets the standard for independence and is "financially literate" within the meaning of the Canadian Securities Administrators' rules. A review of each Audit Committee member's education, experience, and other requirements under National Instrument 52-110 - Audit Committees may be found in the 2023 Annual Information Form that is available on CWB's website at www.cwb.com/annualinformation- form and has been filed on SEDAR+ at www.sedarplus.ca. Meetings: Six At each meeting, the Audit Committee: o Met separately with KPMG; o Met separately with the CFO; o Met separately with the Chief Internal Auditor; and o Met in camera with management absent. The Audit Committee oversees the quality and integrity of CWB's financial reporting. This includes oversight over the internal and external audit functions as well as the adequacy of CWB's internal controls. The Audit Committee also acts as the Audit Committee for each of CWB's federally regulated subsidiaries. The Audit Committee's mandate is available in the Corporate Governance section of CWB's website at www.cwb.com/corporate-governance. FISCAL 2023 HIGHLIGHTS o Reviewed and recommended for approval by the Board the annual and interim earnings releases, financial statements and MD&A, and the Annual Information Form. o Received and reviewed quarterly reports from the CFO and the Chief Accountant, which included detailed discussion of CWB Financial Group financial results, significant external disclosure changes, and updates to accounting standards and practices. o Reviewed quarterly reports concerning the performing loan allowance and provision for credit losses. o Received and reviewed quarterly reporting from management's Disclosure Committee. o Reviewed management's planned approach to continue to enhance CWB's ESG disclosures and reporting. o Received and approved an assessment of CWB's Disclosure Controls and Procedures and recommended to the Board the Internal Controls Framework. o Assessed the effectiveness of the finance and internal audit functions, and the performance of the CFO and Chief Internal Auditor. o Reviewed and approved the budget, resourcing, and mandate for the Finance function. o Reviewed and approved the risk-based internal audit plan, internal audit charter, and budget and resourcing for the internal audit oversight function. o Received quarterly reports on internal audit activities including summaries of key audit results, updates on status of open and overdue audit issues and progress against audit plan. o Received an update from management on the Whistleblower Intake process for financial reporting and accounting concerns and received regular quarterly reporting on status of any whistleblower complaints relating to audit and accounting. o Reviewed and confirmed KPMG's independence as the external auditor for CWB and its federally regulated subsidiaries, and recommended the annual external audit plan to the Board for approval. o Received and discussed KPMG's reports on the annual and interim financial statements. o Approved the policy to engage the external auditor for non-audit services, and approved non-audit services provided by the external auditor. o Conducted an assessment of the quality of the external audit. o Reviewed and recommended the annual financial statements of each of CWB's federally regulated subsidiaries for approval to their respective boards. o Convened a joint meeting of the Risk and Audit Committees to review the model governance process and results for the performing loan allowance for credit losses.

Canadian Western Bank-Management Proxy Circular | 28 GCR COMMITTEE REPORT Ian M. Reid (Chair) Maria Filippelli E. Gay Mitchell Sarah A. Morgan-Silvester Each GCR Committee member is "independent" within the meaning of the Canadian Securities Administrators' rules. Meetings: Six At each quarterly meeting, the GCR Committee: o Met separately with the General Counsel; o Met separately with the Chief Compliance Risk Officer; and o Met in camera with management absent. Annually, the GCR Committee meets separately with the Chief Anti-Money Laundering Officer. The GCR Committee oversees CWB's governance policies and practices, identifies and recommends candidates for election or appointment to the Board, develops the process and policies for assessing, compensating and orienting Board members, and reviews the composition and assesses the effectiveness of the Board and its committees. The GCR Committee also monitors CWB's compliance with legal and regulatory requirements, and oversees our ethics program. The GCR Committee serves as the nominating committee of the Board, as well as the conduct review committee and the consumer matters committee for CWB and each of its federally regulated subsidiaries. The mandate for the GCR Committee is available in the Corporate Governance section of CWB's website at www.cwb.com/corporate-governance. FISCAL 2023 HIGHLIGHTS o Reviewed our governance practices to oversee compliance with applicable legal and regulatory requirements, including the OSFI Corporate Governance Guideline. o Reviewed Board composition, diversity, and director succession planning. o Conducted the annual assessment of director and Board effectiveness, which did not identify any specific areas of concern. o Revised and approved the updated Corporate Disclosure Policy, Share Trading Restrictions Policy, and Shareholder Engagement Policy. o Received the Annual Report and Compliance Opinion of the Chief Compliance Risk Officer and reviewed the effectiveness of the key risk controls, objectives, and outcomes of the Regulatory Compliance Risk Management program. o Received the Annual Report of the Chief Anti-Money Laundering Officer and reviewed the effectiveness of the key risk controls, objectives, and outcomes of the anti-money laundering program. o Received the Annual Report on Client Protection Matters on the appropriateness of procedures to comply with applicable consumer provisions including handling of customer complaints, and consumer protection activities including implementation of the new federal Financial Consumer Protection Framework. o Received the Annual Report on Privacy Compliance on the effectiveness of procedures to use and disclose confidential information and other privacy provisions. o Periodically met with the Chief Ethics Officer and reviewed quarterly reports regarding the Ethics Program and conduct risk. o Reviewed the mandate, performance and effectiveness of the Chief Compliance Risk Officer and the Chief Anti- Money Laundering Officer. o Reviewed and approved the budget, resourcing, and mandate for the Regulatory Compliance function. o Continued to act as Conduct Review Committee and the Consumer Matters Committee of CWB and each of its federally regulated subsidiaries.

29 | Canadian Western Bank-Management Proxy Circular HR COMMITTEE REPORT Linda M.O. Hohol (Chair) Andrew J. Bibby Marie Delorme Sarah A. Morgan-Silvester Irfhan A. Rawji Each HR Committee member is "independent" as determined in accordance with Canadian Securities Administrators' rules. No HR Committee member currently serves as the CEO of a public company. Meetings: Six At each meeting, the HR Committee: o Met separately with the CPCO; o Met separately with Meridian, the Board's compensation consultant; and o Met in camera with management absent. The HR Committee assists the Board in overseeing CWB's compensation practices and programs; the hiring, promotion and compensation of the Executive Committee; effective talent management, development and succession planning; employee engagement; and progress and plans with respect to culture risk and workplace culture, including employment equity, diversity and inclusion. The mandate for the HR Committee is available in the Corporate Governance section of CWB's website at www.cwb.com/corporate-governance. FISCAL 2023 HIGHLIGHTS o Reviewed CWB's fiscal 2023 Executive Committee compensation approach to oversee market alignment and best practice governance principles were maintained. o Recommended to the Board the annual salary adjustment and short- and long-term incentives for the CEO and approved these for other Executive Committee members. o Established the fiscal 2023 STIP performance objectives for the CEO and other Executive Committee members and reviewed the performance of each Executive Committee member. o Approved the long-term incentive award pool, awarded grants under the SIP, and established performance criteria for grants under the PSU Plan. o Reviewed progress on key PSU and STIP metrics on a quarterly basis and approved final payout factors for vesting PSUs. o Engaged Meridian to complete a benchmarking review of CWB's Executive Committee STIP design, approving changes for fiscal 2024 to improve alignment with industry practice while maintaining rigorous financial and non-financial performance requirements. o Reviewed several compensation policies, approving changes to reflect evolving market and governance best practices. o Reviewed and approved new sales incentive plans for implementation in fiscal 2023 and 2024. o With the Board, reviewed the succession plan for the CEO. Engaged a third-party to support in-depth development plans and succession approaches for key senior executives. Oversaw appropriate programs in place for talent, leadership development and progress on designated group representation. o Reviewed senior leadership changes, including strategic changes and reorganizations across CWB. o Reviewed CWB's Great Place to Work Canada® engagement and trust survey results and management's action plan. o Reviewed CWB's updated hybrid work approach and requirements. o Reviewed CWB's transition to a new flexible benefits program for all employees. o Reviewed progress and plans for people, benefits and pay approaches for CWB Wealth and Equipment Finance business integrations. o Reviewed progress and plans with respect to employment equity, diversity and inclusion. o Reviewed employment and workplace federal and provincial legislative developments and management's compliance plans, including CWB's plans and progress towards compliance with 2024 federal pay equity requirements. o Reviewed regular reports on talent acquisition, attrition, key talent development, total rewards, learning and engagement initiatives in addition to other significant HR matters, including CWB's approach to attracting and retaining talent in a highly competitive market.

Canadian Western Bank-Management Proxy Circular | 30 RISK COMMITTEE REPORT E. Gay Mitchell (Chair) Andrew J. Bibby Linda M.O. Hohol Sarah A. Morgan-Silvester Margaret J. Mulligan Irfhan A. Rawji Meetings: Seven At each quarterly meeting, the Risk Committee: o Met separately with the CRO; and o Met in camera with management absent. LAP Andrew J. Bibby (Chair) Each LAP is comprised of three Board members as determined from time to time by the LAP Chair and the SVP, Credit Risk Management. Meetings: 14 The LAP Chair may schedule a panel meeting at any time, as needed. The Risk Committee assists the Board in overseeing risk management at CWB and balancing risks and opportunities while overseeing that management has policies, standards and guidelines in place to identify and effectively manage the significant risks to which CWB is exposed. The primary goal of risk management is to align the outcomes of risk-taking with our business activities, strategies, and risk appetite. The Risk Committee's responsibilities include oversight of risk identification, measurement, and management by CWB's Three Lines of Defence functions in accordance with CWB's Enterprise Risk Management and Enterprise Risk Appetite Policies. The Risk Committee from time to time forms a LAP to deal with credit applications that are in excess of management's delegated lending limit but within the limits of the LAP. The LAP also deals with loans to, or guaranteed by, a foreign country and approves credit applications in excess of the lending limits prescribed under the CWB Enterprise Risk Appetite Policy. The mandate for the Risk Committee is available in the Corporate Governance section of CWB's website at www.cwb.com/corporate-governance. FISCAL 2023 HIGHLIGHTS o Reviewed and approved the following: - Capital Risk Management Policy; - Credit Risk Management Policy; - Lending Limit Authority Policy; and - Recovery Plan. o Recommended to the Board for approval, the following: - Enterprise Risk Management Policy; - Enterprise Risk Appetite; and - Risk Appetite Metrics for Regulatory Capital Ratios. o Reviewed the following quarterly reports on the following topics: - CRO report, including performance against Risk Appetite Metrics; - First and Second Lines of Defence reports on credit risk, liquidity and funding risk, capital risk, model risk, operational risk, climate risk and data governance; - Risk-based expected credit losses; - Progress of CWB's project for the redevelopment and implementation of advanced risk-rating and loss given default models; and - Chief Internal Auditor's report on topics relevant to the Risk Committee. o Recommended approval of internal capital ratio minimum and target levels and regulatory capital plan to the Board. o Recommend for approval the At-the-Market common share issuance program to the Board. o Recommended to the Board the declaration of dividends. o Review special reports on Real Estate Industry Deep Dive, Model Assurance Review, Focus on Driving Credit-risk Model Adoptions, Funding Concentration Framework, Contingency Funding Plan, Model Risk Management Framework and Macro Stress Test. o Provided input into the performance of the CRO. o Assessed the effectiveness of the GRM function. o Approved the budget, resourcing, and mandate for the GRM function. o Promoted and reinforced the importance of a strong risk culture throughout CWB. o Convened a joint meeting of the Risk and Audit Committees to review the model governance process and results for the performing loan allowance for credit losses.

31 | Canadian Western Bank-Management Proxy Circular Executive Compensation and Related Information DEAR FELLOW SHAREHOLDERS: On behalf of the Board, the HR Committee oversees CWB Financial Group's executive compensation program. We are pleased to provide an overview of our compensation program and results for fiscal 2023. Our ability to attract, retain, and engage talented, diverse and capable executives, and our continued focus on rewarding strong, balanced financial and operational performance is key to the execution of our strategic direction as the best full-service bank for business owners in Canada. Our compensation framework reflects our continued focus on driving prudent, targeted growth and creating long-term value for our shareholders, all within CWB's risk appetite. Each year, as part of our commitment to proactively manage compensation risk, we review and refine our compensation program to ensure executive pay is linked to performance, aligned with shareholder and stakeholder interests, and reflects market and best practices. For fiscal 2023, general increases to executive salary were awarded to align with market practices and, in some cases, to reflect the expanded oversight responsibilities of the executive. CWB'S 2023 PERFORMANCE Fiscal 2023 represented a year where we successfully adapted to changing economic conditions. Elevated inflation continued to persist, and the Bank of Canada responded by increasing policy interest rates an additional 125 basis points through the first half of 2023. Against this backdrop, we targeted our loan growth to optimize risk-adjusted returns, prudently managed our expenses and focused on the timely resolution of unsatisfactory loans as we continued to benefit from our secured lending model and prudent risk appetite. We delivered financial performance that grew stronger as the year progressed and are well positioned to capitalize on the opportunities in front of us as we manage through the continued economic volatility. Loan growth of 4% was strategically focused with loan growth of 10% in general commercial loans and loan growth of 10% in Ontario supported by our Mississauga and Markham banking centres. Branch-raised deposits declined 1%, primarily due to our intentional exit of select higher cost non-full-service client relationships in the year, which we replaced with insured, fixed term broker deposits. Our number of full-service clients, who have a core banking relationship with us, continued to increase this year despite the volatility in the global banking industry. Total non-interest expenses increased 5% and included costs incurred to execute reorganization initiatives to realize efficiencies in our banking centre footprint, operational support functions, and administrative processes. Organizational changes we made late in fiscal 2023 streamline our operations to drive priority activities that take full advantage of our investments in modernized technology, digital capabilities, and further leverage our enhanced credit decisioning tools and policies. With these changes we are confident in our ability to deliver strong financial performance in a potentially volatile environment, while our teams continue to deliver an unrivalled experience to business owners and their families. Fiscal 2023 Financial Highlights (compared to 2022) Common shareholders' net income Diluted EPS Adjusted EPS(1) Adjusted ROE Efficiency ratio Pre-Tax, Pre-Provision Income(1) $324 million Up 5% $3.38 Down one cent $3.58 Down 1% 10.4% Down 40 bp 52.6% Up 110 bp $528 million Up 1% Fiscal 2023 Strategic Accomplishments Transform and optimize our capabilities to create an unrivaled experience for our clients o Successfully launched a personal and small business digital banking platform. o Launched new corporate cards in partnership with Brim to provide an enhanced digital experience. Drive a positive and inclusive culture and employee experience to create value for our people and remain a career destination for top talent o We were recognized: - by Great Place to Work Canada® as one of this year's top 25 Best WorkplacesTM in Canada and one of the Best WorkplacesTM for Hybrid Work; and, - by Waterstone Human Capital as having on of Canada's Most Admired Corporate CulturesTM for the fourth time, earning a place in their hall of fame. These awards reflect our commitment to advance an inclusive culture that puts people first and supports our position as a destination for top talent. o Implemented a CWB-wide, harmonized benefits plan, which provides greater flexibility and choice for our people and increases the potential for career movement while maximizing utilization of spend. Includes important investments in mental health supports, family planning and inclusive gender affirmation support. o Launched CWB Career Services, a highly successful internal consulting service to support employees in their career growth within CWB including information sessions, exploration opportunities, and one-on-one career advisory meetings. Optimize our business to create value for investors through profitable, longterm growth and sustainable returns o Delivered 10% annual loan growth in our general commercial loan portfolio as we executed on our strategic focus of expanding fullservice client opportunities. General commercial loans now represent 37% of total loans, up from 35% one year ago. o Achieved 17% general commercial loan growth in Ontario, supported by strong momentum from our Mississauga and Markham banking centres. Ontario loans now represent 25% of total loans, up from 24% one year ago. o Designed and commenced initiatives to re-organize portions of our business, to focus resources and efforts on our key strategic priorities and align our spending with revenue to deliver positive operating leverage and enhanced profitability. (1) Non-GAAP measure. A Non-GAAP measure does not have any standardized meaning prescribed by IFRS. See page 37 of this Circular for more details. Disclosure of adjusted measures and other non-GAAP measures can be found in the non-GAAP Measures section of our 2023 MD&A dated December7, 2023, and is incorporated by reference into this Circular. Our MD&A is available on CWB's website at www.cwb.com and under CWB's profile on SEDAR+ at www.sedarplus.ca.

Canadian Western Bank-Management Proxy Circular | 32 2023 CEO PERFORMANCE AND COMPENSATION In determining CEO compensation, we assess overall performance relative to financial, operational, and strategic objectives established at the beginning of the year. Details of these compensation performance targets and results are described on page 42. We also consider our progress against CWB's medium-term goals, which line up with our strategic direction, as described on page 50. The Board approved total CEO direct compensation of $2.9 million against a target of $3.0 million for fiscal 2023 and compared to $2.7 million awarded for fiscal 2022. Mr. Fowler received cash compensation (salary and STIP) of $1.5 million against a target of $1.6 million for fiscal 2023, compared to $1.5 million awarded for fiscal 2022. Further details of Mr. Fowler's performance and compensation can be found beginning on page 50. Mr. Fowler's compensation recognizes his leadership during the year and the delivery of financial performance that balanced targeted loan growth and disciplined expense management. It reflects continued investments to execute CWB's strategic direction against a volatile macro-economic backdrop that put downward pressure on our profitability compared to the prior year. CONCLUSION We believe CWB's executive compensation program creates value for our shareholders and stakeholders, aligns with shareholder interest, contributes to the achievement of long-term profitable and sustainable growth, and compensates our executives fairly. The results of our "say on pay" vote reflects this confidence as it received more than 95% support last year. We continue to monitor our compensation program against market trends and best practices, and adopt compensation practices we believe are appropriate for CWB Financial Group and in the best interests of our shareholders. If you have any comments or questions related to our approach to executive compensation, please provide your feedback by writing to ChairoftheBoard@cwbank.com. Linda M.O. Hohol Sarah A. Morgan-Silvester, O.B.C. Chair, Human Resources Committee Chair of the Board

33 | Canadian Western Bank-Management Proxy Circular COMPENSATION DISCUSSION AND ANALYSIS INTRODUCTION This section of the Circular sets out our philosophy and approach to executive compensation, information about each element of our compensation program, the market research, policies and methods used in determining compensation, and details of each NEO's compensation in fiscal 2023. We aim to provide you with the information you need to understand our executive compensation program and to inform your "say on pay" vote. NAMED EXECUTIVE OFFICERS (NEO) o Christopher H. Fowler, President and CEO o R. Matthew Rudd, CFO o Stephen H.E. Murphy, Group Head, CPW o M. Carolina Parra, CRO o Jeffrey I.L. Wright, Group Head, CS&SB COMPENSATION GOVERNANCE The Board appoints knowledgeable and experienced individuals to the HR Committee who have the necessary background, skills and experience in executive compensation, risk management and human resources matters to fulfil the HR Committee's obligations to the Board and shareholders, and to make inquiries and decisions on the suitability of CWB's compensation policies and practices. All HR Committee members have significant experience in these areas as senior leaders and directors of other organizations. In particular: o All members have direct experience in compensation matters as current or former CEOs or executive officers; and o One member serves as a compensation committee member for another public company. We follow numerous compensation governance best practices, including those described under the heading "Alignment with FSB Principles and Standards" on page 36. Additional information regarding the HR Committee members is provided in the individual director biographies found in the "Your Director Nominees" section in this Circular. EXECUTIVE COMPENSATION PHILOSOPHY Our executive compensation philosophy is based on three guiding objectives: 1. Attract and retain competent and motivated individuals who develop and execute our strategic direction, and deliver strong and positive outcomes for our clients, people and investors; 2. Align compensation with the achievement of CWB Financial Group's strategic and operational objectives; and 3. Align compensation with long-term shareholder interests. Our executive compensation philosophy is designed to align with our risk appetite, while considering compensation trends and practices in the market. We pursue these guiding objectives through the following key elements of our compensation philosophy: MARKET COMPETITIVE o To attract, motivate, and retain talented employees, we offer compensation for executive positions that is competitive in the markets where we compete for talent. o The market data median is the main reference point used for positioning total compensation for each executive. The HR Committee may determine variances from the median based on individual performance, relevant experience, tenure, internal equity considerations, attraction, and retention needs. o Actual total compensation realized by a NEO in any given year is subject to fluctuation based on CWB's share price at the time LTIP grants vest or when stock options are exercised, and by STIP and PSU performance/payout factors for awards vesting in a given year. The HR Committee periodically reviews realized total compensation data and compares realized compensation of the CEO over time to compensation reported in the relevant year, as set out in the "Summary Compensation Table" on page 57. In addition, a table showing the actual cash value of compensation paid out and received by NEOs in 2023 and the previous two fiscal years is set out on page 58.

Canadian Western Bank-Management Proxy Circular | 34 PAY FOR PERFORMANCE • We provide appropriate annual base compensation commensurate with the responsibilities of the executive, and other compensation elements clearly linked to performance. The CEO’s responsibilities are set out in written position descriptions approved by the HR Committee and the Board. • Our pay-for-performance approach is designed to motivate employees through short-term and long-term incentives: - STIP outcomes are based on a combination of achieving corporate financial and operational goals and individual leadership and strategy contributions; and - LTIP outcomes are based principally on financial and strategic performance leading to value creation for shareholders, and designed to encourage executives to remain with CWB over the long term. • As described further on page 42, the structure of the fiscal 2024 STIP was revised to: 1) make the determination of executive STIP outcomes more a function of overall corporate performance, with more modest differentiation by individual executive; 2) introduce a formal risk review step in the evaluation of corporate performance. • STIP performance indicators will continue to emphasize financial performance with precise “target” financial performance goals containing significant stretch, as well as strategic and operational performance goals. • Our objective is that a significant portion of compensation is “at risk” based on performance; superior performance will result in superior compensation, and capable management is retained. APPROPRIATE DISCRETION • In accordance with the applicable plans, the HR Committee may exercise considered and informed discretion to adjust STIP and LTIP awards. • The HRC will retain the ability to apply informed business judgment over final performance evaluations and pay outcomes, in order to: - Not reward or penalize management for infrequent and unexpected events that are not within management’s control; - Align incentives with CWB’s risk appetite, long-term business strategy, and shareholders’ best interests; - Provide flexibility to deal with unexpected events – particularly after the performance year has begun – so that appropriately challenging targets can be set, rather than conservative targets that provide allowances for unexpected events; - See that similar fact patterns are handled consistently; and - See that awards are appropriate, taking into account CWB’s performance viewed holistically. In particular, the HR Committee will examine performance outcomes, by indicator, that differ materially from goals at “target” to align performance and payout outcomes with overall corporate performance. The HR Committee may reduce an STIP award to zero if it determines that this is warranted. Additionally, the HR Committee may reduce an LTIP award to zero prior to making grants of options, RSUs or PSUs. Once an LTIP grant has been made, payouts may be reduced, including to zero, in accordance with the compensation recoupment policy. COMPENSATION MIX TARGETS • Components of each executive's overall compensation vary with the position, based on the position’s ability to impact CWB's success. • In line with our pay-for-performance approach, a significant portion of each executive's compensation is “at risk” and/or linked to CWB’s share price to align compensation outcomes with performance, thereby motivating executives and aligning their interests with the creation of long-term shareholder value, while supporting executive retention. • Generally speaking, the more senior the position, the greater the executive's total compensation is “at risk” and deferred over time. • The following charts illustrate the relative proportions of salary, target STIP, target LTIP and “at risk” compensation for NEOs in 2023 (rounded). “At risk” compensation means the portion of each executive’s total compensation that will be affected by CWB’s share price performance and/or the achievement of stated performance objectives.

35 | Canadian Western Bank-Management Proxy Circular MANAGING COMPENSATION RISKS COMPENSATION RISKS We consider the following broad categories of risk in designing and enhancing our compensation structure and policies: Strategic Alignment Risk This is the risk that our compensation structure does not encourage behaviour consistent with our strategic direction, risk appetite, and long-term objective to be the best full-service bank for business owners in Canada. We mitigate this risk by aligning executives’ performance goals and resulting compensation with CWB’s strategic direction and by maintaining shareholding requirements. Attraction and Retention Risk This is the risk that our compensation structure will not attract and retain talented, high-performing individuals. We manage this risk by researching and identifying market practices and trends, and refining our compensation structure to be competitive in the market to appeal to employees and prospective candidates. Reputation and Ethical Risk This is the risk that our compensation structure will encourage employees to engage in unethical or illegal behaviour. We manage this risk through the Code, Compensation Recoupment Policy, and other policies, as further discussed below. HOW RISK AFFECTS COMPENSATION We believe the alignment of compensation governance practices with risk management principles helps generate long-term shareholder value within an effective risk control environment. We enhance our compensation practices periodically to address changing or emerging risks. To align compensation with time horizon of risks and motivate employees to create long-term shareholder value, a portion of variable compensation is deferred. Executive equity-based compensation is awarded annually and vests over time, meaning a portion of compensation is exposed to future changes in CWB’s share price before it can be realized. Unvested variable compensation is also subject to forfeiture in the event of termination of employment in certain circumstances, as described under the heading “Compensation Recoupment Policy” below. In addition, both the short-term and long-term incentive grants are subject to discretionary adjustments, described earlier, based on the HR Committee’s risk assessment. KEY RISK MITIGATING POLICIES Our compensation risk mitigating policies and practices aim to align compensation with shareholders’ interests and regulatory guidance, and address the compensation risks discussed above. Compensation Recoupment Policy Purpose • To address situations where employees conduct business activities inappropriately or outside the approved risk limits and tolerances, or situations involving fraud or a misstatement of financial results. Key Features • In the event of (i) a financial restatement; or (ii) if the individual engages in job-related gross negligence, severe dereliction of duty, fraudulent conduct, intentional misconduct, or serious or systemic breach or breaches of the Code; or (iii) a serious breach of any of CWB’s risk management policies (particularly including CWB’s Enterprise Risk Management Policy and Enterprise Risk Appetite) or in the HR Committee’s reasonable view, if the individual has otherwise engaged in excessive risk taking, the HR Committee may exercise its discretion to: - require reimbursement to CWB of any incentive award (i.e., cash bonuses, STIP awards, RSUs, PSU, stock options, etc.) that was paid to the individual and any gain realized on the exercise of such incentive award; - cancel or amend any unvested incentive award due to the individual; and - offset the recoupment of an incentive award amount against current or future incentive awards or other compensation vehicles that are not incentive awards. • Applies to CWB senior management at the Assistant Vice President level and above. Share Trading/Hedging/Pledging Restrictions Policy Purpose • To maintain the alignment of employee and shareholder interests, and comply with legal requirements. Key Features • Prohibits CWB directors, officers, and employees from directly or indirectly: - entering into short sales or buying or selling a call or a put option in respect of CWB's securities or purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars or units of exchange funds) designed to hedge or offset a decrease in the market value of CWB equity securities granted as compensation or held, directly or indirectly, by a CWB director or officer; - entering into non-recourse pledges of CWB securities; and - buying or selling CWB securities during a “blackout” period, or when otherwise in possession of material undisclosed information.

Canadian Western Bank-Management Proxy Circular | 36 Equity Requirement Policy Purpose • To align executives’ investment in CWB common shares and common share equivalents with long-term shareholder interests. Key Features • Requires officers to maintain ownership levels equal to a multiple of annual salary. The ownership level may be achieved through holding common shares and outstanding RSUs and PSUs. Compliance is assessed annually on October 31st. • The Executive Committee must hold their minimum shareholdings for a period of six months (and, in the case of the CEO, for another six months in respect of one-half of minimum holdings) should they (a) retire, or (b) unilaterally resign for a reason other than a change of control where the NEO’s position is eliminated or substantially changed, or as required under CWB’s Majority Voting Policy. Mr. Fowler's employment agreement imposes additional requirements, discussed on page 50. • All employees at the VP levels and higher must invest up to 25% of the net after-tax proceeds of any equity-based compensation realized in a year to purchase common shares if they have not met their minimum equity requirements at the most recently completed anniversary of their appointment. • Each NEO exceeded their minimum equity requirement as at October 31, 2023. Ownership Requirement Multiple Ownership Requirement ($) Total Value of Common Shares, RSUs and PSUs Held(1)(2) ($) Common Shares, RSUs and PSUs as a Multiple of Salary Requirement Met Christopher H. Fowler President and CEO 5 x annual salary 4,100,000 6,429,700 7.8 ✓ R. Matthew Rudd CFO 1.8 x annual salary(3) 720,000 1,063,672 2.7 ✓ Stephen H.E. Murphy Group Head, CPW 2 x annual salary 1,040,000 1,986,809 3.8 ✓ M. Carolina Parra CRO 0.25 x annual salary(4) 90,000 758,500 2.1 ✓ Jeffrey I.L. Wright Group Head, CS&SB 1 x annual salary(5) 350,000 604,061 1.7 ✓ (1) The value of RSUs, PSUs, and common shares is generally determined based on the common share closing price on the TSX on October 31, 2023 ($27.48 per share), or alternatively valued at the adjusted cost base or grant price of the security, if higher. (2) Includes PSUs granted in fiscal 2020, which vested on October 31, 2023. (3) Mr. Rudd’s employment agreement provides for an ownership requirement equal to 1.8 times his base salary on October 31, 2023. Effective December 10, 2023, Mr. Rudd’s ownership requirement is equal to 2 times his base salary. (4) Ms. Parra’s employment agreement provides for an ownership requirement equal to 0.25 times her base salary on October 31, 2023. Effective November 15, 2025, Ms. Parra’s ownership requirement is equal to 2 times her base salary. (5) Mr. Wright’s employment agreement provides for an ownership requirement equal to his base salary on October 31, 2023. Effective April 1, 2025, Mr. Wright’s ownership requirement is equal to 2 times his base salary. ALIGNMENT WITH FSB PRINCIPLES AND STANDARDS Our approach to compensation is consistent with the FSB Principles and Standards, which were last updated in 2009, and industry best practices for assessing conduct. We engage Meridian periodically to complete a risk review of compensation plans at the senior executive level and for all other employees, with a particular focus on alignment with the FSB Principles and Standards. In addition, we complete a risk review whenever introducing a new compensation element, or making material revisions to our compensation program. Based on the most recent review completed in fiscal 2018, Meridian concluded that our compensation programs and policies are in compliance with the FSB Principles and Standards and appropriately mitigate compensation risk. Meridian also concluded that our compensation programs and policies are not reasonably likely to have a material adverse effect on CWB, its business, or its value. Meridian reviews all material new and revised compensation programs annually, to confirm alignment with FSB Principles and Standards continues to be met. FSB Principle CWB Alignment Board actively oversees the compensation system’s design and operation • The Board establishes our compensation philosophy and structure. • The Chair of the HR Committee is a member of the Risk Committee, and the Chairs of the Risk and Audit Committees are members of the GCR Committee. In addition, there are a number of cross-committee memberships. The Chair of the Board is also a member of all committees. These cross-memberships on Board committees support alignment of compensation and risk control principles. • The HR Committee, composed entirely of independent directors: - reviews the compensation structure outcomes for consistency with the compensation philosophy; - oversees the hiring, promotion and compensation of executive officers; - oversees effective succession and leadership development planning; - approves and amends material compensation programs; and - determines incentive compensation criteria and allocations. • The HR Committee obtains advice on the components of compensation from an independent compensation consultant and meets in camera (without management present) with the independent compensation consultant at each meeting. • The HR Committee meets in camera for part of each HR Committee meeting and provides its report in camera to the Board. No officers, including the CEO, are present when decisions regarding their compensation are made.

37 | Canadian Western Bank-Management Proxy Circular FSB Principle CWB Alignment Board monitors and reviews the operation of the compensation system • The HR Committee approves key performance objectives at the beginning of the year, and performance against those objectives is evaluated periodically during and at the end of each year to establish that year’s awards. • The HR Committee periodically engages an independent compensation consultant to review the compensation structure and the executives’ level of compensation. Employees in financial and risk control functions must be compensated in a manner that is independent of the business areas they oversee • Compensation for employees in oversight functions (risk, audit, compliance, and finance) is based on enterprise performance and individual performance, and is independent of the results of specific businesses overseen. Compensation is adjusted for all types of risk • All executive compensation plans have a discretionary element that permits the HR Committee to consider risk when determining award grants and payouts. • Our STIP and PSU programs include a mix of financial, operational, and strategic performance metrics incorporating both quantitative and qualitative measurements, some of which are assessed in relative performance terms, and some in absolute performance terms. • The HR Committee tests the performance goals for the main STIP metrics in a range of possible scenarios, to check that goals are suitably calibrated and appropriately challenging. • Amendments were introduced to the Fiscal 2024 STIP design to introduce a formal risk review step in the evaluation of corporate performance. Compensation outcomes are symmetric with risk outcomes • Short-term incentive payouts are subject to maximum percentages of base salary and a minimum of zero. • All employees’ variable compensation may be subject to forfeiture if an employee resigns or is terminated for cause. • Senior managers’ variable compensation is subject to recoupment and forfeiture in the event of (i) a financial restatement; or (ii) if the individual engages in job-related gross negligence, severe dereliction of duty, fraudulent conduct, intentional misconduct, or serious or systemic breach or breaches of the Code; or (iii) a serious breach of any of CWB’s risk management policies (particularly including CWB’s Enterprise Risk Management Policy and Enterprise Risk Appetite) or in the HR Committee’s reasonable view, if the individual has otherwise engaged in excessive risk taking. Compensation payouts are aligned with the time horizon of risks • Stock options and PSUs vest after three years and RSUs vest in one-third instalments in each year after they are awarded over a three-year period, providing sufficient time for the share price to incorporate the impact of risks taken. • Share ownership requirements for all officers align their interests with shareholders at all times. • The Executive Committee is required to hold their minimum shareholdings for a six-month period post-employment. In addition, the CEO is required to hold one-half of his minimum shareholdings for a further six months, should he (a) retire, or (b) unilaterally resign for a reason other than a change of control where his position is eliminated or substantially changed or as required under our Majority Voting Policy. • Directors and officers are not permitted to use hedging strategies designed to monetize or reduce market risk associated with equity-based compensation or their holdings in CWB securities. The mix of cash, equity, and other forms of compensation is consistent with risk alignment • Equity-based compensation as a percentage of total compensation increases with seniority and the authority of individuals to make decisions that could have a material impact on our risk profile. NON-GAAP FINANCIAL MEASURES Use of Adjusted Financial Measures in Executive Compensation Certain non-GAAP financial measures, defined in the “Non-GAAP Measures” section of our 2023 MD&A (dated December 7, 2023), including adjusted EPS and adjusted return on common shareholders’ equity, are used in making executive compensation decisions to set compensation performance measures and to assess performance against those measures. Such financial measures do not have any standardized meaning under GAAP and, therefore, may not be comparable to similar measures presented by other issuers. Adjusted measures used for executive compensation purposes are generally consistent from year to year, are the key metrics we use to analyze our business results against internal budgets and operational plans, and are computed consistently with the same non-GAAP measures in our annual MD&A, except where noted otherwise. Our MD&A provides details and reconciliations of the non-GAAP financial measures we use to the comparable metric computed in accordance with IFRS. The Audit Committee recommends the annual MD&A, including the non-GAAP measures, to the Board for approval. We believe these measures provide readers the ability to better understand and analyze trends related to profitability and the effectiveness of our operations and strategies, and aligns to how management assesses performance. Adjustments relate to items which we believe are not indicative of underlying operating performance, and therefore, provide a more useful measure for executive compensation metrics. In fiscal 2023, the non-GAAP financial measures of adjusted EPS, adjusted return on common shareholders’ equity, and efficiency ratio were used in the STIP and/or PSU plans and were consistent with the same adjusted measures discussed in our MD&A, unless stated (see Performing Loan Provision for Credit Losses below). The HR Committee reviewed those definitions when it approved the STIP and PSU plan designs for the fiscal 2023 awards. Other performance measures used in the STIP and PSU programs in fiscal 2023 included employee engagement, client satisfaction, relative TSR, and strategic and/or operational objectives, which do not rely on financial data.

Canadian Western Bank-Management Proxy Circular | 38 Performing Loan Provision for Credit Losses CWB uses the expected credit loss framework under IFRS 9 which requires the recognition of expected credit losses on performing loans, i.e., those loans that are not impaired. Estimated expected credit losses under IFRS 9 requires significant management judgment, and is a more volatile measure compared to accounting methods used prior to the adoption of IFRS 9 by CWB, particularly during periods of economic uncertainty. Starting in fiscal 2021, the performing loan provision for credit losses was excluded from all relevant compensation metrics used in STIP and LTIP (including all outstanding PSUs), regardless of whether the impact was positive or negative to financial results, removing any potential incentive for management to apply judgment in estimating the performing loan provision in a manner that could affect STIP and LTIP results. INDEPENDENT ANALYSIS FROM EXTERNAL COMPENSATION CONSULTANT The HR Committee benefits from the advice of an external independent compensation consultant with executive compensation expertise. The HR Committee has retained Meridian since 2015 for support on executive compensation matters. Meridian has advised the HR Committee that it has no connections to HR Committee members or management that could compromise its independence, and it maintains policies and procedures designed to prevent conflicts of interest. In 2023, Meridian performed the following services for the HR Committee: • Reported periodically on compensation trends, incorporating data from our peer group as well as from other Canadian financial services companies, and legislative and regulatory changes and included a recap of proxy advisor findings on our compensation program; • Reviewed and provided observations on performance measures, goals, adjustments, and ranges in the STIP program; • Prepared a redesigned Executive Committee STIP framework (including a market analysis) for HR Committee consideration; • Provided observations on CWB’s compensation recoupment policy; • Provided benchmark compensation market data, and observations on compensation arrangements, for senior executives; • Provided observations on the HR Committee’s mandate; • Independently verified management’s PSU payout calculations for the fiscal 2020 grants that vested on October 31, 2022; and • Reviewed the compensation disclosure in the CWB 2023 Management Proxy Circular. The Chair of the HR Committee oversees any services provided by Meridian to the HR Committee, and is consulted about any services proposed to be provided by Meridian to CWB management prior to their engagement. This allows the HR Committee to consider whether Meridian’s ability to act as an independent compensation consultant to the HR Committee may be compromised. In 2023 and 2022, Meridian did not provide any services to CWB management. The aggregate fees billed by Meridian over the past two years follow: Year Ended October 31, 2023(1) ($) Year Ended October 31, 2022(1) ($) Executive and director compensation related fees 114,949 105,417 All other fees - - Total 114,949 105,417 (1) Fees include all applicable taxes. COMPENSATION DECISION-MAKING PROCESS Compensation decisions are guided by our compensation philosophy and principles as described on page 33, and Meridian’s analysis, as described above and on page 39. The following illustration sets out the HR Committee’s compensation decision-making process: 1. ESTABLISH TARGET COMPENSATION The CEO recommends to the HR Committee the level and form of compensation targets for the executive officers, other than the CEO. The HR Committee has full discretion to adopt or alter the CEO’s recommendations, and engages its external compensation consultant to assist in evaluating the recommendations. The target compensation mix and aggregate compensation package for each NEO is positioned near the median range of the comparator market compensation data, unless the HR Committee determines that a variance from the median range is warranted based on factors such as individual performance, relevant experience, tenure, internal equity considerations, and attraction or retention needs.

39 | Canadian Western Bank-Management Proxy Circular Selection of Comparator Peer Group To oversee compensation competitiveness, the HR Committee regularly evaluates overall executive compensation against a peer group of Canadian organizations that are of comparable size and complexity to CWB. Meridian periodically assists in the review and determination of a comparator peer group. In 2022, the HR Committee retained Meridian to conduct a review of the peer group used for executive compensation benchmarking. As a result of this review, the HR Committee, after consulting with Meridian, confirmed the following selection criteria and peer group: Peer Selection Criteria • Canadian public companies in the financial sector • Financial parameters were used to narrow the field of peers: - Total company assets was the main screening measure; candidates would ideally have assets between 0.33x and 3x the total assets of CWB, although outof- range peers were also considered. - Revenue and market capitalization were used as secondary measures, also with a range between 0.33x and 3x. • Reviewed additional factors, such as business descriptions and geographic location for business similarities and direct talent competitors • Considered CWB’s existing compensation benchmarking peers (e.g., companies viewed as significant competitors for business) and to the peer groups used by certain other companies in the Canadian financial sector Comparator Peer Group for Overall Compensation Benchmarking • ATB Financial • CI Financial Corp. • Definity Financial Corporation • ECN Capital Corp. • E-L Financial Corporation Limited • EQB Inc. • First National Financial Corporation • Home Capital Group Inc. • HSBC Bank Canada • iA Financial Corporation Inc. • IGM Financial Inc. • Intact Financial Corporation • Laurentian Bank of Canada • TMX Group Limited Compensation Benchmarking and Assessment The HR Committee reviews and benchmarks total compensation for our executives against the comparator peer group in seeking to provide competitive compensation. There are no Canadian publicly traded financial institutions of a similar size with a similar business mix and focus as CWB. As a result, the HR Committee also uses executive compensation survey data to help determine base salary, incentive compensation, and total compensation for senior executives. The benchmarking data, along with other relevant factors such as internal equity, are used to develop a target compensation mix and an aggregate compensation package for each executive position in the median range of the comparator market compensation data. Throughout the compensation benchmarking and assessment process, the HR Committee engages and receives expert advice from its independent compensation consultant who provides competitive data and market trends, and the HR Committee may consider management recommendations. 2. SET CWB AND INDIVIDUAL PERFORMANCE OBJECTIVES The HR Committee establishes financial and non-financial performance objectives for compensation purposes. Financial and operational performance objectives are based on Board-approved medium-term financial and operational performance targets. Non-financial performance objectives include specific strategic initiatives and leadership objectives, focused on delivering strategic results that are best for people, best for clients and best for investors. For example, our ESG approach forms part of the executive compensation metrics, integrating categories such as client satisfaction and employee engagement into executive LTIP and STIP qualitative performance factors, and diversity metrics and implementation of ESG strategy into the CEO and CFO STIP qualitative performance factors, respectively. The HR Committee sets target compensation levels for each executive officer based on the benchmarking and assessment process described above. In addition, the CPCO and the external compensation consultant support the HR Committee and provide relevant market data and other information as requested to inform the HR Committee’s deliberations. 3. EVALUATE PERFORMANCE AGAINST OBJECTIVES Following the end of the fiscal year, the CEO provides the HR Committee with his assessment of executive officer performance and provides recommendations regarding incentive compensation awards. The CEO also performs a self-assessment of his own performance. The HR Committee then considers CWB’s performance by reference to key financial and operational performance metrics, as well as individual executive officer performance on strategic initiatives and leadership objectives. 4. DETERMINE PERFORMANCE-BASED COMPENSATION AWARDS Based on the achievement of specified financial and operational performance metrics and individual performance objectives, the HR Committee determines the appropriate STIP compensation to be awarded to each executive officer for that fiscal year. The HR Committee also determines the amount of the LTIP pool for the next fiscal year. The HR Committee exercises appropriate discretion to adjust incentive compensation as described under the heading “Executive Compensation Philosophy” on page 33.

Canadian Western Bank-Management Proxy Circular | 40 ELEMENTS OF TOTAL COMPENSATION Total compensation for CWB executives includes the following elements: 1. Base Salary 2. Short-Term Incentive 3. Long-Term Incentive - Stock Options - PSUs - RSUs(1) 4. Benefits and Perquisites A summary of the different compensation elements follows: Component Purpose Form Performance Period Pay at Risk Profile Direct Compensation Fixed Base Salary Compensates executives for the leadership and specific skills needed to fulfil their responsibilities Cash 1 year Not at risk Variable Short-Term Incentive Rewards executives for creating shareholder value and achieving specific short-term performance objectives Cash 1 year At risk Long-Term Incentive Links the executives’ and shareholders’ interests by rewarding executives for share price appreciation, relative TSR, achieving certain financial results, and achieving strategic initiatives RSUs(2) PSUs(3) Stock Options(4) 3-7 years At risk Indirect Compensation Retirement Benefits, ESPP, Group Benefits, and Perquisites Invests in employee health and well-being, and provides funding for income at retirement Group RRSP, Supplemental Retirement Plan, and ESPP Ongoing Not at risk (1) As of fiscal 2021, RSUs were generally no longer granted to NEOs as part of total executive compensation, except for special recruitment/retention purposes. See page 48 for further information. (2) Vest and pay out in cash rateably as of each of the first, second and third anniversaries of the grant date. (3) Vest and pay out in cash as of the third anniversary of the grant date. (4) Vest on and exercisable from the third anniversary of the grant date. Outstanding stock options expire on the seventh anniversary of the grant date. The following section provides a further description of each of the elements of compensation. 1. BASE SALARY Base salary is used to provide a level of income certainty, and to attract and retain employees. Base salary reflects market competitiveness, individual performance, tenure, and internal equity. We generally increase base salary annually within a range provided to all our employees. Additional increases beyond this percentage may be made to reflect additional responsibilities assumed by the executive, to reflect the executive’s expanded oversight responsibilities associated with business growth, or to bring an executive's base salary within the median range of the comparator market compensation data.

41 | Canadian Western Bank-Management Proxy Circular 2. SHORT-TERM INCENTIVE Short-Term Incentive Program (STIP) Purpose • Our STIP is designed to motivate and reward our employees for achieving corporate financial and operational objectives, and for individual accomplishments in a given year. Form of Award • Annual bonus, paid in cash after the end of the fiscal year. STIP Award Determination • The STIP award in a year may vary between zero and 150% of the STIP target, depending on performance relative to financial and operational performance metrics and individual performance goals. • The STIP award is based on (1) Base Salary; (2) the STIP target; and (3) the performance multiplier determined by two core components (financial and operational performance, and individual performance): STIP target is established as a percentage of base salary, which generally increases with the executive’s seniority Fiscal 2023 STIP Target President and CEO 100% of Base Salary Group Head, CPW 80% of Base Salary All other NEOs 75% of Base Salary Performance Multiplier is based on two core components 1. Financial and Operational Performance (70% Weighting) 2. Individual Performance (30% Weighting) • At the beginning of each fiscal year, the HR Committee sets performance goals using specific financial and operational performance metrics. Interim performance against these goals is reviewed periodically over the course of the fiscal year. • At the end of each fiscal year, the HR Committee reviews our financial and operational results and discusses performance against the target metrics with the CEO. • These metrics are used to calculate 70% of the STIP performance multiplier. • At the beginning of each fiscal year, the CEO establishes, and the HR Committee approves, specific strategic and leadership objectives for each NEO. • Individual performance progress is assessed regularly. • The HR Committee reviews the CEO’s achievements against his strategic and leadership objectives and the CEO’s assessment of the performance of each of his direct reports, including the other NEOs. • These individual goals are used to calculate 30% of the STIP performance multiplier. • The HR Committee establishes STIP performance goals and targets after considering expectations regarding the external business environment (GDP growth, expected interest rates, regulatory and other changes) and internal factors such as the operating budget for the year. How STIP Awards are Calculated • The following chart shows how STIP awards are calculated for NEOs: • For illustrative purposes, the CEO’s STIP award calculation for fiscal 2023 is shown below: (1) Performance multiplier equal to 79% (rounded) consisting of 32.5% of the 46.5% available (66.5% of target) for financial and operational performance and 32.5% of the 30% available (108% of target) for individual performance. Other Discretionary Adjustments • The HR Committee understands that strict adherence to formulas for determining the annual performance incentive may lead to unintended consequences and not be aligned with creating long-term shareholder value, particularly in a rapidly changing environment. • Accordingly, the HR Committee may exercise appropriate discretion to adjust STIP awards based on adjustment principles adopted by the HR Committee, as described under the heading “Executive Compensation Philosophy” on page 33. • Although the HR Committee may reduce a calculated award to zero, the HR Committee may not increase a calculated award by an amount exceeding 50% of the NEO’s target award level.

Canadian Western Bank-Management Proxy Circular | 42 Fiscal 2023 STIP Award Details of the metrics related to CWB’s financial and operational performance and their relative weightings for the fiscal 2023 STIP awards are set out below. The goals for fiscal 2023 STIP financial and operating performance were set at the start of the fiscal year, aligned to CWB’s operating and financial budget with the assumption of relatively stable economic conditions. Against an external environment that was more challenging and volatile than anticipated, CWB’s performance on the 2023 STIP financial and operating performance goals came in at 66.5% of target (or 46.5% out of the 70% weighting allocated to financial and operational performance). While our client satisfaction and employee engagement metrics resulted in below target performance, our Voice of the Client Research Program indicates that we have maintained a very strong Net Promoter Score (NPS) for business and personal clients, and in a challenging operating environment in which the industry has witnessed sharp decreases in NPS, we have experienced less severe downward movement on our NPS relative to our Largest Canadian Banks peer group, with our performance above the peer group average. The HR Committee considered whether it was appropriate to make adjustments to the calculated result of the STIP quantitative metrics and determined that no adjustments were required. The qualitative component for individual NEO performance was generally awarded at or above target, reflecting strong strategic progress and relative performance compared with peers in a difficult environment. Measure NEO 2023 STIP Quantitative Metrics Target Component Weight with Performance at Target 2023 Quantitative Performance Adjusted EPS(1) $3.73 30% $3.67 Adjusted return on common shareholders’ equity(1) 10.9% 10% 10.6% Efficiency Ratio(1) 49.8% 10% 52.6% Employee engagement(2) Maintain 10% Below Target Client satisfaction(3) Maintain 10% Below Target Total and Resulting Award 70% 66.5% of target (1) Non-GAAP measure. See page 37 of this Circular for more details. Disclosure of adjusted measures and other non-GAAP measures can be found on in the Non-GAAP Measures section of our 2023 MD&A. As further described on page 38, adjusted EPS and adjusted return on common shareholders’ equity are assessed with the performing loan provision for credit losses removed. (2) Employee engagement is measured based on the Great Places to WorkTM Trust Index. (3) Client satisfaction is based on our NPS. NPS measures customer loyalty by asking how likely a customer would be to recommend the company. NPS is calculated as the total percentage of survey respondents who report a strong likelihood that they would recommend the company or its products to others (advocates), minus the percentage of respondents reporting that they are unlikely to recommend the company or its products to others (detractors). We engage a third party to survey customers and calculate our NPS. Changes to Fiscal 2024 STIP Award The HR Committee has approved changes to the STIP design for fiscal 2024. The new design will make the determination of NEO STIP outcomes more a function of overall corporate performance, with more modest differentiation by individual executive. It will also introduce a formal risk review step in the evaluation of corporate performance. Corporate STIP performance indicators will continue to emphasize financial performance with “target” financial performance goals containing significant stretch, as well as strategic and operational performance goals. The HR Committee will retain the ability to apply informed business judgment over final performance evaluations and pay outcomes. In particular, the HR Committee will examine performance outcomes, by indicator, that differ materially from goals at “target” to align performance and payout outcomes with overall corporate performance and CWB’s risk appetite. The HR Committee may reduce a STIP award to zero if it determines that this is warranted.

43 | Canadian Western Bank-Management Proxy Circular 3. LONG-TERM INCENTIVE Long-Term Incentive Program (LTIP) Purpose • The LTIP is designed to attract, motivate, reward and retain employees by aligning our leaders’ interests to create medium- and long-term shareholder value, build a successful and sustainable business, and execute on our strategic direction. Form of Award • The LTIP consists of awards under the SIP, the RSU Plan and the PSU Plan, each of which is discussed in greater detail below. • Amendments to any of the plans must be approved by the HR Committee. Grant Determination • Each December, the HR Committee determines the annual aggregate value of LTIP awards for all Participants, including the total value of individual grants to be awarded to the NEOs for that fiscal year (i.e., in December 2022, grants were awarded for the 2023 fiscal year). • In determining grants under the LTIP, grants are generally set at “target” levels with potential adjustments to these target values made on a caseby- case basis by the HR Committee, in its judgment, to address performance considerations or other exceptional circumstances. • Grants are not influenced by previous grants made to an executive. Payouts • The payout values of all stock options, RSUs, and PSUs are based on share price performance, aligning management and shareholder interests. • In addition, payout values for PSUs are based on achievement of performance against financial and strategic objectives established at the date of each grant. • The LTIP grant target values for the NEOs for fiscal 2023, together with the grant allocation between PSUs (75% of total LTIP) and stock options (25% of total LTIP), follow: LTIP Value Target LTIP Allocation(1) PSUs Stock Options President and CEO 170% of Base Salary 127.50% 42.50% All other NEOs 100% of Base Salary 75% 25% (1) As of fiscal 2021, RSUs were generally no longer granted as part of total executive compensation, except for special recruitment/retention purposes. Share Incentive Plan (SIP) Overview All figures current to October 31, 2023 Plan Category The SIP is an equity compensation plan approved by shareholders. Eligibility Officers (a CEO, Chief Operating Officer, CFO, president, an executive vice president, a vice president, an assistant vice president, a treasurer, or an assistant treasurer, or any individual who performs a similar function) and employees of CWB Financial Group are eligible for grants under the SIP. The SIP does not limit insider participation. Plan Maximum A maximum of 16,932,000 common shares may be issued under the SIP, subject to adjustment for a stock dividend, split, consolidation, or other change to the structure of CWB’s common shares. The SIP does not provide for a maximum number of common shares which may be issued to a Participant pursuant to the SIP (expressed as a percentage or otherwise). Overhang (number of stock options reserved for issuance plus stock options outstanding) 6,109,401 common shares, representing 6.34% of all issued and outstanding common shares. Dilution (number of stock options outstanding and not exercised) 2,214,627 common shares, representing 2.30% of all issued and outstanding common shares. Number of Securities to be Issued Upon Exercise of Outstanding Stock Options Given the mandatory “Cashless Settlement of Stock Options” described below, if all outstanding stock options (vested and unvested) were exercised at the October 31, 2023 share price, 63,873 common shares would be issued. Weighted Average Exercise Price of Outstanding Stock Options $30.25 Number of Securities Remaining Available for Future Issuance 3,894,774 common shares are available for issuance under future grants, representing 3.95% of all issued and outstanding common shares. Stock Options Issued in 2023 570,049 stock options were issued in fiscal 2023, representing 0.58% of all issued and outstanding common shares. 2023 2022 2021 Burn rate (the number of stock options issued each year, expressed as a percentage of the weighted average number of issued and outstanding common shares for the relevant fiscal year) 0.59% 0.40% 0.41% Grant Determination • The estimated value of a stock option on a grant date is determined using a binomial stock option pricing model. The applicable allocation (based on a percentage of base salary as shown on the table on page 43) is then divided by the stock option value to arrive at the number of stock options that will be granted to the executive.

Canadian Western Bank-Management Proxy Circular | 44 Share Incentive Plan (SIP) Exercise Price • All outstanding stock options have an exercise price equal to the weighted average trading price of CWB's common shares on the TSX on the grant date and the four trading days immediately preceding the grant date. The SIP provides that the exercise price of a stock option cannot be less than this price. Term • The SIP permits stock options to be granted with a term of up to eight years. Stock options expire on the seventh anniversary of the grant date. • A stock option's term is extended by up to ten trading days following a blackout period should it otherwise expire during, or immediately after, a blackout period. Vesting • All outstanding stock options vest three years after they are granted. The HR Committee has the authority to set the date at which stock options vest and to accelerate the time at which any stock option vests. • Upon a change of control, stock options vest immediately if both of the following conditions are met: (i) the stock option holder’s employment is eliminated or substantially changed, and (ii) the stock option holder ceases to be an employee of CWB Financial Group within 18 months of the change of control. • The following describes how stock options are affected by a holder's resignation, termination, death or retirement: Unvested Stock Options Stock Options Vested but Unexercised Resignation Forfeited Must be exercised by the earlier of the original expiry date and 90 days from the date of resignation. Termination (with cause) Forfeited Must be exercised by the earlier of the original expiry date and 30 days from the date of termination. Termination (without cause) Forfeited Must be exercised by the earlier of the original expiry date and one year from the date of termination. Death Vest immediately Must be exercised by the earlier of the original expiry date and two years from the date of death. Retirement (as defined in the SIP) Vest on the original vesting date and must be exercised by the original expiry date Must be exercised by the original expiry date. Assignment • No stock option is assignable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order. Cashless Settlement of Stock Options • In order to reduce dilution, all exercises of stock options must be settled under the cashless settlement method. The cashless settlement method allows for the value of stock options at the time of exercise to be settled by exchanging the stock options for “Substituted Rights” and the immediate conversion of those rights into common shares. • As the number of stock options exercised under the cashless settlement method always exceeds the number of common shares issued, the excess is returned to the pool of common shares reserved for issuance under stock options. • Under the cashless settlement method, the number of shares to be issued is determined by the following formula: - “Current Price” means the closing price of CWB common shares on the TSX on the date the notice of exchange is delivered to CWB. - “Exercise Price” means the exercise price of the stock options. Amendments • The Board may amend the SIP without shareholder approval for certain types of amendments, including amendments to the vesting provisions and amendments necessary to comply with applicable law. • The following types of amendments to the SIP require shareholder approval: - amendments to the number of common shares issuable under the SIP, including an increase to a fixed maximum number of common shares or a change from a fixed maximum number of common shares to a fixed maximum percentage; - any amendment that reduces a stock option’s exercise price or purchase price; - any amendment extending a stock option’s term beyond its original expiry date, except as otherwise permitted by the SIP; - adoption of any stock option exchange involving the cancellation and reissuance of stock options; - an amendment which would permit stock options to be transferred or assigned to an arm's-length third party who is not an associate, affiliate, or legal representative of the stock option holder; - any amendment that expands Participants to include non-employee directors; and - amendments that must be approved by shareholders under applicable law (including, without limitation, the TSX rules, regulations, and policies).

45 | Canadian Western Bank-Management Proxy Circular Performance Share Unit (PSU) Plan Overview • PSUs granted under the PSU Plan are bookkeeping entries credited to an account created for each Participant. • Each PSU represents a unit with an underlying value equivalent to the value of one CWB common share, subject to adjustment by the performance multiplier. • Notional dividends accrue to the PSU holder and are converted on the dividend date into additional PSUs that vest in accordance with the respective grant. Grant Determination • On the grant date for PSUs, the value of the applicable allocation (based on a percentage of base salary as shown on the table on page 43) is divided by the weighted average trading price of one CWB common share on the grant date and the four trading days preceding the grant date to arrive at the number of PSUs granted to the executive. Vesting • PSUs vest on a date specified by the HR Committee at the date of grant, typically three years but in no event later than December 31 of the third year after the grant. • If a Participant ceases to be an employee before a PSU's vesting date by reason of death or retirement, then the PSUs will vest in accordance with the terms of the PSU Plan as if the Participant was an employee on the PSU vesting date. • Subject to Board discretion, if a Participant's employment ceases for any reason other than death or retirement, all of the Participant's unvested PSUs are cancelled and no compensation is paid for those PSUs. • Upon a change of control, PSUs vest immediately if both of the following conditions are met: (i) the Participant’s office or position is eliminated or substantially changed, and (ii) the Participant leaves the employment of CWB Financial Group within 18 months of the change of control. • In the event of accelerated vesting on a change of control, the performance will be calculated as at the date of the accelerated vesting and compared to the targets to determine the awards to be paid. Payout • Upon completion of the vesting period associated with granted PSUs, a performance multiplier is calculated based on performance over the period relative to performance goals, and then applied to the PSUs originally granted such that the total monetary payout per PSU that vests may be greater or less than the value of a CWB common share. For grants up to and including fiscal 2020, the maximum possible performance multiplier is 200% and the minimum is 0%. For grants made at the beginning of fiscal 2021 forward, the maximum possible performance multiplier is 150% and the minimum is 50% (subject to HR Committee discretion over final award multipliers). • The value of each common share underlying the value of a PSU on the vesting date is based on the average of the weighted average trading price of the common shares on the TSX on the vesting date of the PSU and the 30 calendar days preceding the vesting date of the PSU. The value of each vested PSU is paid to Participants, in cash, no later than 60 days after vesting. Details of PSU Grants Outstanding in Fiscal 2023 2020 PSU Grant PSUs granted in fiscal 2020 vested on October 31, 2022. For details on those results, please see page 48 of the CWB 2023 Management Proxy Circular. 2021 PSU Grant Performance Multiplier PSUs granted in fiscal 2021 vested on October 31, 2023. For these PSUs, the performance multiplier included the following components: 60% based upon overall three-year relative TSR; and 40% based on the achievement of specified strategic initiatives.

Canadian Western Bank-Management Proxy Circular | 46 Three-year relative TSR We compared the TSR of CWB common shares over the three-year performance period against the TSRs of a basket of performance comparators during the same performance period. We calculated TSR using a 30-day volume weighted average price (VWAP) (calendar, not trading), ending on October 31 in the year of vesting. The peer group for determining relative TSR to calculate the PSU performance multiplier for fiscal 2021 grant follows: PSU Peer Group for Determining Relative TSR Comparator Weighting S&P/TSX Capped Financials Index 60% S&P Canada Small Cap Index 40% Our performance was measured against the constituents of each of the S&P/TSX Capped Financials Index and the S&P Canada Small Cap Index. Companies in the S&P Canada Small Cap Index operate in similar markets and have similar market capitalization and share price volatility characteristics as CWB, while companies in the S&P/TSX Capped Financials index include CWB’s closest business peers and other capital market peers in the financial services sector. Performance multiplier will be calculated according to the following schedule, with linear interpolation determined between the percentile ranks shown below: CWB’S TSR Ranking Performance Multiplier 25th Percentile and below 50% 50th Percentile 100% 80th Percentile and above 150% If CWB delivers negative TSR during the performance period but is ranked above the 50th percentile, the performance multiplier will be reduced to 100%. Strategic initiatives We determined the strategic initiatives component by analyzing CWB performance against the medium-term strategic initiatives set at the time of grant, consistent with our strategic direction. We established a performance rating scale to assess the degree of goal attainment on each strategic initiative. The PSU performance multiplier for the strategic initiatives component was: Assessment of Goal Attainment Performance Multiplier Exceptional Performance 125 – 150% Above Expectations 105 – 125% Met Expectations 95 – 105% Below Expectations 50 – 95% At the end of the performance period, the HR Committee evaluated management’s performance on each strategic initiative and determined the appropriate performance multiplier.

47 | Canadian Western Bank-Management Proxy Circular Results The PSUs granted in fiscal 2021 vested on October 31, 2023, and were paid out with an overall performance multiplier of 85% (rounded). Our performance results for each performance metric of the 2020 PSU grant, the resulting performance multipliers and the weighted performance factors follow: Performance Multiplier Weighting Weighted Performance Factor Three-Year Relative TSR 76%(1) 60% 45% Strategic Initiatives (see details below) 40% 40% TOTAL 85% Unrivaled Client Experience • Progressed our digital and payments capabilities in support of growing full-service client relationships. • Made targeted enhancements to our full-service offering and experience to meet the evolving needs of our clients. • Strengthened the growth potential of our Equipment business through integration, leadership, and cultural alignment. • Continued to transform our wealth business to strengthen CWB’s full-service value proposition. • Grew CWB brand awareness and familiarity with business owners across Canada. 110% 13% 14% Destination for Top Talent • Progressed on diversity and inclusion initiatives. • Progressed on targeted talent management, development, and retention initiatives. • Fostered a ‘People First’ culture through a demonstrated commitment to personalized learning. • Evolved ‘Total Rewards’ structure to be more competitive, attractive, and responsive to the evolving competition for talent. 125% 13% 16% Optimize our Business • Progressed the redevelopment of our enhanced risk management tools and processes. • Continued to deliver strong diversification by geography and industry. • Continued to strengthen and diversify funding sources. • Matured our cyber security capabilities. • Migrated to a fully out-sourced cloud-based data centre. • Progressed integration of sustainability into our ongoing Strategic Direction. 67% 14% 9% Overall Performance Multiplier (potential of 0% - 200%) 85% (1) Relative TSR trend based on results through October 31, 2023, representing the 58th percentile for the small cap index (40% weight) and the 22nd percentile for the capped financials index (60% weight). 2022 PSU Grant The PSUs granted in fiscal 2022 were structured similarly to those granted in fiscal 2021. 2023 PSU Grant The PSUs granted in fiscal 2023 were structured similarly to those granted in 2021, with the exception of changes made to the relative TSR component of the PSUs, resulting in a symmetrical performance/payout schedule (as outlined below). 2023 PSU Changes TSR Performance Multiplier Narrowed Performance multiplier is calculated according to the following schedule, with linear interpolation determined between the percentile ranks shown below. CWB’s TSR Ranking Performance Multiplier 25th Percentile and below 50% 50th Percentile 100% 75th Percentile and above 150% However, if CWB delivers negative TSR during the performance period but is ranked above the 50th percentile, the performance multiplier will be reduced to 100%.

Canadian Western Bank-Management Proxy Circular | 48 Restricted Share Unit (RSU) Plan Overview • RSUs granted under the RSU Plan are bookkeeping entries credited to an account created for each Participant. • Each RSU represents a unit with an underlying value equivalent to the value of one CWB common share. • Notional dividends accrue to the RSU holder and are converted on the dividend date into additional RSUs that vest in accordance with the respective grant. Grant Determination • On the grant date for RSUs, the value of the applicable allocation (based on a percentage of base salary as shown on the table on page 43) is divided by the weighted average trading price of one CWB common share on the grant date and the four trading days preceding the grant date to arrive at the number of RSUs granted to the executive. • In fiscal 2020, the HR Committee approved changes to the LTIP composition effective for fiscal 2021. RSUs were removed from NEO LTIP (except for special recruitment/retention purposes). Vesting • Each grant vests rateably on each of the first, second and third anniversaries of the grant date. • If a holder ceases to be an employee before a RSU's vesting date by reason of death or retirement, then such granted RSUs vest in accordance with the terms of the RSU Plan as if the Participant was an employee on the RSU vesting date. • Subject to the HR Committee’s discretion, if a Participant's employment ceases for any reason other than death or retirement, all of the Participant's unvested RSUs are cancelled and no compensation is paid for those RSUs. • Upon a change of control, RSUs vest immediately if both of the following conditions are met: (i) the Participant’s office or position is eliminated or substantially changed, and (ii) the Participant leaves the employment of CWB Financial Group within 18 months of the change of control. Payout • The value of each RSU on the vesting date is based on the average of the weighted average trading price of the common shares on the TSX on the vesting date of the RSU and the four trading days preceding the vesting date. The value of each RSU is paid to Participants, in cash, no later than 60 days after vesting. 4. BENEFITS AND PERQUISITES Group RRSP NEOs and all employees are eligible • Under the Group RRSP, we contribute an amount equal to 3% of base salary and match the employee's contribution up to an additional 4.5%. • If the maximum CWB contribution for an executive exceeds the RRSP contribution limit permitted by the Income Tax Act for the year, the executive may elect to allocate the excess to the Supplemental Retirement Plan. • If the executive does not make such an election, then the individual's contribution to the Group RRSP is reduced accordingly. • Our contributions under both plans vest immediately. • In the case of Mr. Fowler and Mr. Murphy, their employment agreements provide that the total CWB contribution to both plans will be 15% and 10%, respectively, of base salary. • The Supplemental Retirement Plan (discussed under the heading “Retirement Arrangements” on page 62) is available to CWB senior management at the SVP level and above. Supplemental Retirement Plan NEOs, Executive Committee and SVPs are eligible ESPP NEOs and all employees are eligible • Under the ESPP, we contribute an amount equal to 50% of the employee’s contribution up to a maximum of 5% of salary. Group Benefits NEOs and all employees are eligible • The NEOs participate in various employee benefit plans, including health, dental, and life and disability insurance, on the same basis as other employees. Perquisites NEOs and Executive Committee are eligible • Perquisites include paid parking, club memberships, a home security system, retirement planning services, and a medical exam once every two years.

49 | Canadian Western Bank-Management Proxy Circular STOCK PERFORMANCE The following graph shows the cumulative return of $100 invested in common shares of CWB as at October 31, 2018 until October 31, 2023 compared to the cumulative return of $100 invested in the S&P/TSX Composite Index and in the S&P/TSX Financials Index over the same period. The graph also demonstrates the trend in total annual compensation earned by the five most highly compensated NEOs(1) over the same five-year period. FIVE-YEAR TOTAL SHAREHOLDER RETURN ON $100 INVESTMENT (ASSUMING REINVESTMENT OF DIVIDENDS) (1) CWB had six NEOs in 2021 rather than five NEOs as in most years. This is a result of having two CFOs during 2021. For continuity, only the five most highly compensated NEOs in a given year are included in the aggregate NEO compensation total above. COST OF MANAGEMENT Cost of management is a measure used by some shareholders to compare financial performance to the compensation awarded to senior officers. While the HR Committee does not specifically consider this measure in executive compensation decisions, the following data is provided for shareholder information. This table compares the aggregate compensation awarded to the five most highly compensated NEOs with adjusted common shareholders’ net income (as reported in our annual MD&A)(1). Fiscal Year Aggregate NEO Compensation(2) ($Millions) Adjusted Common Shareholders’ Net Income ($Millions) Cost of Management as a percentage of Adjusted Common Shareholders’ Net Income (%) 2023 7.5 344 2.2 2022(3) 7.2 331 2.5 2021 7.5 335 2.2 (1) Non-GAAP measure. See page 37 of this Circular for more details. Disclosure of adjusted measures and other non-GAAP measures can be found in the Non-GAAP Measures section of our 2023 MD&A. (2) CWB had six NEOs in 2021 rather than five NEOs as in most years. This is a result of having two CFOs during 2021. For continuity, only the five most highly compensated NEOs in a given year are included in the aggregate NEO compensation total above. (3) In fiscal 2022, certain one-time sign-on amounts (share-based awards, stock option-based awards, bonus, and payment to Supplemental Retirement Plan) were awarded to Ms. Parra, as per her employment agreement. Including such one-time sign-on amounts, the aggregate NEO compensation for fiscal 2022 is $8.5 million.

Canadian Western Bank-Management Proxy Circular | 50 CHRISTOPHER H. FOWLER, President and Chief Executive Officer Mr. Fowler has served as our President and Chief Executive Officer since March 2013. He is responsible for CWB Financial Group’s overall leadership and direction, as well as for defining, communicating, and implementing our strategic direction. He is accountable to the Board for the development and successful execution of our strategy, the oversight of capital and risk management, and our overall financial performance. Mr. Fowler joined CWB in 1991, and has spent over 35 years in the banking industry. Mr. Fowler received a Bachelor of Arts (Economics) and a Master of Arts (Economics) from the University of British Columbia. In 2022, Mr. Fowler was inducted into the Junior Achievement Northern Alberta Business Hall of Fame. CEO EMPLOYMENT AGREEMENT Mr. Fowler’s compensation is determined in accordance with his employment agreement, the key terms of which are set out below: Compensation Element Key Terms Base Salary • $820,000 for the 2023 calendar year. Short-Term Incentive • Annual cash incentive based on financial and operational performance and on strategic initiatives and leadership goals with measurements and weightings set annually. • Target incentive equal to 100% of base salary (level of incentive where performance meets expectations). • No minimum incentive; maximum incentive equal to 150% of base salary. Long-Term Incentive • HR Committee determines the amount of the LTIP award each fiscal year after considering metrics related to financial and operational results, macroeconomic conditions, and the retentive value of the LTIP. • For fiscal 2023, target award is equal to 170% of base salary. No minimum award. • For fiscal 2023, LTIP awards were comprised of PSUs (75%) and stock options (25%). All PSUs and stock options vest in accordance with CWB’s PSU Plan and SIP, respectively. Retirement Plan • CWB makes a notional contribution to Mr. Fowler’s account under the Supplemental Retirement Plan equal to 15% of base salary less any CWB contributions made on Mr. Fowler’s behalf to the Group RRSP. Details of the Supplemental Retirement Plan can be found on page 62. Termination of Employment Without Cause • A lump sum settlement amount equal to two times the average of Mr. Fowler’s two most recent years of compensation immediately prior to termination, where compensation is defined as base salary and short-term incentive. Change of Control • Payment equal to that described immediately above under “Termination of Employment Without Cause” should there be a change of control and Mr. Fowler’s position is substantially changed or eliminated and Mr. Fowler leaves the employ of CWB within 18 months of such event. Non-Compete • Mr. Fowler is precluded from being involved with a competitor of CWB Financial Group in any of British Columbia, Alberta, Ontario, Saskatchewan or Manitoba for 18 months from the date that he ceases to be employed by CWB. Equity Requirement • Mr. Fowler is required to hold minimum shareholdings, as set out in CWB’s executive share ownership guidelines, for a period of six months after his departure, and to hold one-half of his minimum shareholdings for a further six months, should he (a) retire, or (b) unilaterally resign for a reason other than a change of control where his position is eliminated or substantially changed or as required under CWB’s Majority Voting Policy. 2023 CEO PERFORMANCE CWB Strategic Objective Initiative/Performance Best for People • Supported employee engagement, with CWB named as one of this year’s top 25 Best WorkplacesTM in Canada for the second year in a row by Great Place to Work Canada® and being recognized by Waterstone Human Capital as having one of Canada’s Most Admired Corporate CulturesTM for the fourth time, earning a place in their hall of fame. • Implemented a CWB-wide, harmonized benefits plan, which provides greater flexibility and choice for our people and increases the potential for career movement while maximizing utilization of spend. • Progressed leadership diversity across designated groups. Best for Clients • Successfully launched a personal and small business digital banking platform. The small business platform can integrate with third party accounting platforms and provide our clients with predictive cash flow modelling. • Launched a new corporate card suite in partnership with Brim Financial to provide an enhanced digital experience. • Consolidated and simplified loan document requirements, reducing the number of documents and increasing our use of automation, leveraging data from our loan origination software. Best for Investors • Delivered 10% annual loan growth in our general commercial loan portfolio as we executed on our strategic focus of expanding full-service client opportunities. General commercial loans now represent 37% of total loans, up from 35% one year ago. • Achieved 10% annual loan growth in Ontario, supported by strong momentum from our Mississauga and Markham banking centres. Ontario loans now represent 25% of total loans, up from 24% one year ago. • Maintained excellent credit quality during a period of economic volatility, with the total annual provision for credit losses of seven bps as a percentage of average loans.

51 | Canadian Western Bank-Management Proxy Circular 2023 CEO COMPENSATION Mr. Fowler's base salary was set by the Board and remained at $820,000 for the 2023 calendar year, resulting in salary of $820,000 for the 2023 fiscal year. For fiscal 2023, the Board awarded Mr. Fowler an annual STIP award equal to 79% of base salary, and an LTIP award equal to 170% of his calendar 2023 base salary. Compensation Over Time(1)(2) Total Direct Compensation ($) 2023 Actual Compensation Mix (1) Compensation data is disclosed as at October 31 of each fiscal year shown. The values are based on the salary and short-term incentive compensation earned in each fiscal year, and the grant-date value of each LTIP award. (2) Base salary is granted for each calendar year. The amounts shown in the chart above reflect the amount of base salary earned during a fiscal year. CEO Compensation Compared to Realized and Realizable Pay Over Time The compensation awarded to Mr. Fowler over the past five years, the realized or realizable value as at December 31, 2023, and the value received by shareholders during that time follow: Value at December 31, 2023 ($millions) Value of $100 Total Direct Compensation (TDC) Awarded(1) A Realized Pay(2) B Realizable Pay(3) A+B=C Current Value Period To CEO(4) ($) To Shareholders(5) ($) 2019 2.5 2.6 0.1 2.7 10/31/2018 to 12/31/2023 108 124 2020 2.6 2.3 0.0 2.3 10/31/2019 to 12/31/2023 88 110 2021 2.9 2.3 0.1 2.4 10/31/2020 TO 12/31/2023 83 143 2022 2.7 1.8 0.8 2.6 10/31/2021 to 12/31/2023 96 85 2023 2.9 1.5 2.0 3.5 10/31/2022 to 12/31/2023 121 137 Average 99 120 (1) Reflects total direct compensation (salary, actual STIP award payout, and grant-date value of LTIP awards) awarded in each fiscal year; these values are also found in the “Summary Compensation Table” on page 57. (2) Realized pay is the sum of the salary and STIP award payout for the fiscal year, plus the final vesting payout or exercised value over the period of the share units and stock options that were granted during the fiscal year (including any dividend equivalents). (3) Realizable pay is the sum of the current value of unvested units granted during the fiscal year and the in-the-money value of unexercised stock options that were awarded during each fiscal year. For the unvested PSUs, we have assumed target (100%) performance. (4) Represents the actual realized/realizable value to the CEO for each $100 awarded in TDC for the fiscal year indicated, as at December 31, 2023 for each period. (5) Represents the value on December 31, 2023 of a $100 investment in CWB common shares made on the first day of the period indicated, assuming reinvestment of dividends.

Canadian Western Bank-Management Proxy Circular | 52 Share Ownership(1) Total Value of Common Shares ($) Total Value of RSUs ($) Total Value of PSUs(2) ($) Total Value of Common Shares/RSUs/PSUs ($) Minimum Value Under Guidelines ($) Required Multiple of Base Salary Actual Multiple Meets Guidelines 4,474,211 - 1,955,489 6,429,700 4,100,000 5 7.8 ✓ (1) Share ownership data is disclosed as at October 31, 2023. As such, the information noted above may not align with the information that is provided for Mr. Fowler in the “Your Director Nominees” section on page 7, which is provided as of January 29, 2024. (2) Total Value of PSUs includes the PSUs granted in fiscal 2021 and vested on October 31, 2023, and are valued using a 100% performance multiplier applied to $27.48, the closing price of CWB common shares on the TSX on October 31, 2023, for the purposes of determining compliance with minimum share ownership requirements. Other Equity Holdings – Stock Options(1) Unexercisable Exercisable (#) In-the-Money Value ($) (#) In-the-Money Value ($) Total ($) 173,851 270,499 197,497 - 270,499 (1) Stock option data is disclosed as at October 31, 2023. OTHER NAMED EXECUTIVE OFFICERS 2023 COMPENSATION Highlights of each NEO’s performance regarding individual strategic initiatives and leadership goals are provided in the following pages. The HR Committee reviewed the base salaries of senior executives in 2023 and general increases were awarded for market alignment, and in some cases, to reflect the expanded oversight responsibilities of the executive. In December 2022, the HR Committee determined the 2023 LTIP awards for NEOs, making all grants for fiscal 2023 at target levels for all NEOs.

53 | Canadian Western Bank-Management Proxy Circular R. MATTHEW RUDD, Chief Financial Officer Mr. Rudd was appointed as CWB’s Chief Financial Officer in December 2020, and previously served as CWB’s Senior Vice President, Finance and Investor Relations, and Chief Accountant. As CFO, Mr. Rudd is responsible for financial and capital supply management for CWB Financial Group, and also oversees Treasury, Investor Relations, and Sustainability. Mr. Rudd serves as chair of CWB’s Asset Liability Committee. Mr. Rudd has been with CWB Financial Group since 2018. Prior to joining CWB, he served as the CFO of another Canadian public company. Mr. Rudd received a Bachelor of Commerce from the University of Alberta and holds a CPA, CA designation from the Chartered Professional Accountants of Alberta. 2023 Performance Highlights • Leveraged funds transfer pricing capabilities, the application of new Standardized capital guidelines, and prudent expense management to support strong financial performance and increased regulatory capital ratios in a challenging external environment. • Negotiated a lease to move CWB’s national headquarters to Manulife Place in downtown Edmonton commencing in late 2025 at favorable financial terms that reduce CWB’s total occupancy costs. • Advanced CWB’s ESG efforts through the inaugural disclosure of Scope 1 and 2 greenhouse gas emission across our national footprint and initiated a phased approach to estimate Scope 3 financed emissions. • Supported employee engagement, with CWB named as one of this year’s top 25 Best WorkplacesTM in Canada for the second year in a row by Great Place to Work Canada® and being recognized by Waterstone Human Capital as having one of Canada’s Most Admired Corporate CulturesTM for the fourth time, earning a place in their hall of fame. Compensation Over Time(1)(2) Total Direct Compensation ($) 2023 Actual Compensation Mix (1) Compensation data is disclosed as at October 31 of each fiscal year shown. The values are based on the salary and short-term incentive compensation earned in each fiscal year, and the grant-date value of each LTIP award. (2) Base salary is granted for each calendar year. The amounts shown in the chart above reflect the amount of base salary earned during a fiscal year. Share Ownership(1) Total Value of Common Shares Total Value of RSUs ($) Total Value of PSUs(2) ($) Total Value of Common Shares/RSUs/PSUs ($) Minimum Value Under Guidelines ($) Required Multiple of Base Salary(3) Actual Multiple Meets Guidelines 543,170 - 520,502 1,063,672 720,000 1.8 2.7 ✓ (1) Share ownership data is disclosed as at October 31, 2023. (2) Total Value of PSUs includes the PSUs granted in fiscal 2021 and vested on October 31, 2023, and are valued using a 100% performance multiplier applied to $27.48, the closing price of CWB common shares on the TSX on October 31, 2023, for the purposes of determining compliance with minimum share ownership requirements. (3) Mr. Rudd’s employment agreement provides for an ownership requirement equal to 1.8 times his base salary on October 31, 2023. Effective December 10, 2023, Mr. Rudd’s ownership requirement is equal to 2 times his base salary. Other Equity Holdings – Stock Options(1) Unexercisable Exercisable (#) In-the-Money Value ($) (#) In-the-Money Value ($) Total ($) 44,805 $69,857 14,494 - $69,857 (1) Stock option data is disclosed as at October 31, 2023.

Canadian Western Bank-Management Proxy Circular | 54 STEPHEN H.E. MURPHY, Group Head, Commercial, Personal and Wealth Mr. Murphy was appointed as CWB’s Group Head, Commercial, Personal and Wealth in April 2022, and previously served as CWB’s EVP, Banking. Mr. Murphy's responsibilities include overseeing CWB’s national banking centre network, as well as commercial real estate lending, specialty finance (including CWB Maxium Financial, CWB Franchise Finance and corporate banking), CWB Wealth operations (including centralized services and sales effectiveness), strategy and corporate development. Mr. Murphy has been with CWB Financial Group since 2016, and has over 25 years of banking experience. Prior to joining CWB, Mr. Murphy was a senior officer of one of the Largest Canadian Banks, where he most recently was responsible for British Columbia mid-market commercial banking and, prior to that, was special assistant to the CEO. Mr. Murphy received a Bachelor of Administrative and Commercial Studies from the University of Western Ontario and a Master of Business Administration from the Richard Ivey School of Business. 2023 Performance Highlights • Delivered 10% annual loan growth in our general commercial loan portfolio, including 17% growth in Ontario. • Focused growth to support strong risk-adjusted returns and active portfolio management to deliver strong credit performance. • Led progress on major transformation projects related to core lending processes and target operating model to drive efficiency and enhanced client experience. • Supported employee engagement, with CWB named as one of this year’s top 25 Best WorkplacesTM in Canada for the second year in a row by Great Place to Work Canada® and being recognized by Waterstone Human Capital as having one of Canada’s Most Admired Corporate CulturesTM for the fourth time, earning a place in their hall of fame. Compensation Over Time(1)(2) Total Direct Compensation ($) 2023 Actual Compensation Mix (1) Compensation data is disclosed as at October 31 of each fiscal year shown. The values are based on the salary and short-term incentive compensation earned in each fiscal year, and the grant-date value of each LTIP award. (2) Base salary is granted for each calendar year. The amounts shown in the chart above reflect the amount of base salary earned during a fiscal year. Share Ownership(1) Total Value of Common Shares ($) Total Value of RSUs ($) Total Value of PSUs(2) ($) Total Value of Common Shares/RSUs/PSUs ($) Minimum Value Under Guidelines ($) Required Multiple of Base Salary Actual Multiple Meets Guidelines 1,301,041 - 685,768 1,986,809 1,040,000 2 3.8 ✓ (1) Share ownership data is disclosed as at October 31, 2023. (2) Total Value of PSUs includes the PSUs granted in fiscal 2021 and vested on October 31, 2023, and are valued using a 100% performance multiplier applied to $27.48, the closing price of CWB common shares on the TSX on October 31, 2023, for the purposes of determining compliance with minimum share ownership requirements. Other Equity Holdings – Stock Options(1) Unexercisable Exercisable (#) In-the-Money Value ($) (#) In-the-Money Value ($) Total ($) 62,540 89,301 73,132 - 89,301 (1) Stock option data is disclosed as at October 31, 2023.

55 | Canadian Western Bank-Management Proxy Circular M. CAROLINA PARRA, Chief Risk Officer Ms. Parra was appointed as CWB’s Chief Risk Officer in November 2021. As CRO, Ms. Parra is responsible for CWB’s risk management functions encompassing credit, market, capital, enterprise operational, cyber, technology and climate risk. She serves as the executive sponsor for one of CWB’s ERGs, CWB Noble. Ms. Parra joined CWB Financial Group with an extensive background in commercial credit and corporate banking, and experience managing financial and non-financial risk in times of rapid growth, acquisition and regulatory complexity in Canada and abroad. Prior to joining CWB, Ms. Parra served in various roles at one of the Largest Canadian Banks, where she most recently was Vice President, AML & Internal Control, International Banking. Ms. Parra received a Bachelor of Industrial Engineering from Universidad Javeriana and a Master of Business Administration from Schulich School of Business at York University. 2023 Performance Highlights • Implemented new organizational structure across Group Risk Management, positioning functions and teams to enhance efficiency and align technical and leadership expertise. • Drove progress in maturing and enhancing the non-financial risk capabilities across the organization. • Leadership of CWB’s strong credit risk management framework, which supported credit losses that remained below historical averages in a volatile economic environment. • Successfully progressed third party risk management program and enhanced cyber and technology risk frameworks and governance. • Supported employee engagement, with CWB named as one of this year’s top 25 Best WorkplacesTM in Canada for the second year in a row by Great Place to Work Canada® and being recognized by Waterstone Human Capital as having one of Canada’s Most Admired Corporate CulturesTM for the fourth time, earning a place in their hall of fame. Compensation Over Time(1)(2)(3) Total Direct Compensation ($) 2023 Actual Compensation Mix (1) Compensation data is disclosed as at October 31 of each fiscal year shown. The values are based on the salary and short-term incentive compensation earned in each fiscal year, and the grant-date value of each LTIP award. (2) Base salary is granted for each calendar year. The amounts shown in the chart above reflect the amount of base salary earned during a fiscal year. (3) In fiscal 2022, certain one-time sign-on amounts (share-based awards, stock option-based awards, bonus, and payment to Supplemental Retirement Plan) were awarded to Ms. Parra, as per her employment agreement. Share Ownership(1) Total Value of Common Shares ($) Total Value of RSUs(2) ($) Total Value of PSUs(3) ($) Total Value of Common Shares/RSUs/PSUs ($) Minimum Value Under Guidelines ($) Required Multiple of Base Salary(4) Actual Multiple Meets Guidelines 53,971 162,673 541,856 758,500 90,000 0.25 2.1 ✓ (1) Share ownership data is disclosed as at October 31, 2023. (2) RSUs are valued based on $27.48, the closing price of CWB common shares on the TSX on October 31, 2023. (3) Total Value of PSUs includes the PSUs granted in fiscal 2021 and vested on October 31, 2023, and are valued using a 100% performance multiplier applied to $27.48, the closing price of CWB common shares on the TSX on October 31, 2023, for the purposes of determining compliance with minimum share ownership requirements. (4) Ms. Parra’s employment agreement provides for an ownership requirement equal to 0.25 times her base salary on October 31, 2023. Effective November 15, 2025, Ms. Parra’s ownership requirement is equal to 2 times her base salary. Other Equity Holdings – Stock Options(1) Unexercisable Exercisable (#) In-the-Money Value ($) (#) In-the-Money Value ($) Total ($) 62,627 69,857 - - 69,857 (1) Stock option data is disclosed as at October 31, 2023.

Canadian Western Bank-Management Proxy Circular | 56 JEFFREY I.L. WRIGHT, Group Head, Client Solutions and Specialty Businesses Mr. Wright was appointed as Group Head, Client Solutions and Specialty Business in April 2022 and previously served as CWB’s Senior Vice President, Client Solutions. Mr. Wright oversees CWB Equipment Financing, CWB Optimum Mortgage, CWT Trust Services and Motive Financial businesses as well as the Information Services group on an interim basis. He is responsible for leading product, marketing, data, digital and project management functions across CWB Financial Group. Mr. Wright chairs CWB’s Operating Committee. Mr. Wright has been with CWB Financial Group since 2018 and has 20 years of financial services experience in Canada and the United States. Prior to joining CWB Mr. Wright was an executive at one of the Largest Canadian Banks, with leadership roles in strategy, digital, transformation and sales across personal, commercial and wealth portfolios. He also spent five years at a leading global strategy consulting firm. Mr. Wright received a Bachelor of Commerce from Queen’s University and a Master of Business Administration from Duke University. 2023 Performance Highlights • Leveraged enhanced data analytics and reporting to achieve incremental interest and fees to support the expansion of revenue during the current year. • Led the development and launch of CWB’s new personal and small business digital platforms and new corporate cards. • Introduced new equipment financing sales model focusing teams across the enterprise on specific target channels. • As Chair of CWB’s Operating Committee, focused the prioritization of operating and capital expenditures on achieving CWB’s strategic agenda while improving financial performance in the current year. • Supported employee engagement, with CWB named as one of this year’s top 25 Best WorkplacesTM in Canada for the second year in a row by Great Place to Work Canada® and being recognized by Waterstone Human Capital as having one of Canada’s Most Admired Corporate CulturesTM for the fourth time, earning a place in their hall of fame. Compensation Over Time(1)(2) Total Direct Compensation ($) 2023 Actual Compensation Mix (1) Compensation data is disclosed as at October 31 of each fiscal year shown. The values are based on the salary and short-term incentive compensation earned in each fiscal year, and the grant-date value of each LTIP award. (2) Base salary is granted for each calendar year. The amounts shown in the chart above reflect the amount of base salary earned during a fiscal year. Share Ownership(1) Total Value of Common Shares ($) Total Value of RSUs(2) ($) Total Value of PSUs(3) ($) Total Value of Common Shares/RSUs/PSUs ($) Minimum Value Under Guidelines ($) Required Multiple of Base Salary(4) Actual Multiple Meets Guidelines 147,430 56,589 400,042 604,061 350,000 1 1.7 ✓ (1) Share ownership data is disclosed as at October 31, 2023. (2) RSUs are valued based on $27.48, the closing price of CWB common shares on the TSX on October 31, 2023. (3) Total Value of PSUs includes the PSUs granted in fiscal 2021 and vested on October 31, 2023, and are valued using a 100% performance multiplier applied to $27.48, the closing price of CWB common shares on the TSX on October 31, 2023, for the purposes of determining compliance with minimum share ownership requirements. (4) Mr. Wright’s employment agreement provides for an ownership requirement equal to his base salary on October 31, 2023. Effective April 1, 2025, Mr. Wright’s ownership requirement is equal to 2 times his base salary. Other Equity Holdings – Stock Options(1) Unexercisable Exercisable (#) In-the-Money Value ($) (#) In-the-Money Value ($) Total ($) 35,384 65,975 17,910 - 65,975 (1) Stock option data is disclosed as at October 31, 2023.

57 | Canadian Western Bank-Management Proxy Circular NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY COMPENSATION TABLE The aggregate compensation paid or payable by CWB to the President and CEO, CFO, and the next three most highly compensated executive officers of CWB in fiscal 2023 follows: Year Salary ($) Share-Based Awards(1) ($) Stock Option- Based Awards(2) ($) Non-Equity Incentive Plan Compensation Pension Value ($) All Other Compensation(3) ($) Total Compensation ($) Annual Incentive Plans ($) Christopher H. Fowler President and CEO 2023 820,000 1,045,500 348,500 648,000 - 219,276 3,081,276 2022 815,000 870,000 290,000 689,300 - 202,805 2,867,105 2021 800,000 870,000 290,000 985,000 - 179,396 3,124,396 R. Matthew Rudd CFO 2023 390,000 270,000 90,000 253,600 - 49,680 1,053,280 2022 351,250 243,750 81,250 229,700 - 37,788 943,738 2021 316,166 207,188 69,063 260,600 - 30,733 883,750 Stephen H.E. Murphy Group Head, CPW 2023 505,050 345,150 115,050 345,400 - 113,387 1,424,037 2022 457,375 336,675 112,225 309,500 - 96,035 1,311,810 2021 448,900 336,675 112,225 444,000 - 81,516 1,423,316 M. Carolina Parra CRO 2023 360,000 270,000 90,000 226,900 - 61,542 1,008,442 2022 346,438 570,000 290,000 232,400 - 851,512 2,290,350 2021 - - - - - - - Jeffrey I.L. Wright Group Head, CS&SB 2023 347,500 255,000 85,000 214,000 - 45,325 946,825 2022 315,373 204,367 49,028 183,600 - 33,126 785,494 2021 275,740 114,240 47,600 217,435 - 27,586 682,601 (1) Share-based awards for 2021, 2022, and 2023 are comprised of PSUs only, with the exception of Ms. Parra who received a one-time RSU award as per her employment agreement, and Mr. Wright who was granted RSUs pursuant to the terms of his employment agreement. The grant price of each RSU and PSU is the weighted average price of a CWB common share on the date on which the RSU or PSU was granted and the four trading days preceding the grant date. Details on the PSUs and RSUs (new hire award for Ms. Parra granted in fiscal 2022 and Mr. Wright’s RSU grant in 2022) granted to the NEOs during the last three fiscal years follow: Fiscal Year Grant Date RSUs Granted RSU Value at Grant 2021 N/A N/A N/A 2022 06-Jun-2022 2,863 $30.281 2022 13-Dec-2021 8,101 $37.033 2023 N/A N/A N/A Fiscal Year Grant Date PSUs Granted PSU Value at Grant 2021 14-Dec-2020 72,864 $29.067 2022 13-Dec-2021 53,985 $37.033 2023 12-Dec-2022 90,188 $24.234 (2) A binomial stock option pricing method is used to estimate the value of stock options at the grant date. Details on the stock options granted to the NEOs during the last three fiscal years as well as the inputs used to value the stock options granted follow: Fiscal Year 2023 Fiscal Year 2022 Fiscal Year 2021 Grant date 12-Dec-2022 13-Dec-2021 14-Dec-2020 Stock Options granted 174,211 122,808 120,287 Stock Option value $4.182 $7.055 $5.869 Valuation inputs Exercise price $24.234 $37.033 $29.067 Expected life (years) 5 5 5 Stock price volatility 33.73% 33.7209% 35.07% Dividend yield 5.37% 3.34% 3.97% Risk-free interest rate 3.12% 1.2420% 0.447% The risk-free interest rate is based on the Government of Canada Yield Curve over the expected life of the stock options as at the stock option grant date. (3) “All Other Compensation” includes CWB's contribution to the ESPP and Group RRSP, the value of notional contributions to the Supplemental Retirement Plan, and certain other immaterial amounts. It does not include perquisites or other personal benefits provided to the NEO that are generally available to all employees, or that do not exceed the lesser of $50,000 or 10% of the total salary for any of the NEOs.

Canadian Western Bank-Management Proxy Circular | 58 2023 SUMMARY OF AMOUNTS ACTUALLY RECEIVED BY NEOS The gross (pre-tax) amounts actually received by NEOs during the applicable fiscal year are summarized below. The actual amounts realized upon the exercise of stock options and the settlement of any share-based awards by each of the NEOs follows: Year Salary ($) Share-Based Awards(1) ($) Stock Option- Based Awards(2) ($) STIP Award(3) ($) All Other Compensation(4) ($) Total Compensation ($) Christopher H. Fowler President and CEO 2023 820,000 518,983 - 689,300 219,276 2,247,559 2022 815,000 918,427 - 985,000 202,805 2,921,232 2021 800,000 757,768 1,048,533 607,200 179,396 3,392,897 R. Matthew Rudd CFO 2023 390,000 64,941 - 229,700 49,680 734,321 2022 351,250 67,522 - 260,600 37,788 717,160 2021 316,166 163,607 - 110,000 30,733 620,506 Stephen H.E. Murphy Group Head, CPW 2023 505,050 200,851 - 309,500 113,387 1,128,788 2022 457,375 368,913 943,883 444,000 96,035 2,310,206 2021 448,900 297,036 - 272,500 81,516 1,099,952 M. Carolina Parra(5) CRO 2023 360,000 68,342 - 232,400 236,542 897,284 2022 346,438 - - - 676,512 1,022,950 2021 - - - - - - Jeffrey I.L. Wright Group Head, CS&SB 2023 347,500 93,913 - 183,600 45,325 670,338 2022 315,373 137,991 - 217,435 33,126 703,925 2021 275,740 203,922 - 129,880 27,586 637,128 (1) Share-based awards includes actual PSU and RSU payout amounts received. (2) For stock option-based awards, the value is determined based on the number of stock options exercised multiplied by the difference between the exercise price and the closing price of CWB common shares on the TSX on the date the exercise request was received. (3) Reflects the STIP received during the fiscal year, but awarded in respect of performance in the prior fiscal year. (4) “All Other Compensation” includes CWB's contribution to the ESPP, contribution to the Group RRSP, the value of notional contributions to the Supplemental Retirement Plan, the value of one-time signing bonus installment, and certain other immaterial amounts. It does not include perquisites or other personal benefits provided to the NEO that are generally available to all employees, or that do not exceed the lesser of $50,000 or 10% of the total salary for any of the NEOs. (5) Share-based awards for Ms. Parra include actual RSU payout amounts received only.

2023 SUMMARY OF AMOUNTS ACTUALLY RECEIVED BY NEOS

The gross (pre-tax) amounts actually received by NEOs during the applicable fiscal year are summarized below. The actual amounts realized upon the exercise of stock options and the settlement of any share-based awards by each of the NEOs follows:

	Year	Salary ($)	Share-Based Awards[1] ($)	Stock Option-Based Awards[2] ($)	STIP Award[3] ($)	All Other Compensation[4] ($)	Total Compensation ($)
Christopher H. Fowler President and CEO	2023	820,000	518,983	-	689,300	219,276	2,247,559
	2022	815,000	918,427	-	985,000	202,805	2,921,232
	2021	800,000	757,768	1,048,533	607,200	179,396	3,392,897
R. Matthew Rudd CFO	2023	390,000	64,941	-	229,700	49,680	734,321
	2022	351,250	67,522	-	260,600	37,788	717,160
	2021	316,166	163,607	-	110,000	30,733	620,506
Stephen H.E. Murphy Group Head, CPW	2023	505,050	200,851	-	309,500	113,387	1,128,788
	2022	457,375	368,913	943,883	444,000	96,035	2,310,206
	2021	448,900	297,036	-	272,500	81,516	1,099,952
M. Carolina Parra[5] CRO	2023	360,000	68,342	-	232,400	236,542	897,284
	2022	346,438	-	-	-	676,512	1,022,950
	2021	-	-	-	-	-	-
Jeffrey I.L. Wright Group Head, CS&SB	2023	347,500	93,913	-	183,600	45,325	670,338
	2022	315,373	137,991	-	217,435	33,126	703,925
	2021	275,740	203,922	-	129,880	27,586	637,128

(1) Share-based awards includes actual PSU and RSU payout amounts received.

(2) For stock option-based awards, the value is determined based on the number of stock options exercised multiplied by the difference between the exercise price and the closing price of CWB common shares on the TSX on the date the exercise request was received.

(3) Reflects the STIP received during the fiscal year, but awarded in respect of performance in the prior fiscal year.

(4) "All Other Compensation" includes CWB's contribution to the ESPP, contribution to the Group RRSP, the value of notional contributions to the Supplemental Retirement Plan, the value of one-time signing bonus installment, and certain other immaterial amounts. It does not include perquisites or other personal benefits provided to the NEO that are generally available to all employees, or that do not exceed the lesser of $50,000 or 10% of the total salary for any of the NEOs.

(5) Share-based awards for Ms. Parra include actual RSU payout amounts received only.

Canadian Western Bank-*Management Proxy Circular* | 58

Canadian Western Bank-Management Proxy Circular | 60 Stock Option-Based Awards Share-Based Awards(1) Grant Date Number of Securities Underlying Unexercised Options (#) Stock Option Exercise Price ($) Stock Option Expiration Date Value of Unexercised In- The-Money Stock Options(2) ($) Number of Shares or Units of Shares that have not Vested (#) Market or Payout Value of Share-Based Awards that have not Vested(3) ($) Jeffrey I.L. Wright Group Head, CS&SB 15-Mar-2019 8,872 29.433 14-Mar-2026 - - - 13-Dec-2019 9,038 31.927 12-Dec-2026 - - - 14-Dec-2020 8,110 29.067 13-Dec-2027 - - - 13-Dec-2021 6,949 37.033 12-Dec-2028 - - - 13-Dec-2021 - - - 3,482 95,688 06-Jun-2022 - - - 2,059 56,589 12-Dec-2022 20,325 24.234 11-Dec-2029 65,975 - - 12-Dec-2022 - - - 11,075 304,354 Totals 53,294 65,975 16,616 456,631 (1) As at October 31, 2023, there are no vested share-based awards that have not been paid out or distributed, other than PSUs granted in fiscal 2021 which vests on October 31, 2023 and pays out in December 2023, and Ms. Parra’s one-time RSU award which was granted on December 13, 2021 and which vested on December 13, 2023. (2) The market value of unexercised in-the-money stock options is calculated based on the difference between $27.48, the closing price of a common share on the TSX on October 31, 2023, and the exercise price of the stock option. (3) The market value of share-based awards that have not vested is calculated by multiplying the number of RSUs credited to the NEOs by the October 31, 2023 common share closing price on the TSX of $27.48. PSUs are valued based on a 100% performance multiplier and using the closing price on the TSX on October 31, 2023 of $27.48 per common share. No assumptions are made for future dividends, however, notional dividends accrue to the RSU holder and are converted on the dividend date into additional RSUs that vest in accordance with the respective grant. INCENTIVE PLAN AWARDS – VALUE VESTED OR EARNED DURING THE YEAR The value of equity-based awards that vested and non-equity incentive plan compensation earned by NEOs for the year ending October 31, 2023 follow: Column A Stock Option-Based Awards Value Vested During the Year(1) ($) Column B Share-Based Awards Value Vested During the Year(2) ($) Non-Equity Incentive Plan Compensation Value Earned During the Year ($) Christopher H. Fowler President and CEO - 1,032,968 648,000 R. Matthew Rudd CFO - 248,933 253,600 Stephen H.E. Murphy Group Head, CPW - 399,760 345,400 M. Carolina Parra CRO - 68,342 226,900 Jeffrey I.L. Wright Group Head, CS&SB - 176,880 214,000 (1) These amounts represent the value the NEOs would have received had they exercised stock options that vested during fiscal 2023 on the date the stock options vested. The value of a vested stock option is calculated as the difference between the closing price of a common share on the TSX on the vesting date and the exercise price of that stock option. Stock options that vested on dates where the closing price on the TSX of a common share of CWB was less than the stock option exercise price have been assigned a value of zero. (2) CWB's share-based awards consist of RSUs and PSUs. The value of RSUs that vested in fiscal 2023 is calculated as the number of RSUs that vested multiplied by the average of the weighted average trading price of CWB common shares for the vesting date and the four business days preceding the vesting date (the “vesting date value”). The value of PSUs that vested in fiscal 2023 is calculated as the number of PSUs that vested multiplied by the vesting date value, multiplied by the performance multiplier as set out on page 45 to arrive at the award payout.

61 | Canadian Western Bank-Management Proxy Circular COLUMN A DETAIL – STOCK OPTION-BASED AWARDS VALUE VESTED DURING THE YEAR A summary of the value of stock options that vested during fiscal 2023 for each NEO – that is, the number of stock options that vested multiplied by the difference between the stock option exercise price and the closing share price on the TSX on the vesting date – follows. Details about the SIP under which CWB grants stock options can be found on page 43. Stock Option Grant Date Stock Option Vesting Date Number of Stock Options Vested Stock Option Exercise Price ($) Vesting Date Value ($) Value Vested During Year ($) Christopher H. Fowler President and CEO 13-Dec-2019 13-Dec-2022 57,884 31.927 24.350 - R. Matthew Rudd CFO 13-Dec-2019 13-Dec-2022 8,537 31.927 24.350 - Stephen H.E. Murphy Group Head, CPW 13-Dec-2019 13-Dec-2022 22,400 31.927 24.350 - M. Carolina Parra CRO - - - - - - Jeffrey I.L. Wright Group Head, CS&SB 13-Dec-2019 13-Dec-2022 9,038 31.927 24.350 - COLUMN B DETAIL – SHARE-BASED AWARDS VALUE VESTED DURING THE YEAR A summary of the value of RSUs that vested during fiscal 2023 for each NEO follows. The value of vested RSUs is calculated as the RSU vesting date value multiplied by the number of vesting RSUs. Details about the RSU Plan can be found on page 48. RSU Grant Date RSU Vesting Date Number of RSUs Vested(1) Value at Grant Date ($) Vesting Date Value ($) Value Vested During Year ($) Christopher H. Fowler President and CEO 08-Jun-2020 08-Jun-2023 4,282 25.561 25.081 107,389 R. Matthew Rudd CFO 08-Jun-2020 08-Jun-2023 1,137 25.561 25.081 28,508 Stephen H.E. Murphy Group Head, CPW 08-Jun-2020 08-Jun-2023 1,657 25.561 25.081 41,570 M. Carolina Parra CRO 13-Dec-2021 13-Dec-2023 2,811 37.033 24.309 68,342 Jeffrey I.L. Wright Group Head, CS&SB 08-Jun-2020 08-Jun-2023 1,203 25.561 25.081 30,184 06-Jun-2022 06-Jun-2023 1,004 30.281 25.075 25,166 (1) Includes additional units granted in respect of dividend reinvestment plan. A summary of the value of PSUs that vested during fiscal 2023 for each NEO follows. PSUs granted in fiscal 2021 vested in fiscal 2023. The value of PSUs that vested in fiscal 2023 is calculated as the number of PSUs that vested multiplied by the vesting date value, multiplied by the performance multiplier as set out on page 45. PSU Grant Date PSU Vesting Date Number of PSUs Vested(1) Vesting Date Value ($) Performance Multiplier Value Vested During Year ($) Christopher H. Fowler President and CEO 14-Dec-2020 31-Oct-2023 33,966 27.250 85.3% 789,519 R. Matthew Rudd CFO 14-Dec-2020 31-Oct-2023 8,089 27.250 85.3% 188,022 Stephen H.E. Murphy Group Head, CPW 14-Dec-2020 31-Oct-2023 13,145 27.250 85.3% 305,536 M. Carolina Parra CRO - - - - - - Jeffrey I.L. Wright Group Head, CS&SB 14-Dec-2020 31-Oct-2023 4,460 27.250 85.3% 103,665 (1) Includes additional units granted in respect of dividend reinvestment plan.

Canadian Western Bank-Management Proxy Circular | 62 RETIREMENT ARRANGEMENTS SUPPLEMENTAL RETIREMENT ARRANGEMENTS Effective March 15, 2013, we established the Supplemental Retirement Plan for certain of our executive management. The purpose of the Supplemental Retirement Plan is to provide benefits to Participants in excess of the maximums allowed under the Group RRSP due to a Participant reaching the annual RRSP contribution limit prescribed by the Income Tax Act. In addition, lump sum contributions to the Supplemental Retirement Plan are permitted to facilitate recruitment of senior executives. Under the Supplemental Retirement Plan, we establish a notional account for each Participant and record it as a liability on our balance sheet. Each month, the account is credited with monthly contributions for the Participant equal to the excess of (i) the total retirement contribution to which they are entitled over (ii) permitted contributions to the Group RRSP. Amounts credited to the Participant's account earn investment income each month during employment and after retirement in accordance with our policies at the same rate offered to employees in the Group RRSP on a five-year GIC (being CWB’s offered rate plus 1.5%). Monthly contributions and investment income vest immediately upon being credited to the Participant's account. Upon termination of employment, amounts in the Participant's account must be paid to the Participant over a period not exceeding ten years. Balances in the Participant's account continue to accrue investment income until the balance in the account is reduced to nil. The Supplemental Retirement Plan provides, in the case of the Participant’s death, for continued payments or accelerated payments to the Participant's spouse, or a lump sum payment to the Participant's estate. The Supplemental Retirement Plan also allows for a deferral of payment until a Participant reaches 65 years of age where the Participant's employment ends before the Participant reaches 65 years of age, provided that the Participant is at least 50 years of age at the date of termination and has accumulated a balance in the Supplemental Retirement Plan of at least $50,000. All Supplemental Retirement Plan accounts and all amounts allocated to them pursuant to the terms of the Supplemental Retirement Plan are notional only. That is, they are solely a measure of our obligation to make payments to the Participant at the times and in the amounts contemplated in the Supplemental Retirement Plan. The Supplemental Retirement Plan does not guarantee any return on notional contributions to a Supplemental Retirement Plan account. Under the terms of Mr. Fowler’s employment agreement, we contribute to his Supplemental Retirement Plan account equal to the excess of (a) minus (b), where: (a) = 15% of Mr. Fowler's base salary paid in the month; and (b) = our contribution to the Group RRSP made on Mr. Fowler's behalf for the month, pro-rated for partial months. Under the terms of Mr. Murphy’s employment agreement, we contribute 10% of his base salary to the Supplemental Retirement Plan in lieu of contributions to the Group RRSP. SUPPLEMENTAL RETIREMENT PLAN CONTRIBUTIONS AND PERFORMANCE Supplemental Retirement Plan Account at Start of Year ($) CWB Contributions during the Year ($) Interest Accrued during the Year ($) Supplemental Retirement Plan Value at Year End ($) Christopher H. Fowler President and CEO 941,579 92,440 54,717 1,088,736 R. Matthew Rudd CFO 25,550 16,290 1,822 43,662 Stephen H.E. Murphy Group Head, CPW 641,887 50,572 36,962 729,421 M. Carolina Parra(1) CRO 273,880 19,364 15,632 308,877 Jeffrey I.L. Wright Group Head, CS&SB 38,594 11,952 2,469 53,015 TERMINATION AND CHANGE OF CONTROL BENEFITS The following table summarizes the estimated contractual incremental payments that would be received by each NEO in each circumstance where the NEO ceases to be employed by us. The amounts shown in the table below are calculated based on positions as at October 31, 2023 and, therefore, do not include compensation changes or stock options, RSUs and PSUs granted subsequent to the fiscal 2023 year end. The assumptions underlying the calculations in the following table include: • For the calculation of the cash severance benefit, the base salary level of the executive as at October 31, 2022 and 2023 was used, as well as the annual incentive amounts earned for the 2022 and 2023 fiscal years. • Amounts received upon acceleration of the stock option and RSU awards vesting dates are based on the October 31, 2023 closing price on the TSX of $27.48 per common share. For stock options, the value is calculated based on the difference between $27.48 and the exercise price of the stock option multiplied by the number of qualifying stock options. For PSUs, the value is calculated by multiplying the number of PSUs by $27.48, assuming a 100% performance multiplier. The actual amount that a NEO could receive in the future as a result of a termination of employment could differ materially from the amounts set forth below as a result of, among other things, changes in CWB’s share price, changes in the executive’s base salary, the timing of the termination event, changes in STIP amounts, and the vesting and grants of additional equity awards. The following table includes only contractually agreed to severance amounts. Where no contractual provision for severance exists, common law entitlements arising in the event of termination of employment without cause may apply.

63 | Canadian Western Bank-Management Proxy Circular Termination for Cause ($) Termination other than for Cause ($) Change of Control ($) Retirement ($) Resignation ($) Death ($) Christopher H. Fowler, President and CEO Cash Severance(1) - 2,977,300 2,977,300 - - - Accelerated RSU Vesting(2) - - - - - - Accelerated PSU Vesting(2) - - 1,955,489 - - - Accelerated Stock Option Vesting(3) - - 270,499 - - 270,499 Continuation of Employee Benefits - - - - - - Total - 2,977,300 5,203,288 - - 270,499 R. Matthew Rudd, CFO Cash Severance - 596,367 - - - - Accelerated RSU Vesting(2) - - - - - - Accelerated PSU Vesting(2) - - 520,502 - - - Accelerated Stock Option Vesting(3) - - 69,857 - - 69,857 Continuation of Employee Benefits - - - - - - Total - 596,367 590,359 - - 69,857 Stephen H.E. Murphy, Group Head, CPW Cash Severance - - - - - - Accelerated RSU Vesting(2) - - - - - - Accelerated PSU Vesting(2) - - 685,768 - - - Accelerated Stock Option Vesting(3) - - 89,301 - - 89,301 Continuation of Employee Benefits - - - - - - Total - - 775,069 - - 89,301 M. Carolina Parra, CRO Cash Severance - 442,400 - - - - Accelerated RSU Vesting(2) - - 162,673 - - - Accelerated PSU Vesting(2) - - 541,856 - - - Accelerated Stock Option Vesting(3) - - 69,857 - - 69,857 Continuation of Employee Benefits - - - - - - Total - 442,400 774,386 - - 69,857 Jeffrey I.L. Wright, Group Head, CS&SB Cash Severance - 1,122,917 - - - - Accelerated RSU Vesting(2) - - 56,589 - - - Accelerated PSU Vesting(2) - - 400,042 - - - Accelerated Stock Option Vesting(3) - - 65,975 - - 65,975 Continuation of Employee Benefits - - - - - - Total - 1,122,917 522,606 - - 65,975 (1) Mr. Fowler’s employment agreement provides that, if his employment is terminated, without cause or notice, or if CWB’s normal operations are changed as a result of a sale, merger or liquidation, in such a manner as to eliminate or substantively change his position, and he chooses to leave CWB’s employ within 18 months of such an event, then CWB will pay him a settlement amount equal to two times the average of the two most recent full years’ base salaries and bonuses immediately prior to termination. (2) RSUs and PSUs are subject to accelerated vesting in the event there is a change of control only if the officer’s or employee’s office or position is eliminated or substantially changed, and the officer or employee leaves CWB Financial Group’s employment within 18 months of the change of control. This amount is calculated as the number of outstanding units that immediately vest on the triggering event times the closing price on the TSX of a common share of CWB on October 31, 2023 ($27.48). (3) All outstanding stock options vest in the event of the employee’s death or upon a change of control of CWB only if the officer’s or employee’s office or position is eliminated or substantially changed, and the officer or employee leaves CWB Financial Group’s employment within 18 months of the change of control. Stock options do not immediately vest upon retirement. The amounts in the table represent the incremental value of stock options vesting that would accelerate on the occurrence of a triggering event. This amount is calculated as the number of stock options that immediately vest on the triggering event pursuant to the terms of the SIP times the difference between the closing price on the TSX of a common share of CWB on October 31, 2023 ($27.48) and the applicable grant exercise price.

Canadian Western Bank-Management Proxy Circular | 64 Additional Compensation Disclosure COMPENSATION OF SENIOR MANAGERS AND OTHER MATERIAL RISK TAKERS The following information on compensation relates to employees who may have a material impact on our risk exposure and is disclosed in conformity with the Basel II, Pillar 3 and Implementation Standard of the FSB Principles and Standards disclosure requirements for remuneration. Under these requirements, senior managers and other employees whose actions could have a material impact on our risk exposure should have a significant portion of variable compensation deferred over a period of years. The purpose of the deferral is to ensure that these individuals are incentivized in a manner that is consistent with our long-term performance and sustainability. The Risk Committee completes a detailed annual review to identify senior managers and other employees who, based on their roles, may have a material impact on our risk exposure. These employees are designated each year by management as Senior Managers and Other Material Risk Takers, based upon a review of the roles and responsibility of each individual. For these purposes, CWB defines "Senior Managers" to include the Executive Committee. "Other Material Risk Takers" include Senior Vice Presidents of CWB and other individuals occupying key roles at CWB Financial Group. COMPENSATION AWARDED TOTAL DIRECT COMPENSATION AWARDED IN FISCAL 2023 AND 2022 2023 2022 Senior Managers Other Material Risk Takers Senior Managers Other Material Risk Takers Number of Employees 8 23 11 27 Fixed Compensation Cash ($) 3,355,600 5,166,722 3,752,708 4,459,233 Variable Compensation(1) Cash ($)(2) 1,877,300 2,067,890 2,406,400 2,088,110 Share and Share-Linked Instruments ($) - - - - Share and Share-Linked Instruments (deferred)(3) ($) 3,747,710 3,577,601 4,255,895 4,012,977 Total Variable Compensation ($) 5,625,010 5,645,491 6,662,295 6,101,087 Total Direct Compensation ($) 8,980,610 10,812,213 10,415,003 10,560,320 (1) All Senior Managers received variable compensation awards of shares and share-based awards. (2) This amount includes the total STIP award for each individual, which is prorated to the period of time such individual held their position as a material risk taker or senior manager. (3) Deferred compensation includes stock options, RSUs, and PSUs. SPECIAL COMPENSATION TOTAL SPECIAL COMPENSATION AWARDED IN FISCAL 2023 AND 2022 2023 2022 Senior Managers Other Material Risk Takers Senior Managers Other Material Risk Takers Number of Employees Amount ($) Number of Employees Amount ($) Number of Employees Amount ($) Number of Employees Amount ($) Sign-on Awards(1) - - - - 1 1,300,000 2 1,325,000 Guaranteed Awards(2) - - - - - - - - Severance(3) 1 853,875 - - 2 2,620,400 - - (1) Sign-on Awards include any one-time cash, deferred compensation awards, and contributions to the Supplemental Retirement Plan for hiring purposes. Payouts in connection with Sign-on Awards may be made in whole or in part in the year of grant or may be paid in subsequent fiscal years. (2) Guaranteed Awards include all guaranteed incentive awards granted in fiscal 2023 and 2022, including any cash or deferred compensation awards. No individuals were eligible for guaranteed awards in 2022 or 2023. Guaranteed Awards, if applicable, are included in the variable compensation paid in the table entitled "Compensation Awarded" for Senior Managers. (3) Severance includes all payments made due to termination of employment.

65 | Canadian Western Bank-Management Proxy Circular DEFERRED COMPENSATION Deferred compensation that remained outstanding and which had not expired as at October 31, 2023 and October 31, 2022, and previously deferred compensation that was paid out in fiscal 2023 and 2022, follows. Deferred compensation is comprised of stock options, RSUs, and PSUs. 2023 2022 Senior Managers Other Material Risk Takers Senior Managers Other Material Risk Takers Outstanding Deferred Compensation Vested ($)(1)(2) - - - - Unvested ($)(1)(3) 5,802,017 6,138,432 4,770,027 4,096,752 Total Outstanding ($) 5,802,017 6,138,432 4,770,027 4,096,752 Fiscal Year Payouts ($)(4) 2,266,348 2,416,500 4,612,169 2,225,229 (1) The value of vested and unvested awards is based on the closing share price on the TSX on October 31, 2023 ($27.48) and October 31, 2022 ($23.70). (2) Outstanding vested compensation is comprised of stock options that were exercisable on October 31, but that had not yet been exercised. Each outstanding stock option is valued at the closing price of a common share on the TSX on October 31, 2023, or October 31, 2022 (as applicable) less the exercise price. (3) Outstanding unvested compensation is comprised of outstanding stock options that were not exercisable on or before October 31 in addition to RSUs and PSUs that had not vested by October 31. Outstanding stock options are valued at the closing price of a common share on the TSX on October 31, 2023, less the exercise price. Outstanding unvested RSUs and PSUs are valued at the closing price of a common share on the TSX on October 31, 2023, or October 31, 2022 (as applicable) in addition to any dividend entitlement earned on such unvested RSUs and PSUs between the date that they were granted and October 31, 2023, or October 31, 2023 (as applicable). (4) Fiscal year payouts include the value of exercised stock options during the fiscal year in addition to any RSUs and PSUs paid out in the fiscal year. Stock option payouts are valued at the closing price of a common share on the TSX on the exercise date less the exercise price. The value of RSU payouts is calculated based on the average of the weighted average trading price of the common shares on the TSX for each of the four business days preceding the vesting date plus the vesting date of the RSU in addition to any dividend entitlement that was earned on such RSU between the grant date and the vesting date. PSUs granted in fiscal 2019 and 2020 vested in fiscal 2022 and 2023, respectively. The value of PSUs that vested in the fiscal year are calculated as the number of PSUs that vested, multiplied by the vesting date value, multiplied by the applicable performance multiplier, to arrive at the award payout. All variable compensation awards granted to Senior Managers and Other Material Risk Takers, both vested and unvested, are subject to recoupment in accordance with our Compensation Recoupment Policy. Unvested awards are also subject to forfeiture in the event that employment is terminated due to resignation or dismissal.

Canadian Western Bank-Management Proxy Circular | 66 Other Information INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS No directors are, or were during the course of this fiscal year, indebted to us for any purpose. No executive officers are, or have been during the course of this fiscal year, indebted to us with respect to indebtedness entered into in connection with a purchase of CWB securities. AGGREGATE INDEBTEDNESS The aggregate indebtedness to us of all executive officers, directors, employees and former executive officers, directors and employees of CWB Financial Group as at January 29, 2024 follows. This amount includes routine indebtedness as defined under Canadian securities laws. Purpose To CWB or its Subsidiaries ($) To Another Entity ($) Share Purchases - - Other 256,725,310(1) - (1) $242,204,853 of which represents indebtedness in the form of residential mortgages. NON-ROUTINE INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS(1)(2) The non-routine indebtedness of each person who was a director or executive officer of CWB during the last fiscal year, as well as related persons of such directors or executive officers, follows: Name and Principal Position Involvement of CWB or Subsidiary Largest Amount Outstanding During 2023 Fiscal Year ($) Amount Outstanding as at January 29, 2024 ($) - - - - (1) This table excludes routine indebtedness. Routine indebtedness is defined to include (i) loans of $50,000 or less to directors, or executive officers, that are made on terms no more favourable than the terms on which loans are made to employees generally; (ii) loans to full-time employees, fully secured against their residence and not exceeding their annual salary; (iii) loans, other than to full-time employees, on substantially the same terms (including those as to interest and security rate) available to other customers with comparable credit and involving no more than the usual risk of collectability; and (iv) loans for purchases on usual trade terms, or for ordinary travel or expense advances, or similar reasons, with repayment arrangements in accordance with usual commercial practice. (2) “Executive Officer” means: a chair, vice-chair, president, CEO, CFO, a vice president in charge of a principal business unit, division or function (including sales, finance or production), an officer of CWB or any of its subsidiaries who performed a policymaking function in respect of CWB, or any other individual who performed a policy-making function in respect of CWB. DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE We have purchased, at our expense, a liability insurance program for our directors and officers. This program covers directors and officers in circumstances including, and not limited to, where we are not able to or are prevented from indemnifying them, subject to the terms and conditions outlined in the policy wording. The program has an annual aggregated limit of $100,000,000 with a $100,000 deductible if the claim is indemnifiable by us. We paid a total premium of $500,725 covering the year ended October 31, 2023. SHAREHOLDER PROPOSALS The final date for submitting shareholder proposals for inclusion in the Management Proxy Circular for next year's annual shareholder meeting is October 31, 2024. ADDITIONAL INFORMATION Additional information relating to CWB may be found on SEDAR+ at www.sedarplus.ca. Additional financial information is provided in CWB's consolidated financial statements and MD&A for the year ended October 31, 2023, which are both available on SEDAR+ at www.sedarplus.ca and in our 2023 Annual Report. Copies of the information referred to in this section may be obtained by writing to the Corporate Secretary, Canadian Western Bank, Suite 3000, Canadian Western Bank Place, 10303 Jasper Avenue NW, Edmonton, Alberta, T5J 3X6 or via CWB's website at www.cwb.com. DIRECTORS’ APPROVAL The Board has approved the content and sending of this Circular. Monique M. Petrin Nicholson Senior Vice President, General Counsel and Corporate Secretary January 29, 2024

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